Exhibit 10.8
AMENDMENT NO. 3 TO SENIOR SECURED CREDIT AGREEMENT
This AMENDMENT NO. 3 TO SENIOR SECURED CREDIT AGREEMENT, dated as of December 20, 2024 (this “Amendment”), is entered into among ORGANON & CO., a Delaware corporation (the “Lead Borrower”), Organon Foreign Debt Co-Issuer B.V., a Dutch besloten vennootschap met beperkte aansprakelijkheid registered with the trade register of the Dutch Chamber of Commerce under trade register number 82563098 (the “Co-Borrower”, and together with the Lead Borrower, the “Borrowers”), each guarantor listed on the signature pages hereto, the entity identified as the “2024 Dollar Refinancing Lender” on the signature pages hereto (the “2024 Dollar Refinancing Lender”), the entity identified as the “2024 Euro Refinancing Lender” on the signature pages hereto (the “2024 Euro Refinancing Lender”), each Revolving Credit Lender and L/C Issuer listed on the signature pages hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Lead Borrower, the Co-Borrower, the Administrative Agent, the Lenders, the L/C Issuers and other parties from time to time party thereto have entered into that certain Senior Secured Credit Agreement, dated as of June 2, 2021 (as amended by that certain Amendment No.1 to Senior Secured Credit Agreement, dated as of June 30, 2023, that certain Amendment No. 2 to Senior Secured Credit Agreement and Amendment to Security Agreement, dated as of May 17, 2024, and as further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Lead Borrower has requested that (i) the 2024 Dollar Refinancing Lender make, and that the Rollover Dollar Term Lenders (as defined below) exchange the Existing Dollar Term Loans (as defined below) for, new Dollar term loans (the “2024 Refinancing Dollar Term Loans”) to the Lead Borrower in an aggregate principal amount of $1,542,500,000.00 (the “2024 Refinancing Dollar Term Loan Facility”) for the purpose of refinancing and replacing the Dollar Term Loans outstanding under the Credit Agreement immediately prior to the occurrence of the Third Amendment Effective Date (as defined below) (the “Existing Dollar Term Loans”), and the 2024 Dollar Refinancing Lender and the Rollover Dollar Term Lenders are willing to provide such 2024 Refinancing Dollar Term Loan Facility on the terms and conditions set forth in this Amendment, and (ii) the 2024 Euro Refinancing Lender make, and that the Rollover Euro Term Lenders (as defined below) exchange the Existing Euro Term Loans (as defined below) for, new Euro term loans (the “2024 Refinancing Euro Term Loans”) to the Lead Borrower in an aggregate principal amount of €725,625,000.00 (the “2024 Refinancing Euro Term Loan Facility”) for the purpose of refinancing and replacing the Euro Term Loans outstanding under the Credit Agreement immediately prior to the occurrence of the Third Amendment Effective Date (the “Existing Euro Term Loans”) and the 2024 Euro Refinancing Lender and the Rollover Euro Term Lenders are willing to provide such 2024 Refinancing Euro Term Loan Facility on the terms and conditions set forth in this Amendment;
WHEREAS, pursuant to and in accordance with Section 10.01 of the Credit Agreement, the Borrowers have requested that each Revolving Credit Lender reduce the Applicable Rate with respect to the Revolving Credit Loans as more fully set forth herein and in the Amended Credit Agreement;
WHEREAS, each Dollar Term Lender (a “Rollover Dollar Term Lender”) that has so indicated on its signature page hereto has agreed, on the terms and conditions set forth herein, to have up to all (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Third

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Exhibit 10.8
Amendment Effective Date (such amount, its “Allocated Dollar Amount”)) of its outstanding Existing Dollar Term Loans converted into a like principal amount of a 2024 Refinancing Dollar Term Loan effective as of the Third Amendment Effective Date;
WHEREAS, each Euro Term Lender (a “Rollover Euro Term Lender”) that has so indicated on its signature page hereto has agreed, on the terms and conditions set forth herein, to have up to all (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Third Amendment Effective Date (such amount, its “Allocated Euro Amount”) of its outstanding Existing Euro Term Loans converted into a like principal amount of a 2024 Refinancing Euro Term Loan effective as of the Third Amendment Effective Date;
WHEREAS, (i) as contemplated by Section 2.19 of the Credit Agreement, the parties hereto have agreed to amend certain terms of the Credit Agreement as hereinafter provided to give effect to the incurrence of the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans, (ii) this Amendment shall constitute a “Refinancing Amendment” with respect to the establishment of the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans and (iii) pursuant to Section 2.19(f) of the Credit Agreement, the provisions governing amendments to the Credit Agreement set forth in Section 2.19 supersede any provisions of Sections 2.13 or 10.01 to the contrary;
WHEREAS, the Lead Borrower has requested that the 2024 Dollar Refinancing Lender, the 2024 Euro Refinancing Lender, the Rollover Dollar Term Lenders, the Rollover Euro Term Lenders (collectively constituting the Required Lenders and all of the Lenders with respect to the 2024 Refinancing Dollar Term Loan Facility and the 2024 Refinancing Euro Term Loan Facility, as applicable, in their capacities as such), the Revolving Credit Lenders and L/C Issuers party hereto (collectively constituting all of the Lenders with respect to the Revolving Credit Facility, in their capacities as such) and the Administrative Agent make, pursuant to Section 10.01 (including Section 10.01(c)) of the Credit Agreement, certain other amendments to the Credit Agreement on the terms set forth herein; and
WHEREAS, the 2024 Dollar Refinancing Lender, the 2024 Euro Refinancing Lender, the Rollover Dollar Term Lenders and the Rollover Euro Term Lenders are prepared to provide the 2024 Refinancing Dollar Term Loan Facility and the 2024 Refinancing Euro Term Loan Facility, as applicable, and make the abovementioned amendments to the Credit Agreement, and the Revolving Credit Lenders and the L/C Issuers party hereto are prepared to make the abovementioned amendments to the Credit Agreement, in each case, subject to the satisfaction (or waiver by the 2024 Dollar Refinancing Lender and/or the 2024 Euro Refinancing Lender and/or the Revolving Credit Lenders and/or the L/C Issuers, as applicable) of the conditions precedent to effectiveness set forth in Section 6 hereof (the “Conditions to Effectiveness”);
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, the parties hereto agree as follows:
Section 1.Defined Terms; Rules of Construction. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined, including the terms used in the preamble and recitals hereto, shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Sections 1.02 through 1.10 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
Section 2. 2024 Refinancing Dollar Term Loan Facility.

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Exhibit 10.8
(a) (i) The 2024 Dollar Refinancing Lender hereby commits to provide new 2024 Refinancing Dollar Term Loans to the Borrowers on the Third Amendment Effective Date in Dollars in its amount set forth on Schedule A-1 attached hereto (the “2024 Dollar Refinancing Lender Commitment”) and (ii) each Rollover Dollar Term Lender agrees to exchange the principal of its Existing Dollar Term Loans for 2024 Refinancing Dollar Term Loans on the Third Amendment Effective Date in an aggregate principal amount not to exceed the Allocated Dollar Amount of the Existing Dollar Term Loans of such Rollover Dollar Term Lender outstanding on the Third Amendment Effective Date immediately prior to giving effect to the Amended Credit Agreement, in each case pursuant to the provisions of Section 2.19 of the Credit Agreement, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement. The 2024 Refinancing Dollar Term Loans shall be, and shall be deemed to be, “Dollar Term Loans” for purposes of the Amended Credit Agreement, having terms and provisions identical to those applicable to the Existing Dollar Term Loans, except as set forth herein and in the Amended Credit Agreement.
(b)The 2024 Dollar Refinancing Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and/or the Amended Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on the 2024 Dollar Refinancing Lender’s behalf and to exercise such powers under the Credit Agreement, the Amended Credit Agreement and/or the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and/or the Amended Credit Agreement are required to be performed by it as a Term Lender.
(c)For purposes of the Amended Credit Agreement, the initial notice address of the 2024 Dollar Refinancing Lender shall be as set forth below its signature attached hereto or as otherwise notified to the Lead Borrower and the Administrative Agent.
(d)Immediately upon the occurrence of the Third Amendment Effective Date, the Administrative Agent will record the 2024 Refinancing Dollar Term Loans made by the 2024 Dollar Refinancing Lender in the Register.
(e)Each Rollover Dollar Term Lender waives its right to any amounts owing under Section 3.05 of the Credit Agreement in respect of its Existing Dollar Term Loans.
Section 3. 2024 Refinancing Euro Term Loan Facility.
(a)(i) The 2024 Euro Refinancing Lender hereby commits to provide new 2024 Refinancing Euro Term Loans to the Borrowers on the Third Amendment Effective Date in Euros in its amount set forth on Schedule A-2 attached hereto (the “2024 Euro Refinancing Lender Commitment”) and (ii) each Rollover Euro Term Lender agrees to exchange the principal of its Existing Euro Term Loans for 2024 Refinancing Euro Term Loans on the Third Amendment Effective Date in an aggregate principal amount not to exceed the Allocated Euro Amount of the Existing Euro Term Loans of such Rollover Euro Term Lender outstanding on the Third Amendment Effective Date immediately prior to giving effect to the Amended Credit Agreement, in each case pursuant to the provisions of Section 2.19 of the Credit Agreement, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement. The 2024 Refinancing Euro Term Loans shall be, and shall be deemed to be, “Euro Term Loans” for purposes of the Amended Credit Agreement, having terms and provisions identical to those applicable to the Existing Euro Term Loans, except as set forth herein and in the Amended Credit Agreement.
(b)The 2024 Euro Refinancing Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its

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Exhibit 10.8
own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and/or the Amended Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on the 2024 Euro Refinancing Lender’s behalf and to exercise such powers under the Credit Agreement, the Amended Credit Agreement and/or the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and/or the Amended Credit Agreement are required to be performed by it as a Term Lender.
(c)For purposes of the Amended Credit Agreement, the initial notice address of the 2024 Euro Refinancing Lender shall be as set forth below its signature attached hereto or as otherwise notified to the Lead Borrower and the Administrative Agent.
(d)Immediately upon the occurrence of the Third Amendment Effective Date, the Administrative Agent will record the 2024 Refinancing Euro Term Loans made by the 2024 Euro Refinancing Lender in the Register.
(e)Each Rollover Euro Term Lender waives its right to any amounts owing under Section 3.05 of the Credit Agreement in respect of its Existing Euro Term Loans.
Section 4.Revolving Credit Facility Repricing. Each of the Revolving Credit Lenders party hereto hereby consents to the modification of the definition of “Applicable Rate” as set forth in Section 1.01 of the Amended Credit Agreement.
Section 5.Amendments to Credit Agreement. Pursuant to Sections 2.19 and 10.01 of the Credit Agreement, and subject to the satisfaction (or waiver by the 2024 Dollar Refinancing Lender, the 2024 Euro Refinancing Lender and the Revolving Credit Lenders and the L/C Issuers) of the Conditions to Effectiveness set forth in Section 6 below, on and as of the Third Amendment Effective Date: (a) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto and (b) Schedule 10.02 (Administrative Agent’s Office, Certain Addresses for Notices) of the Credit Agreement is hereby deleted in its entirety and Schedule B attached hereto shall be substituted in lieu thereof.
Section 6.Conditions to Effectiveness. The effectiveness of the amendments pursuant to Sections 4 and 5 above, and the obligation of (i) the 2024 Dollar Refinancing Lender to make, and the Rollover Dollar Term Lenders to exchange the principal of its Existing Dollar Term Loans for the 2024 Refinancing Dollar Term Loans pursuant to Section 2 above, (ii) the 2024 Euro Refinancing Lender to make, and the Rollover Euro Term Lenders to exchange the principal of its Existing Euro Term Loans for the 2024 Refinancing Euro Term Loans pursuant to Section 3 above and (iii) the Revolving Credit Lenders to consent to the amendments to the Credit Agreement set forth herein, shall be subject to the satisfaction (or waiver by the 2024 Dollar Refinancing Lender, the 2024 Euro Refinancing Lender and/or the Revolving Credit Lenders and/or L/C Issuers, as applicable) of the following conditions (the date of such satisfaction (or waiver), the “Third Amendment Effective Date”):
(a)The Administrative Agent shall have received a Committed Loan Notice in respect of the 2024 Refinancing Dollar Term Loans and 2024 Refinancing Euro Term Loans not later than 12:00 p.m., New York City time, two (2) Business Days before the Third Amendment Effective Date, as such time may be extended by the Administrative Agent.

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Exhibit 10.8
(b)The Administrative Agent shall have received from (i) each Borrower and each other Loan Party party hereto, (ii) each Rollover Dollar Term Lender, (iii) the 2024 Dollar Refinancing Lender (collectively constituting, together with Rollover Dollar Term Lenders, the Required Lenders with respect to the 2024 Refinancing Dollar Term Loan Facility), (iv) each Rollover Euro Term Lender, (v) the 2024 Euro Refinancing Lender (collectively constituting, together with Rollover Euro Term Lenders, the Required Lenders with respect to the 2024 Refinancing Euro Term Loan Facility), each Revolving Credit Lender and (iv) each L/C Issuer, an executed signature page to this Amendment (by electronic transmission or otherwise).
(c)Substantially concurrently with the establishment of the 2024 Refinancing Dollar Term Loans, the Existing Dollar Term Loans (together with any accrued but unpaid interest thereon and all fees or premiums, if any, with respect thereto) shall be repaid or paid, as applicable, in full with the proceeds of the 2024 Refinancing Dollar Term Loans, and, if necessary, cash on hand of the Borrowers.
(d)Substantially concurrently with the establishment of the 2024 Refinancing Euro Term Loans, the Existing Euro Term Loans (together with any accrued but unpaid interest thereon and all fees or premiums, if any, with respect thereto) shall be repaid or paid, as applicable, in full with the proceeds of the 2024 Refinancing Euro Term Loans, and, if necessary, cash on hand of the Borrowers.
(e)The Administrative Agent shall have received customary written opinions of (a) Squire Patton Boggs (US) LLP, special New York and New Jersey counsel for the Loan Parties and (b) from Loyens & Loeff N.V., Netherlands counsel to the Loan Parties (which shall be received by the Administrative Agent substantially concurrently with the making of the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans).
(f)The Administrative Agent shall have received a certificate of the Lead Borrower, dated the Third Amendment Effective Date, certifying, to the extent reasonably required by the Administrative Agent (i) that either (x) attached thereto is a copy of each Organization Document of each Loan Party, certified, to the extent applicable, by the applicable Governmental Authority or (y) there has been no change to such Organization Document since last delivered to the Administrative Agent, (ii) to the extent not previously delivered to the Administrative Agent and required in respect of a Responsible Officer executing this Amendment, as to the signature and incumbency of the Responsible Officers of each Loan Party, (iii) that attached thereto are resolutions of the Board of Directors or, to the extent applicable, of the shareholders or members of each Loan Party, approving, or general powers-of-attorney permitting, and authorizing the execution, delivery and performance of this Amendment, solely to the extent execution and delivery of this Amendment is not authorized by prior resolutions of the applicable Loan Party and (iv) that attached thereto are good standing certificates (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
(g)The Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed by a Responsible Officer of the Lead Borrower, to the effect that (i) on and as of the Third Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Loan Parties set forth in Section 8(e) hereof are true and correct in all material respects on, and as of, the Third Amendment Effective Date to the extent set forth therein.
(h)The Administrative Agent shall have received, at least three (3) Business Days prior to the Third Amendment Effective Date, all documentation and other information in respect of the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act) that has been requested in writing at least ten (10) Business Days prior to the Third Amendment Effective Date. At least five (5) days prior to the Third Amendment Effective Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to such Borrower or confirmation from such Borrower that the most recent Beneficial Ownership Certification delivered to the Administrative Agent remains true and correct in all material respects.

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Exhibit 10.8
(i)Prior to or substantially concurrently with the Third Amendment Effective Date, the Administrative Agent shall have received all fees and expenses due and payable on or prior to the Third Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Latham & Watkins LLP) to the extent required to be reimbursed or paid by any Loan Party under any Loan Document and invoiced at least two (2) Business Days prior to the Third Amendment Effective Date.
By its execution and delivery of this Amendment, the Administrative Agent, the 2024 Dollar Refinancing Lender, the 2024 Euro Refinancing Lender, each Revolving Credit Lender and each L/C Issuer agree that each Condition to Effectiveness set forth in Section 6 above and all requirements of Section 2.19 of the Credit Agreement have been satisfied (or waived). The Administrative Agent shall, at the Lead Borrower’s request, confirm the occurrence of the Third Amendment Effective Date, and such confirmation and the effectiveness of this Amendment shall be conclusive and binding on each party to this Amendment and each Term Lender and each Revolving Credit Lender and each L/C Issuer who has consented to the terms of this Amendment.
Section 7.Effects of this Amendment.
(a)Except as expressly set forth herein, this Amendment shall not limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not (and shall not be deemed to) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements of the Borrowers contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed by the Loan Parties in all respects and shall continue in full force and effect. This Amendment is not intended to constitute, and shall not constitute, a novation of the Credit Agreement or of any other Loan Document, or of any of the obligations or liabilities existing thereunder. Except as expressly set forth herein, nothing herein shall (or shall be deemed to) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document in similar or different circumstances.
(b)From and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall in each case be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
Section 8.Representations and Warranties. In order to induce (i) the Administrative Agent, the 2024 Dollar Refinancing Lender, the 2024 Euro Refinancing Lender, the Rollover Dollar Term Lenders, the Rollover Euro Term Lenders, the Revolving Credit Lenders and the L/C Issuers to enter into this Amendment, (ii) the 2024 Dollar Refinancing Lender to make, and the Rollover Dollar Term Lenders to exchange the principal of their Existing Dollar Term Loans for, 2024 Refinancing Dollar Term Loans, (iii) the 2024 Euro Refinancing Lender to make, and the Rollover Euro Term Lenders to exchange the principal of their Existing Euro Term Loans for, 2024 Refinancing Euro Term Loans and (iii) the Revolving Credit Lenders to reduce the Applicable Rate with respect to the Revolving Credit Loans, the Lead Borrower represents and warrants to such persons that:
(a)Each Loan Party has the corporate or other organizational power and authority, as applicable, to execute, deliver and perform its obligations under this Amendment, the Amended Credit Agreement, and each other Loan Document to which it is party and, in the case of each Borrower, to borrow the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans under the Amended Credit Agreement and this Amendment.
(b)This Amendment (i) has been duly authorized, executed and delivered by each Loan Party party hereto and (ii) constitutes a legal, valid and binding obligation of the Loan Parties party

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Exhibit 10.8
hereto, enforceable against the Loan Parties in accordance with its terms, except as such enforceability may be limited to Debtor Relief Laws and by general principles of equity.
(c)The execution, delivery and performance of the obligations under this Amendment and the borrowing of the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans, and the use of the proceeds thereof, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (1) contravene the terms of any of such Person’s Organization Documents, (2) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (3) violate any material laws; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (2)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
(d)No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (1) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment and (i) the borrowing of the 2024 Refinancing Dollar Term Loans and the use of the proceeds thereof and (ii) the borrowing of the 2024 Refinancing Euro Term Loans and the use of the proceeds thereof, (2) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (3) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (4) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
(e)The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects (after giving effect to such qualifiers) on the date hereof or on such earlier date, as the case may be.
Section 9.Reaffirmation.     By executing and delivering a copy hereof, (i) each Loan Party hereby (A) agrees that all Loans (including, without limitation, the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans) are (or shall be) guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and are (or shall be) secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) each Loan Party hereby (A) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, (B) agrees that, after giving effect to this Amendment, the Guaranty and the Liens created pursuant to the Collateral Documents for the benefit of the Secured Parties (including, without limitation, the 2024 Dollar Refinancing Lenders, the 2024 Euro Refinancing Lenders, the Rollover Dollar Term Lenders and the Rollover Euro Term Lenders) continue to be in full force and effect and have always been intended to extend to the obligations of the Loan Parties under the Loan Documents as amended and restated from time to time, including as amended by this Amendment and shall so extend thereto in accordance with the terms of the Loan Documents, (C) affirms, acknowledges and confirms all of its obligations and liabilities under the Amended Credit Agreement, and each other Loan Document to which it is a party, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities

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Exhibit 10.8
continue in full force and effect in respect of, and in the case of Liens arising under the Loan Documents to secure, the Obligations under the Credit Agreement and the other Loan Documents (including, without limitation, the Obligations with respect to the 2024 Refinancing Dollar Term Loans and the 2024 Refinancing Euro Term Loans), in each case after giving effect to this Amendment, and (D) with respect to any security interests created under Collateral Documents governed by the laws of the Netherlands, each relevant Loan Party hereby confirms that it intended and intends for such Collateral Documents to extend to the obligations of the Loan Parties under the Loan Documents as amended, restated, supplemented or otherwise modified from time to time, including as amended this Amendment and shall so extend thereto in accordance with the terms of the Loan Documents.
Section 10.Miscellaneous.
(a)Entire Agreement; Amendment, Modification and Waiver. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing, signed and delivered by each of the parties hereto and in accordance with the provisions of Section 10.01 of the Amended Credit Agreement.
(b)Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(c)Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties hereto of a manually signed paper communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention and, for the further avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in its Organization Documents. This Amendment shall be binding upon, and inure to the benefits of, the parties hereto and their respective successors and assigns.
(d)Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
(e)Miscellaneous Provisions. The provisions of Sections 10.16, 10.17 and 10.22 of the Amended Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.

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Exhibit 10.8
(f)Arrangers. The arrangers of this Amendment are JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., Banco Santander, S.A., NY Branch, Mizuho Bank, Ltd., and The Bank of Nova Scotia.
(g)

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ORGANON & CO., as the Lead Borrower
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON FOREIGN DEBT CO-ISSUER B.V., as the Co-Borrower
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Attorney-in-Fact

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Exhibit 10.8
ORGANON LLC, as a Guarantor
By:     /s/Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON GLOBAL, INC. as a Guarantor
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON TRADE LLC, as a Guarantor
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON PHARMA HOLDINGS LLC., as a Guarantor
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON USA LLC, as a Guarantor
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

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Exhibit 10.8

ORGANON CANADA HOLDINGS LLC, as a Guarantor
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ALYDIA HEALTH, INC. as a Guarantor
By:     /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

||

Exhibit 10.8
JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the Collateral Agent, the 2024 Dollar Refinancing Lender, a Revolving Credit Lender and an L/C Issuer

By:     /s/ William R. Doolittle
    Name: William R. Doolittle
    Title: Executive Director
JP Morgan Chase Bank, N.A.
500 Stanton Christiana Road
NCC 5, 1st Floor
Newark, DE 19713-2107
Attention: Tommy Lane
Email: Tommy.Lane@jpmorgan.com

||

Exhibit 10.8
BNP PARIBAS, as the 2024 Euro Refinancing Lender, a Revolving Credit Lender and an L/C Issuer

By:     /s/ Albert Arencibia
    Name: Albert Arencibia
    Title: Director
By:     /s/ Yuqiao Lin
    Name: Yuqiao Lin
    Title: Vice President
BNP PARIBAS
787 7th Avenue
New York, NY 10019

||

Exhibit 10.8
Morgan Stanley Bank, N.A., a Revolving Credit      Lender and an L/C Issuer

By:     /s/ Tayo Lapite
Name: Tayo Lapite
Title: Authorized Signatory

||

Exhibit 10.8
BANK OF AMERICA, N.A., a Revolving Credit
Lender and an L/C Issuer

By:     /s/ Darren Merten
Name: Darren Merten
Title: Director

||

Exhibit 10.8
CITIBANK, N.A., a Revolving Credit Lender and
L/C Issuer

By:     /s/ Kevin Ciok
Name: Kevin Ciok
Title: Vice President

||

Exhibit 10.8
DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Credit Lender and an L/C Issuer

By:     /s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By:     /s/ Suzan Onal
Name: Suzan Onal
Title: Director

||

Exhibit 10.8
GOLDMAN SACHS BANK USA, a Revolving Credit Lender and an L/C Issuer

By:     /s/ Dana Sinconolfi
Name: Dana Sinconolfi
Title: Authorized Signatory

||

Exhibit 10.8
HSBC BANK USA, NATIONAL ASSOCIATION,      as a Revolving Credit Lender and an L/C Issuer

By:     /s/ Darren Merten
Name: Darren Merten
Title: Director

||

Exhibit 10.8
BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Revolving Credit Lender and an L/C Issuer

By:     /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Executive Director

By:     /s/ Michael Leonardos
Name: D. Andrew Maletta
Title: Executive Director

||

Exhibit 10.8
MIZUHO BANK, LTD., as a Revolving Credit Lender and an L/C Issuer

By:     /s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

||

Exhibit 10.8
ROYAL BANK OF CANADA, as a Revolving Credit Lender

By: /s/ Emily Grams
Name: Emily Grams
Title: Authorized Signatory

||

Exhibit 10.8
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Revolving Credit Lender

By: /s/ Andrea S Chen
Name: Andrea S Chen
Title: Managing Director

||

Exhibit 10.8
THE BANK OF NOVA SCOTIA, as a Revolving Credit Lender

By:     /s/ Iain Stewart
Name: Iain Stewart
Title: Managing Director

||

Exhibit 10.8
ING CAPITAL LLC, as a Revolving Credit Lender

By:     /s/ Tim van den Berg
Name: Tim van den Berg
Title: Director

By:     /s/ Stephen Farrelly
Name: Stephen Farrelly
Title: Managing Director

EXHIBIT A
Amended Credit Agreement

SENIOR SECURED CREDIT AGREEMENT
originally dated as of June 2, 2021,
as amended by Amendment No. 1 dated June 30, 2023,
Amendment No. 2 dated May 17, 2024, and as further amended by
Amendment No. 3 dated December 20, 2024,

among

ORGANON & CO.,
as Lead Borrower,

ORGANON FOREIGN DEBT CO-ISSUER B.V.,
as Co-Borrower,

||

Exhibit 10.8
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,

JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY BANK N.A.,
BANK OF AMERICA, N.A.,
BNP PARIBAS,
CITIBANK, N.A.,
CREDIT SUISSE AG, NEW YORK BRANCH,
DEUTSCHE BANK AG NEW YORK BRANCH,
GOLDMAN SACHS BANK USA, AND
HSBC BANK USA, N.A.
as L/C Issuers,

and
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
BOFA SECURITIES, INC.,
BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.,
CREDIT SUISSE LOAN FUNDING LLC,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA, and
HSBC SECURITIES (USA) INC.
as Joint Lead Arrangers and Joint Bookrunners
THE OTHER LENDERS PARTY HERETO

TABLE OF CONTENTS
Page
ARTICLE I Definitions and Accounting Terms    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Other Interpretive Provisions    69
SECTION 1.03.    Accounting Terms    70
SECTION 1.04.    Rounding    70
SECTION 1.05.    References to Agreements, Laws, Etc    70
SECTION 1.06.    Times of Day    70
SECTION 1.07.    Timing of Payment or Performance    70
SECTION 1.08.    Currency Equivalents Generally    70
SECTION 1.09.    Interest Rates    71
SECTION 1.10.    Divisions    72

||

Exhibit 10.8
ARTICLE II The Commitments and Credit Extensions    72
SECTION 2.01.    The Loans    72
SECTION 2.02.    Borrowings, Conversions and Continuations of Loans    73
SECTION 2.03.    Letters of Credit    75
SECTION 2.04.    [Reserved].    82
SECTION 2.05.    Prepayments    82
SECTION 2.06.    Termination or Reduction of Commitments    93
SECTION 2.07.    Repayment of Loans    94
SECTION 2.08.    Interest    94
SECTION 2.09.    Fees    95
SECTION 2.10.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    96
SECTION 2.11.    Evidence of Indebtedness    96
SECTION 2.12.    Payments Generally    97
SECTION 2.13.    Sharing of Payments    99
SECTION 2.14.    Incremental Credit Extensions    99
SECTION 2.15.    [Reserved]    102
SECTION 2.16.    Extensions of Revolving Credit Loans and Revolving Credit Commitments    102
SECTION 2.17.    [Reserved]    105
SECTION 2.18.    Extensions of Term Loans    105
SECTION 2.19.    Refinancing Amendment    106
SECTION 2.20.    Defaulting Lenders    107
ARTICLE III Taxes, Increased Costs Protection and Illegality    110
SECTION 3.01.    Taxes    110
SECTION 3.02.    Illegality    112
SECTION 3.03.    Alternate Rate of Interest    112
SECTION 3.04.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans or Term SOFR Loans    115
SECTION 3.05.    Funding Losses    116
SECTION 3.06.    Matters Applicable to All Requests for Compensation    117
SECTION 3.07.    Replacement of Lenders under Certain Circumstances    118
SECTION 3.08.    Survival    119
ARTICLE IV Conditions Precedent to Credit Extensions    119
SECTION 4.01.    Conditions to Credit Extensions on Closing Date    119
SECTION 4.02.    Conditions to All Credit Extensions    121
ARTICLE V Representations and Warranties    122
SECTION 5.01.    Existence, Qualification and Power; Compliance with Laws    122
SECTION 5.02.    Authorization; No Contravention    122
SECTION 5.03.    Governmental Authorization; Other Consents    122
SECTION 5.04.    Binding Effect    123
SECTION 5.05.    Financial Statements; No Material Adverse Effect    123

||

Exhibit 10.8
SECTION 5.06.    Litigation    124
SECTION 5.07.    No Default    124
SECTION 5.08.    Ownership of Property; Liens    124
SECTION 5.09.    Environmental Compliance    124
SECTION 5.10.    Regulatory Compliance.    125
SECTION 5.11.    Taxes    127
SECTION 5.12.    ERISA Compliance    127
SECTION 5.13.    Subsidiaries; Equity Interests    127
SECTION 5.14.    Margin Regulations; Investment Company Act    128
SECTION 5.15.    Disclosure    128
SECTION 5.16.    Intellectual Property; Licenses, Etc    128
SECTION 5.17.    Solvency    129
SECTION 5.18.    Subordination of Junior Financing    129
SECTION 5.19.    USA PATRIOT Act, Etc    129
SECTION 5.20.    Collateral Documents    130
SECTION 5.21.    Tax Residency    130
SECTION 5.22.    Fiscal Unity for Dutch Tax Purposes    130
ARTICLE VI Affirmative Covenants    130
SECTION 6.01.    Financial Statements    130
SECTION 6.02.    Certificates; Other Information    131
SECTION 6.03.    Notices    133
SECTION 6.04.    Payment of Obligations    133
SECTION 6.05.    Preservation of Existence, Etc    133
SECTION 6.06.    Maintenance of Properties    133
SECTION 6.07.    Maintenance of Insurance    134
SECTION 6.08.    Maintenance of Intellectual Property    134
SECTION 6.09.    Compliance with Laws    134
SECTION 6.10.    Books and Records    134
SECTION 6.11.    Inspection Rights    134
SECTION 6.12.    Covenant to Guarantee Obligations and Give Security    135
SECTION 6.13.    Compliance with Environmental Laws    136
SECTION 6.14.    Compliance with Health Care Laws.    136
SECTION 6.15.    Further Assurances    136
SECTION 6.16.    Designation of Subsidiaries    137
SECTION 6.17.    Post-Closing Matters    138
SECTION 6.18.    Maintenance of Flood Insurance    138
SECTION 6.19.    Lender Calls; Management Discussion and Analysis    138
SECTION 6.20.    Tax Residency    138
SECTION 6.21.    MIRE Events    139
SECTION 6.22.    DAC6    139
ARTICLE VII Negative Covenants    139
SECTION 7.01.    Liens    139
SECTION 7.02.    Investments    143
SECTION 7.03.    Indebtedness    146
SECTION 7.04.    Fundamental Changes    149

||

Exhibit 10.8
SECTION 7.05.    Dispositions    151
SECTION 7.06.    Restricted Payments    153
SECTION 7.07.    Change in Nature of Business    155
SECTION 7.08.    Transactions with Affiliates    155
SECTION 7.09.    Burdensome Agreements    155
SECTION 7.10.    Use of Proceeds    156
SECTION 7.11.    Accounting Changes    156
SECTION 7.12.    Prepayments, Etc. of Indebtedness    156
SECTION 7.13.    Equity Interests of Certain Restricted Subsidiaries    157
SECTION 7.14.    Financial Covenant    157
SECTION 7.15.    Covenant Suspension    157
SECTION 7.16.    Negative Pledge    158
SECTION 7.17.    Dutch Loan Parties    158
SECTION 7.18.    Dutch Security    158
ARTICLE VIII Events of Default and Remedies    159
SECTION 8.01.    Events of Default    159
SECTION 8.02.    Remedies Upon Event of Default    161
SECTION 8.03.    Exclusion of Immaterial Subsidiaries    161
SECTION 8.04.    Application of Funds    162
SECTION 8.05.    Borrower’s Right to Cure    163
ARTICLE IX Administrative Agent and Other Agents    163
SECTION 9.01.    Appointment and Authorization of Agents    163
SECTION 9.02.    Delegation of Duties    164
SECTION 9.03.    Liability of Agents    164
SECTION 9.04.    Reliance by Agents    166
SECTION 9.05.    Notice of Default    166
SECTION 9.06.    Credit Decision; Disclosure of Information by Agents    166
SECTION 9.07.    Indemnification of Agents    167
SECTION 9.08.    Agents in their Individual Capacities    167
SECTION 9.09.    Successor Agents    168
SECTION 9.10.    Administrative Agent May File Proofs of Claim    168
SECTION 9.11.    Collateral and Guaranty Matters    169
SECTION 9.12.    Other Agents; Arrangers    170
SECTION 9.13.    Appointment of Supplemental Administrative Agents    170
SECTION 9.14.    Certain ERISA Matters.    171
SECTION 9.15.    Parallel Liability    172
ARTICLE X Miscellaneous    173
SECTION 10.01.    Amendments, Etc    173
SECTION 10.02.    Notices and Other Communications; Facsimile Copies    176
SECTION 10.03.    No Waiver; Cumulative Remedies    177
SECTION 10.04.    Attorney Costs and Expenses    178
SECTION 10.05.    Indemnification by the Borrowers and Limitation on Liability    178
SECTION 10.06.    Payments Set Aside    179

||

Exhibit 10.8
SECTION 10.07.    Successors and Assigns    179
SECTION 10.08.    Confidentiality    184
SECTION 10.09.    Setoff    185
SECTION 10.10.    Interest Rate Limitation    186
SECTION 10.11.    Counterparts    186
SECTION 10.12.    Integration    186
SECTION 10.13.    Survival of Representations and Warranties    186
SECTION 10.14.    Severability    186
SECTION 10.15.    Tax Forms    187
SECTION 10.16.    GOVERNING LAW    189
SECTION 10.17.    WAIVER OF RIGHT TO TRIAL BY JURY    189
SECTION 10.18.    Binding Effect    190
SECTION 10.19.    [Reserved].    190
SECTION 10.20.    Lender Action    190
SECTION 10.21.    USA PATRIOT Act    190
SECTION 10.22.    Agent for Service of Process    190
SECTION 10.23.    Joint and Several Obligations    190
SECTION 10.24.    Cross-Guaranty    192
SECTION 10.25.    No Fiduciary Duty    192
SECTION 10.26.    Judgment Currency    192
SECTION 10.27.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    193
SECTION 10.28.    Acknowledgement Regarding Any Supported QFC    193

SCHEDULES
I    Guarantors
1.01A    Certain Security Interests and Guarantees
1.01B    Unrestricted Subsidiaries
1.01C    Excluded Subsidiaries
2.01(a)(i)    Dollar Term Commitment
2.01(a)(ii)    Euro Term Commitment
2.01(b)(i)    Revolving Credit Commitment
2.01(b)(ii)    L/C Commitment
2.03(a)(ii)(B)    Certain Letters of Credit
5.05    Certain Liabilities
5.10(c)    Safety Notices
5.11    Taxes
5.12(a)    ERISA Compliance
5.13    Subsidiaries and Other Equity Investments
6.17    Post-Closing Matters
7.01(b)    Existing Liens
7.02(g)    Existing Investments
7.03(b)    Existing Indebtedness
7.08    Transactions with Affiliates
7.09    Existing Restrictions
10.02    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS

||

Exhibit 10.8
Form of
A    Committed Loan Notice
B    [Reserved]
C-1    Dollar Term Note
C-2    Euro Term Note
C-3    Revolving Credit Note
D    Compliance Certificate
E    Assignment and Assumption
F    Guaranty
G    Security Agreement
H    First Lien Intercreditor Agreement
I    Intellectual Property Security Agreement
J-1    Acceptance and Prepayment Notice
J-2    Discount Range Prepayment Notice
J-3    Discount Range Prepayment Offer
J-4    Solicited Discounted Prepayment Notice
J-5    Solicited Discounted Prepayment Offer
J-6    Specified Discount Prepayment Notice
J-7    Specified Discount Prepayment Response
L-1 to L-4    Forms of Tax Compliance Certificates

SENIOR SECURED CREDIT AGREEMENT
This SENIOR SECURED CREDIT AGREEMENT is entered into as of June 2, 2021, by and among ORGANON & CO., a Delaware corporation (the “Lead Borrower”), Organon Foreign Debt Co-Issuer B.V., a Dutch besloten vennootschap met beperkte aansprakelijkheid registered with the trade register of the Dutch Chamber of Commerce under trade register number 82563098 (the “Co-Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer, each other L/C Issuer from time to time party hereto, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
PRELIMINARY STATEMENTS
On the Closing Date (a) the Lenders extended credit to the Borrowers in the form of $3,000,000,000 of Dollar Term Loans, €750,000,000 of Euro Term Loans and provided $1,000,000,000 of Revolving Credit Commitments as senior secured credit facilities and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrowers (and the L/C Issuers issue Letters of Credit for the account of the Borrowers), each to be used solely for working capital and general corporate purposes of the Borrowers and their Restricted Subsidiaries, pursuant to the Revolving Credit Commitment hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.
On the Closing Date, the Lead Borrower, substantially simultaneously with its separation from Merck & Co., a New Jersey corporation (“Merck”), merged (and was the surviving entity of the merger) with Organon Finance 1 LLC, a Delaware limited liability company, an entity that

||

Exhibit 10.8
had, prior to the Closing Date, issued and sold the Senior Notes (other than the 2024 Senior Notes).
The proceeds of the Term Borrowings on the Closing Date, together with the proceeds of the Senior Notes (other than the 2024 Senior Notes), were used on the Closing Date to fund the Transaction, including payment of the Closing Date Repayment.
The Lenders have indicated their willingness to make Loans, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.
On the Second Amendment Effective Date, the Lenders (i) refinanced the Initial Dollar Term Loans; (ii) refinanced the Second Amendment Existing Revolving Credit Commitments; and (iii) extended Incremental Revolving Credit Commitments in an aggregate principal amount of $300,000,000 (as such terms are defined below).
The Lead Borrower has requested that on the Third Amendment Effective Date, the Lenders (i) refinance the Existing Dollar Term Loans; (ii) refinance and extend the maturity of the Initial Euro Term Loans; and (iii) reduce the Applicable Rate in respect of loans under the Revolving Credit Facility (as such terms are defined below).
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

Definitions and Accounting Terms
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2024 Converted Dollar Term Loan” means, as to any 2024 Rollover Dollar Term Lender that has indicated on its counterpart to the Third Amendment that it is requesting to convert its Existing Dollar Term Loans to 2024 Dollar Term Loans, the entire aggregate principal amount of such 2024 Rollover Dollar Term Lender’s Existing Dollar Term Loans subject to such request (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Third Amendment Effective Date).
“2024 Converted Euro Term Loan” means, as to any 2024 Rollover Euro Term Lender that has indicated on its counterpart to the Third Amendment that it is requesting to convert its Initial Euro Term Loans to 2024 Euro Term Loans, the entire aggregate principal amount of such 2024 Rollover Euro Term Lender’s Initial Euro Term Loans subject to such request (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Third Amendment Effective Date).
“2024 Dollar Refinancing Lender” means JPMorgan Chase Bank, N.A.
“2024 Dollar Refinancing Lender Commitment” shall mean the obligation of the 2024 Dollar Refinancing Lender to make a 2024 Dollar Term Loan on the Third Amendment Effective

||

Exhibit 10.8
Date in an aggregate principal amount equal to $1,542,500,000.00 less the aggregate amount of 2024 Converted Dollar Term Loans.
“2024 Dollar Term Loan” has the meaning specified in Section 2.01(a)(i).
“2024 Euro Refinancing Lender” means BNP Paribas.
“2024 Euro Refinancing Lender Commitment” shall mean the obligation of the 2024 Euro Refinancing Lender to make a 2024 Euro Term Loan on the Third Amendment Effective Date in an aggregate principal amount equal to €725,625,000.00 less the aggregate amount of 2024 Converted Euro Term Loans.
“2024 Euro Term Loan” has the meaning specified in Section 2.01(a)(ii).
“2024 Incremental Revolving Credit Commitments” means the Incremental Revolving Credit Commitments incurred by the Borrowers on the Second Amendment Effective Date in an aggregate principal amount of $300,000,000.
“2024 Refinancing Dollar Term Loans” means the Dollar Term Loans made by the Term Lenders on the Third Amendment Effective Date to the Lead Borrower pursuant to the Third Amendment.
“2024 Refinancing Euro Term Loans” means the Euro Term Loans made by the Term Lenders on the Third Amendment Effective Date to the Lead Borrower pursuant to the Third Amendment.
“2024 Other Revolving Credit Commitments” has the meaning specified in the Second Amendment.
“2024 Rollover Dollar Term Lender” means a “Rollover Dollar Term Lender” as defined in the Third Amendment.
“2024 Rollover Euro Term Lender” means a “Rollover Euro Term Lender” as defined in the Third Amendment.
“2024 Senior Notes” means the (i) $500,000,000 6.750% senior secured notes, and (ii) $500,000,000 7.875% senior unsecured notes of the Lead Borrower and the co-issuer due 2034.
“Acceptable Discount” has the meaning specified in Section 2.05(a)(iv)(D)(2).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit J-1.
“Acceptance Date” has the meaning specified in Section 2.05(a)(iv)(D)(2).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), as applicable, all as determined on a

||

Exhibit 10.8
consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Additional Lender” has the meaning specified in Section 2.14(a).
“Additional Refinancing Lender” has the meaning specified in Section 2.19(a).
“Adjusted EURIBOR Rate” means, with respect to any Eurodollar Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreed Currencies” means Dollars and Euros.
“Agreement” means this Senior Secured Credit Agreement, as amended by that certain Amendment No. 1, dated June 30, 2023, that certain Amendment No. 2, dated May 17, 2024, that certain Amendment No. 3, dated December 20, 2024 and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

||

Exhibit 10.8
“Agreement Currency” has the meaning specified in Section 10.26.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or a Term SOFR Rate Floor, Adjusted EURIBOR Rate Floor or Base Rate Floor; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees not paid generally to all lenders of such Indebtedness.
“Applicable Discount” has the meaning specified in Section 2.05(a)(iv)(C)(2).
“Applicable Rate” means:
(a)(a) (i) prior to the Third Amendment Effective Date, in respect of the Euro Term Loans, a percentage per annum equal to 3.00%, (ii) on and after the Third Amendment Effective Date, in respect of the Euro Term Loans, a percentage per annum equal to 2.75%, (iii) prior to the Third Amendment Effective Date, in respect of the Dollar Term Loans, a percentage per annum equal to, (x) in the case of Term SOFR Loans, 2.50% and (y) in the case of Base Rate Loans, 1.50%, and (iv) on and after the Third Amendment Effective Date, in respect of Dollar Term Loans, a percentage per annum equal to, (x) in the case of Term SOFR Loans, 2.25% and (y) in the case of Base Rate Loans, 1.25%.
(b)(b) (i) prior to the Third Amendment Effective Date, in respect of loans under the Revolving Credit Facility denominated in Dollars, a percentage per annum equal to, (x) in the case of Term SOFR Loans, 2.00% and (y) in the case of Base Rate Loans, 1.00%, (ii) prior to the Third Amendment Effective Date, in respect of loans under the Revolving Credit Facility denominated in Euros, a percentage per annum equal to 2.00%, and (iii) in respect of loans under the Revolving Credit Facility, on and after the first Business Day after the Third Amendment Effective Date on which a Compliance Certificate has been delivered under Section 6.02(a), a percentage per annum equal to the percentages per annum in the below table, based upon the First Lien Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a).
Applicable Rate

Pricing Level	First Lien Leverage Ratio	Term SOFR Rate for Dollar Revolving Credit Loans and Letter of Credit Fees	Base Rate for Dollar Revolving Credit Loans	Euro Revolving Credit Loans	Commitment Fee Rate
1	> 2.25:1.00	1.50%	0.50%	1.50%	0.375%
2	≤ 2.25:1.00	1.25%	0.25%	1.25%	0.375%
Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, at the option of the Administrative Agent or the Required Lenders, Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on

||

Exhibit 10.8
which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, the determination of the Applicable Rate shall be subject to Section 2.10(b).
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” means (i) JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Citibank, N.A., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., each in its capacity as a Joint Lead Arranger under this Agreement, (ii) with respect to the Second Amendment, the Second Amendment Arrangers and (iii) with respect to the Third Amendment, the Third Amendment Arrangers.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Audited Financial Statements” means the audited consolidated balance sheets of the Lead Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2018, December 31, 2019 and December 31, 2020, and the related audited consolidated and combined statements of operations, business/stockholders’ equity and cash flows for such fiscal years of the Lead Borrower and its consolidated Subsidiaries, including the notes thereto.

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Exhibit 10.8
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Available Amount” means, at any time (the “Reference Date”), an amount equal to the sum of (a) (i) the greater of $420,000,000 and 15.0% of Consolidated EBITDA as of the most recently ended Test Period plus (ii) 50% of Consolidated Net Income for the Available Amount Reference Period (or in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus (b) to the extent not utilized in connection with other transactions permitted by this Agreement, the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus (c) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuance of debt securities that have been converted or exchanged into Qualified Equity Interests of the Borrower) (other than any capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Sections 7.02, 7.06 or 7.12) received or made by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus (d) to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries made in reliance on Section 7.02(o)(ii) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus (e) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries made in reliance on Section 7.02(o)(ii) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus (f) to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below, or (iii) used to prepay Term Loans in accordance with Section 2.05(b)(i), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary made in reliance on Section 7.02(o)(ii) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; minus (g) the aggregate amount of any Investments made pursuant to Section 7.02(o)(ii) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment including, without limitation, upon the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary or the Disposition of any such Investment), any Restricted Payment made pursuant to Section 7.06(k)(iii) or any payment made pursuant to Section 7.12(a)(iv)(C) during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount on such Reference Date).
“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing at the beginning of the fiscal quarter in which the Closing Date occurred and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

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Exhibit 10.8
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Levy” means the Dutch bank levy as set out in the bank levy act (Wet bankenbelasting).
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal law for the relief of debtors.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would (x) with respect to Base Rate Loans that are Dollar Term Loans, be less than 1.50% per annum, such rate shall be deemed to be 1.50% per annum for purposes of this Agreement and (y) with respect to Base Rate Loans that are Revolving Credit Loans, be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement ((x) and (y) individually or collectively, the “Base Rate Floor”).
“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.
“Benchmark” means, initially, the Relevant Rate; provided that if a Benchmark Transition Event, a Term ESTR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to

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Exhibit 10.8
the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)     in the case of any Loan denominated in Euros, the sum of (a) Term ESTR and (b) the related Benchmark Replacement Adjustment;
(2)     (A) in the case of any Loan denominated in Dollars, Daily Simple SOFR, and
(B) in the case of any Loan denominated in Euros, the sum of (a) Daily Simple ESTR and (b) the related Benchmark Replacement Adjustment;
(3)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, with respect to a Loan denominated in Euros, notwithstanding anything to the contrary in the Agreement or in any other Loan Document, upon the occurrence of a Term ESTR Transition Event, and the delivery of a Term ESTR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term ESTR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the

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Exhibit 10.8
Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)     for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component

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Exhibit 10.8
used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)     in the case of a Term ESTR Transition Event, the date that is thirty (30) days after the date a Term ESTR Notice, as applicable, is provided to the Lenders and the Borrower pursuant to Section 3.03(c); or
(4)     in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator

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Exhibit 10.8
that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Bilateral L/C” means any bilateral letter of credit or bank guarantee issued by a Bilateral L/C Issuer for the account of the Lead Borrower or any of its Subsidiaries; provided, that the aggregate amount of Bilateral L/C Obligations at any time outstanding shall not exceed the Bilateral L/C Sublimit. For the avoidance of doubt, “Bilateral L/C” shall not include any Third Party Bilateral L/C.
“Bilateral L/C Issuer” means any Agent, Revolving Credit Facility Lender or Affiliate of an Agent or Revolving Credit Facility Lender on the Closing Date or at the time such Person issued a Bilateral L/C, whether or not such Person subsequently ceases to be an Agent, a Revolving Credit Facility Lender or an Affiliate of an Agent or Revolving Credit Facility Lender.
“Bilateral L/C Obligations” means obligations owed by the Lead Borrower or any of its Subsidiaries to any Bilateral L/C Issuer in connection with, or in respect of, any Bilateral L/C.

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Exhibit 10.8
“Bilateral L/C Sublimit” means, at any date of determination, an amount equal to the lesser of (a) $250,000,000 and (b) the available capacity under the Letter of Credit Sublimit.
“Borrower” means, with respect to this Agreement and each other Loan Document, the Lead Borrower individually, or the Lead Borrower and the Co-Borrower, collectively, as the context may require.
“Borrower Notice” has the meaning specified in clause (g) of the definition of the term “Collateral and Guarantee Requirement”.
“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(iv)(B).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(iv)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(iv)(D).
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing of a particular Class, as the context may require.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Lead Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period, (c) the value of all assets under Capitalized Leases incurred by the Lead Borrower and the Restricted Subsidiaries during such period (other than as a result of purchase accounting) and (d) less any capital grants received from a Governmental Authority that are reflected as a reduction of fixed assets in conformity with GAAP; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Lead Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Lead Borrower or any Restricted Subsidiary and for which none of the Lead Borrower

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Exhibit 10.8
or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Lead Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vii) expenditures that constitute Permitted Acquisitions, (viii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries or (ix) any non-cash compensation or other non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Lead Borrower or its Restricted Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Lead Borrower as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement, unless the Lead Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to adoption of Accounting Standards Codification topic 482, Leases (“ASC 842”) shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness), and liabilities in respect thereof shall not be Capitalized Lease Obligations, notwithstanding the fact that such obligations are required in accordance with the ASC 842 or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be re-characterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Lead Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries.
“Captive Insurance Subsidiary” means a direct or indirect Subsidiary of the Lead Borrower designated to the Administrative Agent in writing as a ‘Captive Insurance Subsidiary’ and established for the purpose of, and to be engaged solely in the business of, insurance with respect to the businesses or property, whether real, personal or intangible, owned or operated by the Lead Borrower or any of its Subsidiaries.

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Exhibit 10.8
“Cash Collateral” has the meaning specified in Section 2.03(f).
“Cash Collateral Account” means a blocked account at a commercial bank to be agreed between the Administrative Agent and the Borrower (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(f).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Lead Borrower or any Restricted Subsidiary:
(1)    Dollars;
(2)     (a) Sterling, Euros or any national currency of any participating member state of the EMU or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(5)    repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6)    commercial paper and variable or fixed rate notes rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
(7)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

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Exhibit 10.8
(8)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;
(9)    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;
(10)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(11)    securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above; and
(12)    investment funds investing 90% of their assets in securities of the types described in clauses (1) through (11) above.
In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11) and (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Bank” means any Person that is a Lender or any Affiliate of a Lender at the time such cash management services are entered into providing treasury, depository and/or cash management services to the Lead Borrower or any Restricted Subsidiary or conducting any automated clearing house transfers of funds.
“Cash Management Obligations” means obligations owed by the Lead Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft, credit card processing, credit or debit card, purchase card, cash pooling, and related liabilities

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Exhibit 10.8
arising from treasury, depository and cash management services or any automated clearing house transfers of funds.
“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or (c) the making or issuance of, or the compliance by any Lender with, any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided that to the extent any increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Closing Date, then such Lender shall be compensated only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.
“Change of Control” means the earliest to occur of:
(c)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Lead Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);
(d)the adoption of a plan relating to the liquidation or dissolution of either Borrower, or the Lead Borrower ceases to own and control, directly or indirectly, 100% of the Co-Borrower;
(e)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting Equity Interests of the Lead Borrower, measured by voting power rather than number of shares; or
(f)any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes or any Permitted Refinancing thereof, or any Junior Financing or other Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit

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Exhibit 10.8
Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Other Revolving Credit Commitments of a given Refinancing Series, Dollar Term Commitments, Euro Term Commitments, Incremental Term Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Incremental Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments, Dollar Term Loans made pursuant to Section 2.01(a)(i), Euro Term Loans made pursuant to Section 2.01(a)(ii), Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Dollar Term Commitments, Euro Term Commitments, Incremental Term Commitments or Refinancing Term Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. For the avoidance of doubt the 2024 Other Revolving Credit Commitments and the 2024 Incremental Revolving Credit Commitments together shall constitute and be part of the same Class of Revolving Credit Commitments.
“Closing Date” has the meaning specified in Section 4.01.
“Closing Date Repayment” means the repayment, on or around the Closing Date, in one or more steps, of one or more intercompany loans or notes owed by the Lead Borrower or its Affiliates to Merck Holdings II Corp. or its Affiliates.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.
“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.
“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Collateral and Guarantee Requirement” means, at any time, subject to Section 6.17, the requirement that:
(g)the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.12 or Section 6.15 at such time, duly authorized, executed and delivered by each Loan Party party thereto;
(h)all Obligations shall have been unconditionally guaranteed (the “Guarantees”) jointly and severally by each Borrower (except as to its own obligations), and each other Restricted Subsidiary (other than any Excluded Subsidiary) that is a direct or indirect wholly-owned Material Domestic Subsidiary including, as of the Closing Date, those that are listed on Schedule I hereto (each, a “Guarantor”);

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Exhibit 10.8
(i) [reserved];
(j)the Obligations and the Guarantees shall have been secured by a first-priority security interest in (i) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly-owned Material Domestic Subsidiary that is a direct Subsidiary of a Borrower or any Guarantor and (ii) 66% of the issued and outstanding voting Equity Interests (and 100% of the issued and outstanding non-voting Equity Interests, if any) (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly-owned Material Foreign Subsidiary that is directly owned by either Borrower or any Guarantor (including, for the avoidance of doubt, as of the Closing Date, Organon Pharma Holdings LLC);
(k)except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities, filing UCC financing statements, entering into control agreements with respect to deposit accounts and securities accounts or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of each Borrower and each other Guarantor (including accounts receivable, inventory, equipment, investment property, intercompany notes, Intellectual Property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;
(l)none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and
(m)the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.12 (the “Mortgaged Properties”) duly authorized, executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request (the “Title Insurance Policy”), (iii) a current ALTA survey and a surveyor’s certificate, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Mortgaged Property is located and satisfactory to Collateral Agent; provided, however, that, with respect to any Mortgaged Property, the applicable Loan Party shall not be required to satisfy the requirements of this clause (iii) if the Title Insurance Policy for the applicable Mortgage does not include a general exception concerning matters a survey would show based on an existing survey together with an affidavit of no change; (iv) an opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded and such other reasonable and customary matters as the Collateral Agent may reasonably request; (v) no later than ten (10) Business Days prior to the delivery of the Mortgage, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation

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Exhibit 10.8
(including the regulations of the Board of Governors of the Federal Reserve System): (1) a complete standard flood hazard determination form, (2) if any portion of the improvements on any Mortgaged Property is located in a special flood hazard area, a notification to the Lead Borrower (“Borrower Notice”) and, if applicable, notification to the Lead Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in NFIP, (3) documentation evidencing the Lead Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, such Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent; and (vi) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any fee-owned real property that is not a Material Real Property and any leasehold interests in real property, (ii) all commercial tort claims that are not expected to result in a judgment or settlement payment in excess of $5,000,000 (as determined by the Lead Borrower in good faith), (iii) assets in respect of which a pledge thereof or a security interest therein is prohibited by law or by agreements containing anti-assignment clauses not overridden by Uniform Commercial Code or other applicable law and (iv) any assets as to which the Administrative Agent and the Borrower agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby, (d) the Collateral and Guarantee Requirement shall not require perfection of the security interest in the following assets: (i) motor vehicles and other assets subject to certificates of title, (ii) letter of credit rights and (iii) assets (including deposit accounts and securities accounts, but excluding any deposit account or securities account with an average balance for the preceding year in

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Exhibit 10.8
excess of $5,000,000) specifically requiring perfection through control agreements, in each case of clauses (i) to (iii), other than by the filing of a UCC financing statement, and (e) other than the Non-US Pledge Agreements, no actions in any non-United States jurisdiction or required by the Laws of any non-United States jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that, other than the Non-US Pledge Agreements, there shall be no security agreements or pledge agreements governed under the Laws of any non-United States jurisdiction).
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Non-US Pledge Agreements, each of the mortgages, account control agreements, collateral assignments, Security Agreement Supplements, security agreements and supplements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12 or Section 6.15, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create or perfect a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Update Deadline” has the meaning specified in the Security Agreement.
“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Other Revolving Credit Commitment of a given Refinancing Series, Dollar Term Commitment, Euro Term Commitment, Incremental Term Commitment or Refinancing Term Commitment of a given Refinancing Series as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Loans or Term SOFR Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Company” has the meaning specified in Section 5.19(b).
“Company Party” means the collective reference to the Borrowers and their respective Restricted Subsidiaries, and “Company Party” means any one of them.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

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Exhibit 10.8
(n)increased (without duplication) by the following, in each case (other than in the case of clause (a)(ix) below) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:
(i)provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in calculating such Consolidated Net Income; plus
(ii)Consolidated Interest Expense of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in sub-clauses (t) to (y) of clause (a) of the definition thereof) to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
(iii)Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(iv)any expenses or charges (other than depreciation or amortization expense) related to the Transaction or any equity offering, Investment, acquisition, disposition, or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the Senior Notes, the Loans and any credit facilities and (B) any amendment or other modification of the Senior Notes, the Loans and the credit facilities and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(v)the amount of any restructuring charges, integration costs or other business optimization expenses, costs associated with establishing new facilities or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions (other than purchase price) after the Closing Date, and costs related to the closure and/or consolidation of facilities; plus
(vi)any other non-cash charges (collectively, the “Non-Cash Charges”), including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(vii)the amount of minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus
(viii) [reserved]; plus
(ix)the amount of net cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected in good faith to be taken no later than

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Exhibit 10.8
twenty four (24) months after the end of such period (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable; provided further, that that the aggregate amount of adjustments made pursuant to this clause (ix) shall not exceed 25% of Consolidated EBITDA (prior to giving effect to the addback of such items); plus
(x)any costs or expense incurred by the Lead Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Equity Interest of the Lead Borrower (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation of Available Amount; plus
(xi)any net loss from disposed, abandoned or discontinued operations; plus
(xii)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; and
(o)decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:
(i)non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus
(ii)any net income and/or gains from disposed, abandoned or discontinued operations.
There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Lead Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Lead Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of

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Exhibit 10.8
the term “Permitted Acquisition” and compliance with the covenant set forth in Section 7.14, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Interest Coverage Ratio, Total Leverage Ratio, First Lien Leverage Ratio and Senior Secured Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Lead Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
“Consolidated First Lien Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries (x) under this Agreement, (y) that is secured by a Lien on any or all of the Collateral that is pari passu with the Lien securing the Obligations outstanding on such date and (z) consisting of Indebtedness referred to in clause (ii) below, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of (i) Loans and Unreimbursed Amounts hereunder, (ii) any Indebtedness incurred pursuant to Section 7.03(e) and (iii) any other Indebtedness for borrowed money or debt obligations evidenced by promissory notes or similar instruments that are secured by such a pari passu Lien, minus (b) the aggregate amount of (x) the Unrestricted Cash Amount and (y) Pre-Funded Acquisition Debt (in the case of each of clauses (x) and (y), free and clear of all Liens, other than (1) nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t) and (2) solely in the case of clause (y), Liens arising from the escrow arrangements with respect to such Pre-Funded Acquisition Debt) included in the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated First Lien Debt shall not include (i) Letters of Credit, except to the extent of Unreimbursed Amounts thereunder or (ii) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(a)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under any Swap Contracts or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, made (less net payments, if any, received) pursuant to interest rate obligations under any Swap

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Exhibit 10.8
Contracts with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (u) penalties and interest relating to taxes, (v) any additional interest owing pursuant to any registration rights agreement with respect to the Senior Notes or other securities, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees and (y) any accretion of accrued interest on discounted liabilities); plus
(b)consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Lease Expense” means, for any period, all rental expenses of the Lead Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(d)any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction Expenses or any multi-year strategic initiatives), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,
(e)the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,
(f)any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,
(g)any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded,

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Exhibit 10.8
(h)the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period,
(i)solely for the purpose of calculating the Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (other than approvals which (i) have been obtained, or (ii) are routine (or non-discretionary), ministerial and reasonably obtainable within 12 months after the date of determination) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (1) has been legally waived or satisfied, or (2) may be legally waived or satisfied within 12 months after the date of determination by (A) seeking routine (or non-discretionary), ministerial approvals, (B) the lapse of time, or (C) the taking of any commercially reasonable action within the control of any Loan Party or any Restricted Subsidiary (or the board of directors thereof), provided that Consolidated Net Income of the Lead Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
(j)effects of adjustments (including the effects of such adjustments pushed down to the Lead Borrower and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(k)any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Swaps Contracts or (iii) other derivative instruments shall be excluded,
(l)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,
(m)any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,
(n)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction

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Exhibit 10.8
undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded; and
(o)the following items shall be excluded:
(i)any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and
(ii)any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges from third parties that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.
“Consolidated Senior Secured Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Lead Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of (i) Loans and Unreimbursed Amounts hereunder, (ii) any Indebtedness incurred pursuant to Section 7.03(e) and (iii) any other Indebtedness for borrowed money or debt obligations evidenced by promissory notes or similar instruments that are secured by a Lien, minus (b) the aggregate amount of (x) the Unrestricted Cash Amount and (y) Pre-Funded Acquisition Debt (in the case of each of clauses (x) and (y), free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Senior Secured Debt shall not include (i) Letters of Credit, except to the extent of Unreimbursed Amounts thereunder and (ii) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Lead Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of (x) the Unrestricted Cash Amount and (y) Pre-Funded Acquisition Debt (in the case of each of clauses (x) and (y), free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include (i) Letters of Credit, except to the extent of Unreimbursed Amounts thereunder or (ii) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

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Exhibit 10.8
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations and (f) deferred revenue arising from cash receipts that are earmarked for specific projects.
“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.
“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.
“Corresponding Liabilities” means the Obligations, including all present and future liabilities and contractual and non-contractual obligations of a Loan Party under or in connection with this Agreement and the other Loan Documents, but excluding its Parallel Liability.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Suspension Event” has the meaning specified in Section 7.15(a).
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.28.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

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Exhibit 10.8
“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012, together with the corrigendum thereto and EU Delegated Regulation 625/2014 supplementing Regulation 575/2013.
“Cumulative Excess Cash Flow” means the sum of Excess Cash Flow (but not less than zero for any period) for the fiscal year ending on December 31, 2021 (prorated for the number of days from the first day of the first full fiscal quarter ending after the Closing Date, to and including December 31, 2021) and Excess Cash Flow for each succeeding and completed fiscal year (it being understood that no Excess Cash Flow generated during any period shall be deemed to be Cumulative Excess Cash Flow until the financial statements for such period are delivered pursuant to Section 6.01(a) and the related Compliance Certificate is delivered pursuant to Section 6.02(a)).
“DAC6” has the meaning specified in Section 10.08.
“Daily Simple ESTR” means, for any day, ESTR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple ESTR” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in Euros; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if Daily Simple SOFR as so determined would be less than (x) with respect to Dollar Term Loans, 0.50% per annum, such rate shall be deemed to be 0.50% per annum for the purposes of this Agreement and (y) with respect to Revolving Credit Loans, 0.00% per annum, such rate shall be deemed to be 0.00% per annum for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Lead Borrower.
“Debtor Relief Laws” means the Bankruptcy Code, the Dutch Bankruptcy Act (Faillissementswet) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Loan or Term SOFR Loan (or any other Loan that bears interest at a rate based on the then-current Benchmark), the Default Rate shall be an

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Exhibit 10.8
interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Lead Borrower, each L/C Issuer and each Lender.
“Deposit Account” shall have the meaning assigned to such term in the UCC.
“Designated Equity Contribution” has the meaning specified in Section 8.05(a).
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

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Exhibit 10.8
“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(iv)(B)(2).
“Discount Range” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(iv)(C) substantially in the form of Exhibit J-2.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit J-3, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Discount Range Proration” has the meaning specified in Section 2.05(a)(iv)(C)(3).
“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(iv)(B)(1), Section 2.05(a)(iv)(C)(1) or Section 2.05(a)(iv)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning specified in Section 2.05(a)(iv)(A).
“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Lead Borrower of any of its equity interests to another Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily

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Exhibit 10.8
redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Euros, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Euros last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Euros, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollar Term Borrowing” means a borrowing pursuant to Section 2.01(a)(i) consisting of Dollar Term Loans of the same Type made by the Dollar Term Lenders and, in the case of Term SOFR Loans, having the same Interest Period.
“Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make a Dollar Term Loan to the Lead Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a)(i) to the Credit Agreement (as amended by Schedule A-1 to the Third Amendment) or in the Assignment and Assumption pursuant to which such Dollar Term Lender becomes a party hereto, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Agreement. The aggregate amount of the Dollar Term Commitments on the Third Amendment Effective Date is $1,542,500,000.00.
“Dollar Term Lender” means, at any time, any Lender that has a Dollar Term Loan at such time.
“Dollar Term Loan” means a Loan made pursuant to Section 2.01(a)(i).
“Dollar Term Note” means a promissory note of the Lead Borrower payable to any Dollar Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Lead Borrower to such Dollar Term Lender resulting from the Dollar Term Loans made by such Dollar Term Lender.

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Exhibit 10.8
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any State thereof or the District of Columbia.
“Dutch Loan Party” means any Loan Party incorporated under Dutch law.
“Dutch Security Documents” means each Dutch Share Pledge Deed and each other Dutch law governed security agreement required by Section 7.18 that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Dutch Share Pledge Deed” means any of (i) the Dutch law deed of pledge of shares dated on or prior to the Closing Date between Organon Pharma Holdings LLC as pledgor, Collateral Agent as pledgee and Organon International Holdings B.V. as company, (ii) the Dutch law deed of pledge of shares dated on or prior to the Closing Date between Organon & Co. as pledgor, Collateral Agent as pledgee and Co-Borrower as company and (iii) the Dutch law deed of pledge of shares dated on or prior to the Closing Date between Organon Pharma Holdings LLC as pledgor, Collateral Agent as pledgee and OBS International 9 B.V. as company.
“Early Opt-in Election” means
(d)[reserved];
(e)in the case of Loans denominated in Euros, the occurrence of:
(1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Lead Borrower) that the Required Lenders have determined that syndicated credit facilities denominated in Euros being executed at such time, or that include language similar to that contained in Section 3.03 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and
(2)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Lead Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“ECF Payment Date” has the meaning specified in Section 2.05(b)(i).
“ECF Percentage” has the meaning specified in Section 2.05(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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Exhibit 10.8
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
“Environmental Laws” means any and all Laws relating to pollution, the protection of the environment, natural resources or to the release of any Hazardous Materials into the environment, or, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer within the meaning of Section 414 of the Code. Any former ERISA Affiliate of the Loan Parties shall continue to be considered an ERISA Affiliate of the Loan Parties within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of a Loan Party and with respect to liabilities arising after such period for which any Loan Party would be liable under the Code or ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (e) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is or is expected to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the

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Exhibit 10.8
appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the failure by any Loan Party or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (k) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (l) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Loan Party; (m) the receipt from the IRS of notice of disqualification of any Plan intended to qualify under Section 401(a) of the Code or the disqualification of any trust forming part of any Plan intended to qualify for exemption under Section 501(a) of the Code; (n) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303 (k) of ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (o) the occurrence of any act or omission which could give rise to the imposition on any Loan Party or ERISA Affiliate of any fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (I), or Section 4071 of ERISA in respect of any Plan.
“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.
“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00% per annum, such rate shall be deemed to be 0.00% per annum for the purposes of this Agreement.
“EURIBOR Rate” means, with respect to any Eurodollar Borrowing and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

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Exhibit 10.8
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the Relevant Rate after consultation with the Lead Borrower. If the EURIBOR Screen Rate shall be less than 0.00% per annum, the EURIBOR Screen Rate shall be deemed to be 0.00% per annum for purposes of this Agreement (the “Adjusted EURIBOR Rate Floor”).
“Euro” and “EUR” means the lawful single currency of the European Union.
“Euro Amount” means, at any time, (a) with respect to any Loan or Commitment denominated in Euros, the principal amount thereof then outstanding, and (b) with respect to any Loan or Commitment denominated in Dollars, the principal amount thereof then outstanding in Dollars, converted to Euros in accordance with Section 1.08.
“Euro Currency Equivalent” means, for any amount of Euros, at the time of determination thereof, (a) if such amount is expressed in Euros, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in Euros determined by using the rate of exchange for the purchase of Euros with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Euros with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“Euro Term Borrowing” means a borrowing pursuant to Section 2.01(a)(ii) consisting of Euro Term Loans of the same Type made by the Euro Term Lenders and, in the case of Eurodollar Loans, having the same Interest Period.
“Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make a Euro Term Loan to the Borrower pursuant to Section 2.01(a)(ii) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a)(ii) to the Credit Agreement (as amended by Schedule A-2 to the Third Amendment) or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Agreement. The aggregate amount of the Euro Term Commitments on the Third Amendment Effective Date is €725,625,000.00.
“Euro Term Lender” means, at any time, any Lender that has a Euro Term Loan at such time.
“Euro Term Loan” means a Loan made pursuant to Section 2.01(a)(ii).

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Exhibit 10.8
“Euro Term Note” means a promissory note by the Lead Borrower (on behalf of itself or the Co-Borrower) payable to any Euro Term Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the applicable Borrower to such Euro Term Lender resulting from the Euro Term Loans made by such Euro Term Lender.
“Eurodollar” and “Eurodollar Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, with respect to the Lead Borrower and its Restricted Subsidiaries for any period, an amount equal to the excess of:
(a)the sum, without duplication, of:
(i)Consolidated Net Income of the Lead Borrower and its Restricted Subsidiaries for such period,
(ii)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,
(iii)decreases in Consolidated Working Capital of the Lead Borrower and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions by the Lead Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting), and
(iv)an amount equal to the aggregate net non-cash loss on Dispositions by the Lead Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over
(b)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,
(ii)without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of Intellectual Property made by the Lead Borrower or any of its Restricted Subsidiaries in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of incurrence or issuance of Indebtedness of the Lead Borrower or any Restricted Subsidiary,
(iii)the aggregate amount of all principal payments of Indebtedness of the Lead Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, or other non-revolving Indebtedness secured on a pari passu basis with the Facilities, (Y) all prepayments of Revolving Credit Loans and (Z) all

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Exhibit 10.8
prepayments in respect of any other revolving credit facility, except, in the case of clauses (Y) and (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made in cash during such period, except to the extent financed with the proceeds of incurrence or issuance of other Indebtedness of the Lead Borrower or any Restricted Subsidiary,
(iv)an amount equal to the aggregate net non-cash gain on Dispositions by the Lead Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Lead Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),
(vi)cash payments by the Lead Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above),
(vii)without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments (other than Investments in cash and Cash Equivalents and Investments in any Loan Party) and acquisitions made in cash during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Lead Borrower and the Restricted Subsidiaries,
(viii)the amount of Restricted Payments paid in cash by the Lead Borrower during such period pursuant to Section 7.06 to the extent such Restricted Payments were financed with internally generated cash flow of the Lead Borrower and the Restricted Subsidiaries,
(ix)the aggregate amount of expenditures actually made by the Lead Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,
(x)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Lead Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
(xi)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Lead Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of Intellectual Property to be consummated or made during the period of four consecutive fiscal quarters of the Lead Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of Intellectual Property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

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Exhibit 10.8
(xii)the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining such Consolidated Net Income for such period.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Captive Insurance Subsidiary, (c) each Subsidiary listed on Schedule 1.01C hereto, (d) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (e) (i) any Foreign Subsidiary, (ii) each CFC, (iii) any Subsidiary that is wholly-owned directly or indirectly by a CFC, or (iv) any Foreign Holding Company, (f) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness solely to the extent that the terms of such Indebtedness prohibit such Restricted Subsidiary from becoming a Guarantor; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (f) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (h) each Unrestricted Subsidiary. Notwithstanding the foregoing or anything herein to the contrary, in no event shall a Guarantor be deemed to become an Excluded Subsidiary (and accordingly released from its Guarantee obligations), solely by virtue of such Subsidiary becoming a non-wholly-owned subsidiary of the Lead Borrower after the Closing Date if (i) resulting from (w) the disposition or issuance of equity interests of such Subsidiary to a person that is an Affiliate of the Lead Borrower, (x) the issuance of directors’ qualifying shares, (y) any transaction not entered into for a bona fide business purpose (as determined in good faith by the Lead Borrower) and, for the avoidance of doubt, with the primary purpose of causing such release or (z) the disposition or issuance of equity interests of such Subsidiary for less than fair market value of such shares or (ii) after giving pro forma effect to such release and the consummation of the relevant transaction, the Lead Borrower is deemed to have made a new Investment in such Subsidiary (as if such subsidiary was not a Guarantor) in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Lead Borrower’s retained direct or indirect ownership interest in such Subsidiary and such Investment would not be permitted pursuant to Section 7.02. Notwithstanding the foregoing, Organon Pharma Holdings LLC (A) is deemed not to be an Excluded Subsidiary and (B) shall not be deemed to become an Excluded Subsidiary solely as a result of being a Foreign Holding Company.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or

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Exhibit 10.8
order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 10.24 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” has the meaning specified in Section 3.01(a).
“Existing Class” means each Class of Existing Revolving Credit Loans and Existing Revolving Credit Commitments and each Existing Term Loan Class.
“Existing Dollar Term Loans” means all of the Dollar Term Loans outstanding under this Agreement immediately prior to the Third Amendment Effective Date.
“Existing Revolving Credit Commitment” has the meaning specified in Section 2.16(a).
“Existing Revolving Credit Loans” has the meaning specified in Section 2.16(a).
“Existing Term Loan Class” has the meaning specified in Section 2.18(a).
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.16(a).
“Extended Revolving Credit Loans” has the meaning specified in Section 2.16(a).
“Extended Term Loans” has the meaning specified in Section 2.18(a).
“Extending Lender” has the meaning specified in Section 2.16(b).
“Extending Term Lender” has the meaning specified in Section 2.18(b).
“Extension Agreement” has the meaning specified in Section 2.16(c).
“Extension Election” has the meaning specified in Section 2.16(b).
“Extension Series” means (i) all Extended Revolving Credit Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Revolving Credit Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and

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Exhibit 10.8
amortization schedule and (ii) all Extended Term Loans that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.
“Facility” means the Dollar Term Loans made pursuant to Section 2.01(a)(i), the Euro Term Loans made pursuant to Section 2.01(a)(ii), a given Class of Incremental Term Loans (each, an “Incremental Facility”), a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Other Revolving Credit Commitments, or a given Extension Series of Extended Revolving Credit Commitments, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements entered into in connection with the implementation of such Sections 1471 through 1474 of the Code (or any such amended or successor version thereof).
“FCA” has the meaning specified in Section 1.09
“FDA” has the meaning specified in Section 5.10(b).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00% per annum, such rate shall be deemed to be 0.00% per annum for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Filings” has the meaning specified in Section 5.10(a).
“First Lien Intercreditor Agreement” means any of (1) the First Lien Intercreditor Agreement substantially in the form of Exhibit H, dated as of the Closing Date, among the Collateral Agent, the Loan Parties, U.S. Bank National Association, as the Initial Other Representative and Initial Other Collateral Agent for the Initial Other First Lien Claimholders (each, as defined therein), U.S. Bank National Association, as the Initial Additional Other Representative and Initial Additional Other Collateral Agent for the Initial Additional Other First Lien Claimholders (each, as defined therein) and each additional representative party thereto from time to time or (2) an intercreditor agreement substantially in the form of Exhibit H, together with any changes thereto which are reasonably acceptable to the Administrative Agent.
“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.
“Flood Hazard Property” has the meaning specified in Section 4.01(a)(xi).

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Exhibit 10.8
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate, Daily Simple SOFR, Base Rate or EURIBOR Rate, as applicable.
“Foreign Casualty Event” has the meaning specified in Section 2.05(b).
“Foreign Disposition” has the meaning specified in Section 2.05(b).
“Foreign Holding Company” means any Subsidiary of the Borrower all or substantially all of the assets of which consist of, directly or indirectly, Equity Interests (or equity Interests and other securities) of one or more CFCs (or are treated as consisting of such assets for U.S. federal income tax purposes), excluding Organon Pharma Holdings LLC.
“Foreign Lender” has the meaning specified in Section 10.15(a)(i).
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees employed outside the United States.
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state, local or other political subdivision thereof, any federal, state, local, or international agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity

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Exhibit 10.8
exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(i).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.
“Guaranty” means (a) the guaranty made by each Borrower and the Subsidiary Guarantors on the Closing Date in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, per- and polyfluoroalkyl substances and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.
“Health Care Laws” means all applicable Laws relating to the research, design, testing, development, manufacture, sale, marketing, promotion, advertising, distribution or recordkeeping of pharmaceutical (including biologics and biosimilar) products and medical devices, including, but not limited to (i) all healthcare related-fraud and abuse, anti-kickback, self-referral, and false claims laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the Civil Monetary

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Exhibit 10.8
Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287, 1001 and 1347, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”); (ii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.); (iii) the Medicare statute (Title XVIII of the Social Security Act); (iv) the Medicaid statute (Title XIX of the Social Security Act); (v) the federal TRICARE statute (10 U.S.C. § 1071 et seq.); (vi) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (vii) the Controlled Substances Act (21 U.S.C. § 801 et seq.); (viii) the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (ix) Laws relating to price reporting, and the processing of any applicable rebate, chargeback or adjustment, including under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), VA Federal Supply Schedule (38 U.S.C. § 8126), Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), or under any state, provincial or territorial pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government program; and (x) all comparable foreign, federal, state and local laws; in the case of each of the foregoing clauses, as amended and together with all regulations promulgated thereunder.
“Health Care Permits” has the meaning specified in Section 5.10(a).
“Hedge Bank” means any Person that is a Lender, an Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto.
“Historical Unaudited Financial Statements” has the meaning specified in Section 4.01(c).
“HMT” has the meaning specified in Section 5.19(b)(i).
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“ICC” has the meaning specified in Section 2.03(k).
“ICC Rule” has the meaning specified in Section 2.03(k).
“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(iv)(C)(3).
“Identified Qualifying Lenders” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Impacted EURIBOR Rate Interest Period” has the meaning specified in the definition of “EURIBOR Rate.”
“Incremental Amendment” has the meaning specified in Section 2.14(a).
“Incremental Commitments” has the meaning specified in Section 2.14(a).
“Incremental Dollar Term Loans” has the meaning specified in Section 2.14(a).
“Incremental Euro Term Loans” has the meaning specified in Section 2.14(a).
“Incremental Facility” has the meaning specified in the definition of “Facility”.
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(a).

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Exhibit 10.8
“Incremental Loans” means Incremental Revolving Credit Loans and Incremental Term Loans.
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a). For the avoidance of doubt, the 2024 Incremental Revolving Credit Commitments are Incremental Revolving Credit Commitments.
“Incremental Revolving Credit Loans” has the meaning specified in Section 2.14(a).
“Incremental Term Commitments” has the meaning specified in Section 2.14(a).
“Incremental Term Loans” has the meaning specified in Section 2.14(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) obligations in respect of licenses to the extent incurred in the ordinary course of business or consistent with past practice, (ii) trade accounts payable in the ordinary course of business and (iii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.
if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP.

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Exhibit 10.8
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 10.05(a).
“Indemnified Taxes” has the meaning specified in Section 3.01(a).
“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Initial Dollar Term Loans” means all of the Dollar Term Loans outstanding under this Agreement immediately prior to the Second Amendment Effective Date.
“Initial Euro Term Loans” means all of the Euro Term Loans outstanding under this Agreement immediately prior to the Third Amendment Effective Date.
“Intellectual Property” means all intellectual property, including without limitation Patents, Copyrights, Trademarks, know-how, trade secrets, inventions (whether or not patentable), and any applications therefor and reissues, continuations, extensions, renewals, or similar extension of rights thereof; goodwill associated with any of the foregoing; together with all rights to sue for past, present and future infringement, misappropriation, or violation of intellectual property and the goodwill associated therewith. Each of the terms Patents, Copyrights, and Trademarks shall have the meaning specified in the Security Agreement.
“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, substantially in the form attached as Exhibit I, together with each other supplement executed and delivered pursuant to Section 6.12.
“Intercreditor Agreement” means, as applicable, any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement.
“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Lead Borrower for such Test Period to (b) Consolidated Interest Expense of the Lead Borrower for such Test Period.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Loan or Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

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Exhibit 10.8
“Interest Period” means, as to each Eurodollar Loan or Term SOFR Loan, the period commencing on the date such Eurodollar Loan or Term SOFR Loan is disbursed or converted to or continued as a Eurodollar Loan or Term SOFR Loan and ending on the date one, three or six months thereafter, or to the extent available to each Lender of such Eurodollar Loan or Term SOFR Loan, twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(j)any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(k)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) License Acquisitions. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but shall be adjusted to give effect to any repayments of principal in the case of any Investment in the form of a loan (or guarantee) and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale), in each case, to the extent not already reflected as a return of capital or a deemed reduction in the amount of such Investment pursuant to clause (g) of the definition of “Available Amount”.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if Moody’s and S&P are not providing the applicable rating, an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” has the meaning specified in Section 2.03(k).
“Judgment Currency” has the meaning specified in Section 10.26.

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Exhibit 10.8
“Junior Financing” has the meaning specified in Section 7.12(a).
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Letter of Credit Expiration Date” means the day that five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.
“Latest Term Loan Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Term Loan, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan or any Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.03, as such commitment is set forth on Schedule 2.01(b)(ii) or if an L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent; provided that, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit shall not exceed the aggregate amount of the commitment set forth on Schedule 2.01(b)(ii) with respect to such L/C Issuer.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means JPMorgan Chase Bank, N.A., Morgan Stanley Bank N.A., Bank of America, N.A., BNP Paribas, Citibank, N.A., Credit Suisse AG, New York Branch, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, HSBC Bank USA, N.A. and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(j) or 10.07(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

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Exhibit 10.8
“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit (whether or not such maximum amount is then in effect under any such Letter of Credit if such maximum amount increases pursuant to the terms of such Letter of Credit) plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect (to the extent of such amount so remaining available to be paid) until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lead Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. For the avoidance of doubt, “Letter of Credit” shall not include any Bilateral L/C or Third Party Bilateral L/C.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Fees” means any fees paid pursuant to and in accordance with Section 2.03(g).
“Letter of Credit Sublimit” means, at any date of determination, an amount equal to the lesser of (a) (i) $400,000,000 minus (ii) the aggregate amount of Bilateral L/C Obligations outstanding on such date of determination and (b) the aggregate amount of the Revolving Credit Commitments on such date of determination.
“License Acquisition” means the acquisition by the Lead Borrower or any Restricted Subsidiary of any License to research, develop, commercialize, sell, market, promote, or otherwise exploit any drug or any pharmaceutical, surgical, diagnostic, medical, nutritional or healthcare product or technology (or any combination thereof) (the “Licensed Property”) with a term greater than one (1) year (unless terminable prior to such time without material penalty or premium by the licensor without cause) within one or more countries, geographic regions and/or territories; provided that the acquisition of any License to manufacture or package any such Licensed Property (as applicable) shall be neither a “License Acquisition” nor another Investment).
“License” means a license, agreement, or contract under which a Person receives or grants rights or interests to Intellectual Property.

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Exhibit 10.8
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan or a Revolving Credit Loan (including any Incremental Term Loans and any extensions of credit under any Revolving Commitment Increases).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercreditor Agreements, (vi) each Letter of Credit Application and (vii) any other document entered into by any Loan Party and the Administrative Agent that is identified therein to be a “Loan Document”.
“Loan Parties” means, collectively, (i) each Borrower and (ii) each Guarantor.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Lead Borrower on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Acquisition” means a Permitted Acquisition or similar Investment, in each case, with an aggregate consideration in excess of $50,000,000.
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.
“Material Domestic Subsidiary” means, at any date of determination, each of the Lead Borrower’s direct or indirect Domestic Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period were equal to or greater than 5% of the Total Assets of the Lead Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that “Material Domestic Subsidiary” shall also include any of the Lead Borrower’s Subsidiaries selected by the Lead Borrower which is required to ensure that all Material Domestic Subsidiaries have in the aggregate (i) Total Assets at the last day of the most recent Test Period that were equal to or greater than 95% of the Total Assets of the Lead Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries at such date and (ii) gross revenues for such Test Period that were equal to or greater than 95% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such period, in each case determined in accordance with GAAP; provided further that in no case shall Material Domestic Subsidiary mean any Domestic Subsidiary that has no material assets other than Equity Interests of one or more (i) Foreign Subsidiaries that are

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Exhibit 10.8
controlled foreign corporations that are related to the Lead Borrower with the meaning of Section 864(d) of the Code or (ii) Domestic Subsidiaries that are described in this proviso.
“Material Foreign Subsidiary” means, at any date of determination, each of the Lead Borrower’s direct or indirect Foreign Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period were equal to or greater than 5% of the Total Assets of the Lead Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that “Material Foreign Subsidiary” shall also include any of the Lead Borrower’s Subsidiaries selected by the Lead Borrower which is required to ensure that all Material Foreign Subsidiaries have in the aggregate (i) Total Assets at the last day of the most recent Test Period that were equal to or greater than 95% of the Total Assets of the Lead Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries at such date and (ii) gross revenues for such Test Period that were equal to or greater than 95% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries for such period, in each case determined in accordance with GAAP.
“Material Intellectual Property” means any Intellectual Property owned by either Borrower or any Restricted Subsidiary that is material to the operation of the business of the Borrowers and the Restricted Subsidiaries (taken as a whole).
“Material Real Property” means any real property in the United States owned by any Loan Party with a fair market value in excess of $50,000,000.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means (a) with respect to the 2024 Refinancing Euro Term Loans, December 20, 2031; (b) with respect to the 2024 Refinancing Dollar Term Loans, May 17, 2031; (c) with respect to the Second Amendment Revolving Credit Facility, December 2, 2027; (d) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Revolving Credit Extension Request or Term Loan Extension Request, as applicable, accepted by the respective Lender or Lenders; (e) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment; and (f) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.
“Maximum Rate” has the meaning specified in Section 10.10.
“Merck” has the meaning given in the preliminary statements.
“Minority Investment” means any person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns capital stock.
“MIRE Event” means if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including any Incremental Facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).

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Exhibit 10.8
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means each deed of trust, trust deed, hypothec and mortgage, in each case, as amended, amended and restated or otherwise modified from time to time, made by any Loan Party in favor or for the benefit of the Administrative Agent for the benefit of the Secured Parties, and any other mortgage executed and delivered pursuant to Section 6.12.
“Mortgage Policies” has the meaning specified in Section 6.15(b)(ii).
“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of Collateral and Guarantee Requirement.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the period since January 1, 2015, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(l)with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event (other than any asset constituting Collateral) and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $150,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of

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Exhibit 10.8
all such net cash proceeds in such fiscal year shall exceed $300,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(m)(i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by the Lead Borrower, the amount of cash from such Permitted Equity Issuance net of all underwriting costs, discounts, commissions and other fees and expenses associated therewith.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“NFIP” has the meaning specified in clause (g) of the definition of the term “Collateral and Guarantee Requirement”.
“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Non-Consenting Lender” has the meaning specified in Section 3.07(d).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Debt Cap” means the greater of (1) $700,000,000 and (2) 25% of Consolidated EBITDA of the Lead Borrower determined as of the most recently ended Test Period.
“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“Non-Public Lender” means (i) until the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the CRR), an entity that is or qualifies as a professional market party (professionele marktpartij) as defined in the applicable law of the Netherlands or the value of the rights assigned or transferred by such person is at least EUR 100,000 (or its equivalent in any other currency), or (ii) following publication by the competent authority of its interpretation of the term “public” (as referred to in article 4.1(1) of the CRR), such person which is not considered to be part of the public.
“Non-US Pledge Agreements” means (i) each Dutch Security Document and (ii) to the extent there has been a reorganization, restructuring or any similar activity of the Lead Borrower or any other Loan Party after the Closing Date, each other pledge or security agreement creating a security interest in the Equity Interests of each wholly-owned Material Foreign Subsidiary that is directly owned by either Borrower or any Guarantor as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the security interests of the Secured Parties in the Collateral and the Guarantees of the Obligations, taken as a whole, are not materially impaired as a result of such reorganization, restructuring or similar activity.
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

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Exhibit 10.8
“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow or of the Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Notice Period” has the meaning specified in Section 6.21.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00% per annum, such rate shall be deemed to be 0.00% per annum for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all (v) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any of its Restricted Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (w) obligations of any Loan Party and its Restricted Subsidiaries arising under any Secured Hedge Agreement, (x) Cash Management Obligations, (y) Bilateral L/C Obligations and (z) Third Party Bilateral L/C Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or any of its Restricted Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Restricted Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Restricted Subsidiary.
“Offered Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“Offered Discount” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“OID” means original issue discount.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect

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Exhibit 10.8
to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, in each case, with respect to any Dutch Loan Party, including that Dutch Loan Party’s deed of incorporation (oprichtingsakte), articles of association (statuten) and extract from the commercial registry of the Dutch Chamber of Commerce.
“Other Connection Taxes” has the meaning specified in Section 3.01(a).
“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Other Taxes” has the meaning specified in Section 3.01(b).
“Outstanding Amount” means (a) with respect to the Dollar Term Loans, Euro Term Loans and Revolving Credit Loans on any date, the outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Dollar Term Loans, Euro Term Loans and Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the outstanding Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parallel Liability” has the meaning specified in Section 9.15.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(g).
“Participating Lender” has the meaning specified in Section 2.05(a)(iv)(C)(2).
“Payment” has the meaning specified in Section 9.03(b)(i)(x).
“Payment Notice” has the meaning specified in Section 9.03(b)(ii)(x).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

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Exhibit 10.8
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions or had an obligation to make contributions, in each case at any time since January 1, 2015.
“Permitted Acquisition” has the meaning specified in Section 7.02(j).
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of either Borrower, to the extent permitted hereunder.
“Permitted Factoring Transaction” means customary receivables purchase facilities and factoring arrangements entered into by the Lead Borrower or any Restricted Subsidiary with respect to Receivables Assets originated by the Lead Borrower or such Restricted Subsidiary in the ordinary course of business, which receivables purchase facilities and factoring transactions give rise to obligations that are non-recourse to the Lead Borrower and its Restricted Subsidiaries other than limited recourse customary for receivables purchase facilities and factoring transactions of the same kind.
“Permitted Factoring Transaction Documents” means each of the documents and agreements entered into in connection with any Permitted Factoring Transaction.
“Permitted Other Debt” means (i) unsecured, senior subordinated or subordinated debt issued by any Loan Party, (ii) debt securities issued or term loans incurred by any Loan Party that are secured by a Lien on the Collateral ranking junior to the Liens securing the Obligations pursuant to a Second Lien Intercreditor Agreement or (iii) debt securities issued or term loans incurred by any Loan Party that are secured by a Lien ranking pari passu with the Liens securing the Obligations pursuant to a First Lien Intercreditor Agreement, in the case of each of clauses (i), (ii) and (iii), (a) the terms of which (other than in the case of customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for scheduled repayments, mandatory redemptions or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default) prior to the Maturity Date of the Existing Term Loan Class being refinanced by such Permitted Other Debt) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations, prior to, at the time of incurrence of such Permitted Other Debt, the Maturity Date of the Existing Term Loan Class which is being refinanced by such Permitted Other Debt (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) (i) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rates, fees, funding discounts and redemption or prepayment premiums), taken as a whole, are not more restrictive on the Lead Borrower and its Restricted Subsidiaries than the terms of this Agreement; provided that a certificate of a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements and which shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (ii) to the extent the terms applicable to such Permitted Other Debt include a Previously Absent Financial Maintenance Covenant, they shall either, at the option of the Lead Borrower (A) be applicable only to periods after the Latest Maturity Date of any Facility other than the Term Loans or (B) be added for the benefit of the

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Exhibit 10.8
Revolving Credit Facility for so long as such Permitted Other Debt remains outstanding, (c) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, (d) if such Indebtedness is secured, such Indebtedness shall not be secured by any property or assets other than the Collateral, (e) no Person (other than a Borrower or Guarantor) shall guarantee such Indebtedness and (f) if such Indebtedness consists of term loans secured on a pari passu basis with the Facilities, such Indebtedness shall be subject to the “most favored nation” provision contained in Section 2.14.
“Permitted Prior Liens” means Liens permitted pursuant to Section 7.01 (other than Section 7.01(a), Section 7.01(o), Section 7.01(cc), Section 7.01(ee), Section 7.01(ff) and Section 7.01(hh)).
“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof) (i) no Event of Default shall be continuing or result therefrom and (ii) (x) if such Indebtedness is secured on a pari passu basis with the Facilities, the First Lien Leverage Ratio is no greater than 2.75:1.00, (y) if such Indebtedness is secured on a junior basis to the Facilities, the Senior Secured Leverage Ratio is no greater than 3.25:1.00 and (z) if such Indebtedness is unsecured, the Interest Coverage Ratio is at least 2.00:1.00; provided that such Indebtedness shall (A) in the case of clauses (x), (y) and (z) above, have a maturity date that is on or after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of clauses (y) and (z) above, have a maturity date that is at least 91 days after the Latest Maturity Date at the time such Indebtedness is incurred (in each case, other than an earlier maturity date for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such earlier maturity date), (B) in the case of clause (x) above, have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Term Loans and, in the case of clause (y) or clause (z) above, shall not be subject to scheduled amortization prior to maturity (in each case, other than a shorter Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such shorter Weighted Average Life to Maturity), (C) if such Indebtedness is (1) secured on a junior basis to the Facilities, be secured only by the Collateral and be subject to the Second Lien Intercreditor Agreement, (2) secured on a pari passu basis with the Facilities, be (x) secured only by the Collateral and (y) subject to the First Lien Intercreditor Agreement and (3) guaranteed, be guaranteed only by the same Loan Parties that guarantee the Facilities, (D) in the case of clause (ii)(x) above, (1) in the case of any such Indebtedness incurred in the form of Dollar-denominated term loan Indebtedness, be subject to the “most favored nation” provision contained in Section 2.14 with respect to Dollar Term Loans and (2) in the case of any such Indebtedness incurred in the form of Euro-denominated term loan Indebtedness, be subject to the “most favored nation” provision contained in Section 2.14 with respect to the Euro Term Loans, (E) have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Lead Borrower are not materially less favorable (when taken as a whole) to the Lead Borrower than the terms and conditions of the Loan Documents (when taken as a whole) and (F) to the extent the terms applicable to such Indebtedness include a Previously Absent Financial Maintenance Covenant, they shall either, at the option of the Lead Borrower (x) be applicable only to periods after the Latest Maturity Date of any Facility other than the Term Loans or (y) be added solely for the benefit of the Revolving Credit Facility for so long as such Indebtedness remains outstanding.

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Exhibit 10.8
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (in each case, other than an earlier maturity date and/or a shorter Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such earlier maturity date or shorter Weighted Average Life to Maturity, as applicable), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(u), 7.03(w) or 7.03(x) or is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (ii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) with respect to a Permitted Refinancing of Indebtedness for borrowed money in excess of the Threshold Amount, to the extent the terms applicable to such Indebtedness include a Previously Absent Financial Maintenance Covenant, such terms shall either, at the option of the Lead Borrower (A) be applicable only to periods after the Latest Maturity Date of any Facility other than the Term Loans or (B) be added solely for the benefit of the Revolving Credit Facility for so long as such Indebtedness remains outstanding and (f) with respect to a Permitted Refinancing of Indebtedness for borrowed money, if such Indebtedness is (1) secured on a junior basis to the Liens securing the Facilities, such Indebtedness shall be secured only by the Collateral and shall be subject to the Second Lien Intercreditor Agreement, (2) secured on a pari passu basis with the Facilities, such Indebtedness shall be (x) secured only by the Collateral and (y) subject to the First Lien Intercreditor Agreement and (3) guaranteed, such Indebtedness shall be guaranteed only by the same Guarantors that guarantee the Facilities.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, sponsored, maintained or contributed to by or required to be

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Exhibit 10.8
contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, or with respect to which any Loan Party or ERISA Affiliate has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.
“Pre-Funded Acquisition Debt” means, if the Borrower or any Restricted Subsidiary has incurred any Indebtedness to pre-fund a permitted Material Acquisition until the earlier of the date of consummation of such Material Acquisition and the date such consummation has been abandoned or terminated, the Net Cash Proceeds of any Indebtedness incurred to prefund such Material Acquisition solely to the extent that such Net Cash Proceeds have been deposited in escrow pursuant to customary escrow arrangements on terms reasonably satisfactory to the Administrative Agent.
“Previously Absent Financial Maintenance Covenant” means, at any time (1) any financial maintenance covenant that is not contained in this Agreement at such time and (2) any financial maintenance covenant a corresponding version of which is already contained in this Agreement at such time but with covenant levels and component definitions (to the extent relating to such corresponding version) that are more restrictive as to the Borrower and the Restricted Subsidiaries than those in this Agreement at such time.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Products” has the meaning specified in Section 5.10(a).
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that, (i)

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Exhibit 10.8
at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Lead Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may (1) be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and (2) give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Lead Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

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Exhibit 10.8
“QFC Credit Support” has the meaning specified in Section 10.28.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Ratings Agencies” means Moody’s and S&P.
“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrowers or any of their Subsidiaries.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, the date that is five U.S. Government Securities Business Days before the SOFR Rate Day, (3) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, and (4) if such Benchmark is not the Term SOFR Rate, Daily Simple SOFR or EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.19.
“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.
“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.
“Register” has the meaning specified in Section 10.07(d).

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Exhibit 10.8
“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Borrowing denominated in Dollars, the Term SOFR Rate or (ii) with respect to any Borrowing denominated in Euros, the EURIBOR Rate, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term SOFR Borrowing, the Term SOFR Reference Rate or (ii) with respect to any Eurodollar Borrowing, the EURIBOR Screen Rate, as applicable.
“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Repricing Event” has the meaning specified in Section 2.05(a)(i).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Dollar Term Loans, Euro Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender or the Lead Borrower or any Affiliate thereof shall be excluded for purposes of making a determination of the Required Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or the Lead Borrower or any Affiliate thereof shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Total Outstandings of all Revolving Credit Loans and all L/C Obligations (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Total Outstandings of all Revolving Credit Loans and all L/C Obligations held or deemed held

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Exhibit 10.8
by, any Defaulting Lender or the Lead Borrower or any Affiliate thereof shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) with respect to any Loan Party other than a Dutch Loan Party, the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and (b) with respect to any Dutch Loan Party, any director of such Dutch Loan Party authorized to represent that Dutch Loan Party or any other Person with express irrevocable authority to act on behalf of that Dutch Loan Party designated as such by the management board (bestuur) of that Dutch Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Lead Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means any Subsidiary of the Lead Borrower other than an Unrestricted Subsidiary.
“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).
“Reversion Date” has the meaning specified in Section 7.15(b).
“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).
“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of Eurodollar Loans or Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations in respect of Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such Lender’s name on Schedule A-2 to the Second Amendment under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $1,300,000,000 on the Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

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Exhibit 10.8
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations at such time.
“Revolving Credit Extension Request” has the meaning specified in Section 2.16(a).
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” means any Revolving Credit Loan made pursuant to Section 2.01(b), Incremental Revolving Credit Loans, Other Revolving Credit Loans or Extended Revolving Credit Loans, as the context may require.
“Revolving Credit Note” means a promissory note of the Lead Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Lead Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Safety Notices” has the meaning specified in Section 5.10(c)(i).
“Sanctioned Country” has the meaning specified in Section 5.19(b)(ii).
“Sanctioned Person” has the meaning specified in Section 5.19(b)(i).
“Sanctions” has the meaning specified in Section 5.19(b)(i).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means the Amendment No. 2 to Senior Secured Credit Agreement and Amendment to Security Agreement, dated as of May 17, 2024, by and among, inter alia, the Lead Borrower, the Co-Borrower, the Administrative Agent and the Lenders party thereto.
“Second Amendment Arrangers” means JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Citibank, N.A,, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., Banco Santander, S.A., NY Branch, Mizuho Bank, Ltd., and The Bank of Nova Scotia, each in its capacity as joint lead arranger and bookrunner for the Second Amendment.
“Second Amendment Effective Date” has the meaning specified in Section 5 of the Second Amendment.
“Second Amendment Existing Revolving Credit Commitment” has the meaning specified in Section 2.01(b).
“Second Amendment Repayment” means the repayment of the Dollar Term Loans, on or prior the Second Amendment Effective Date with the proceeds of the 2024 Senior Notes.

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Exhibit 10.8
“Second Amendment Revolving Credit Facility” means the Revolving Credit Facility made available by the Revolving Credit Lenders as of the Second Amendment Effective Date.
“Second Lien Intercreditor Agreement” means an intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens that are intended to rank junior to the Liens securing the Obligations and that are otherwise permitted pursuant to Section 7.01 providing that all proceeds of Collateral enforcement shall first be applied to repay the Obligations in full prior to being applied to any obligations under the Indebtedness secured by such junior Liens and that until the termination of the Aggregate Commitments and the repayment in full of all Obligations outstanding under this Agreement (and cash collateralization or termination of Letters of Credit) or the expiration of a customary standstill period, the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions for limited protective actions that may be taken by the holders of such junior Lien Indebtedness) and otherwise in form and substance reasonably satisfactory to the Collateral Agent.
“Section 2.16 Additional Agreement” has the meaning specified in Section 2.16(c).
“Section 2.18 Additional Agreement” has the meaning specified in Section 2.18(c).
“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Bilateral L/C Issuers, the Third Party Bilateral L/C Issuers and any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Account” shall have the meaning assigned to such term in the UCC.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties and the Collateral Agent on the Closing Date substantially in the form of Exhibit G, together with each other Security Agreement Supplement executed and delivered pursuant to Section 6.12.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Notes” means the Senior Secured Dollar Notes, the Senior Secured Euro Notes and the Senior Unsecured Notes.
“Senior Notes Documentation” means the Senior Notes, and all documents executed and delivered with respect to the Senior Notes, including the Senior Secured Notes Indentures and the Senior Unsecured Notes Indenture.
“Senior Secured Dollar Notes” means (i) the $2,100,000,000 4.125% senior secured notes of the Lead Borrower and the co-issuer due 2028 and (ii) the $500,000,000 6.750% senior secured notes of the Lead Borrower and the co-issuer due 2034.

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Exhibit 10.8
“Senior Secured Dollar Notes Indenture” means the Indenture for each of the Senior Secured Dollar Notes, dated as of April 22, 2021 and May 17, 2024.
“Senior Secured Euro Notes” means the €1,250,000,000 2.875% senior secured notes of the Lead Borrower and the co-issuer due 2028.
“Senior Secured Euro Notes Indenture” means the Indenture for the Senior Secured Euro Notes, dated as of April 22, 2021.
“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt of the Lead Borrower as of the last day of such Test Period to (b) Consolidated EBITDA of the Lead Borrower for such Test Period.
“Senior Secured Notes” means Senior Secured Dollar Notes and Senior Secured Euro Notes.
“Senior Secured Notes Indentures” means the Senior Secured Dollar Notes Indenture and the Senior Secured Euro Notes Indenture.
“Senior Unsecured Notes” means (i) the $2,000,000,000 5.125% senior unsecured notes of the Lead Borrower and the co-issuer due 2031 and the (ii) $500,000,000 7.875% senior unsecured notes of the Lead Borrower and the co-issuer due 2034.
“Senior Unsecured Notes Indenture” means the Indenture for each of the Senior Unsecured Notes, dated as of April 22, 2021 and May 17, 2024.
“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of June 2, 2021, to be entered into by and between Merck and the Lead Borrower in connection with the Spin-Off.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

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Exhibit 10.8
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(iv)(D) substantially in the form of Exhibit J-4.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit J-5, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.07(i).
“Specified Discount” has the meaning specified in Section 2.05(a)(iv)(B)(1).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(iv)(B) substantially in the form of Exhibit J-6.
“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit J-7, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.05(a)(iv)(B)(3).
“Specified Equity Contribution” means any cash contribution to the common equity of the Lead Borrower and/or any purchase or investment in, or issuance or sale of, an Equity Interest of the Lead Borrower other than Disqualified Equity Interests.
“Specified Existing Revolving Credit Commitment Class” has the meaning specified in Section 2.16(a).
“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.24).

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Exhibit 10.8
“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation as a Restricted Subsidiary or an Unrestricted Subsidiary, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.
“Spin-Off” means (i) the separation of the women’s health, biosimilars and established brands businesses from Merck through a distribution of all of the shares of common stock of the Lead Borrower to the Merck shareholders as of the relevant record date and the other transactions contemplated by the Separation and Distribution Agreement, and (ii) the distribution of all of the shares of common stock of the Lead Borrower owned by Merck to shareholders of Merck as of the relevant record date.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Submitted Amount” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Submitted Discount” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Lead Borrower that are Guarantors.
“Successor Borrower” has the meaning specified in Section 7.04(d).
“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Supported QFC” has the meaning specified in Section 10.28.
“Suspended Covenants” has the meaning specified in Section 7.15(a).
“Suspension Period” has the meaning specified in Section 7.15(a).

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Exhibit 10.8
“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Hedge Bank in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Matters Agreement” has the meaning specified in Section 4.01(h).
“Taxes” has the meaning specified in Section 3.01(a).
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term Borrowing” means a Dollar Term Borrowing and/or a Euro Term Borrowing, as the context may require.
“Term Commitment” means a Dollar Term Commitment and/or a Euro Term Commitment, as the context may require.

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Exhibit 10.8
“Term ESTR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on ESTR that has been selected or recommended by the Relevant Governmental Body.
“Term ESTR Notice” means a notification by the Administrative Agent to the Lenders and the Lead Borrower of the occurrence of a Term ESTR Transition Event.
“Term ESTR Transition Event” means the determination by the Administrative Agent that (a) Term ESTR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term ESTR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term ESTR.
“Term Extension Agreement” has the meaning specified in Section 2.18(c).
“Term Extension Election” has the meaning specified in Section 2.18(b).
“Term Extension Series” means all Extended Term Loans that are established pursuant to the same Term Extension Agreement (or any subsequent Term Extension Agreement to the extent such Term Extension Agreement expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Term Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.
“Term Lender” means a Dollar Term Lender and/or a Euro Term Lender, as the context may require.
“Term Loan” means a Dollar Term Loan made pursuant to Section 2.01(a)(i), a Euro Term Loan made pursuant to Section 2.01(a)(ii), any Incremental Term Loan, any Refinancing Term Loan or any Extended Term Loan designated as a “Term Loan”, as the context may require.
“Term Loan Extension Request” has the meaning specified in Section 2.18(a).
“Term Loan Increase” has the meaning specified in Section 2.14(a).
“Term Loan Standstill Period” has the meaning provided in Section 8.01(b).
“Term Note” means a Dollar Term Note and/or a Euro Term Note, as the context may require.
“Term SOFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than (x) with respect to Dollar Term Loans,

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Exhibit 10.8
0.50% per annum, such rate shall be deemed to be 0.50% per annum for the purposes of this Agreement and (y) with respect to Revolving Credit Loans, 0.00% per annum, such rate shall be deemed to be 0.00% per annum for the purposes of this Agreement ((x) and (y) individually or collectively, the “Term SOFR Rate Floor”).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Lead Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, for purposes of Section 7.14, the “Test Period” shall be the period of four consecutive fiscal quarters of the Lead Borrower ended on such quarter end date (without regard to the delivery of financial statements). A Test Period may be designated by reference to the last day thereof (i.e., the “December 31, 2021 Test Period” refers to the period of four consecutive fiscal quarters of the Lead Borrower ended December 31, 2021), and a Test Period shall be deemed to end on the last day thereof.
“Third Amendment” means the Amendment No. 3 to Senior Secured Credit Agreement, dated as of December 20, 2024, by and among, inter alia, the Lead Borrower, the Co-Borrower, the Administrative Agent and the Lenders party thereto.
“Third Amendment Arrangers” means JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Citibank, N.A,, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., Banco Santander, S.A., NY Branch, Mizuho Bank, Ltd., and The Bank of Nova Scotia, each in its capacity as joint lead arranger and bookrunner for the Third Amendment.
“Third Amendment Effective Date” has the meaning specified in Section 6 of the Third Amendment.
“Third Party Bilateral L/C” means any bilateral letter of credit or bank guarantee issued by a Third Party Bilateral L/C Issuer for the account of the Lead Borrower or any of its Subsidiaries; provided, that the aggregate amount of Third Party Bilateral L/C Obligations at any time outstanding shall not exceed $25,000,000. For the avoidance of doubt, “Third Party Bilateral L/C” shall not include any Bilateral L/C.
“Third Party Bilateral L/C Issuer” means any Person from time to time specifically designated in writing as a “Third Party Bilateral L/C Issuer” by the Lead Borrower to the Administrative Agent; provided that such Person shall have executed an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent pursuant

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Exhibit 10.8
to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents, and (ii) agrees to be bound by the provisions of Article IX and Sections 10.04 and 10.05 as if it were a Lender.
“Third Party Bilateral L/C Obligations” means obligations owed by the Lead Borrower or any of its Subsidiaries to any Third Party Bilateral L/C Issuer in connection with, or in respect of, any Third Party Bilateral L/C.
“Threshold Amount” means $100,000,000.
“Title Insurance Policy” has the meaning specified in clause (g) of the definition of the term “Collateral and Guarantee Requirement”.
“Total Assets” means the total assets of the Lead Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Lead Borrower delivered pursuant to Section 6.01(a) or (b) or for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the financial statements of the Borrower delivered pursuant to Section 4.01(c).
“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transaction” means, collectively, (a) the funding of the Term Loans on the Closing Date, (b) the issuance (and assumption on the Closing Date) of the Senior Notes (other than the 2024 Senior Notes), (c) the Spin-Off, (d) the payment of the Closing Date Repayment in the amount of not more than approximately $9,000,000,000 (or the aggregate Dollar Amount equivalent to the extent all or any portion is denominated in Euros) on or about the Closing Date, (e) the consummation of any other transactions relating to, in furtherance of or in connection with the foregoing, including without limitation, any corporate reorganization transactions, restructuring or similar activities or transactions in connection with the Spin-Off or any of the other transactions contemplated by the documentation governing the foregoing and (f) the payment of the Transaction Expenses.
“Transaction Expenses” means any fees or expenses incurred or paid by the Lead Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Adjusted EURIBOR Rate or the Base Rate.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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Exhibit 10.8
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means the Historical Unaudited Financial Statements.
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash Amount” means, on any date of determination, the aggregate amount of cash and Cash Equivalents of the Borrowers and their Restricted Subsidiaries that (1) would not appear as “restricted” on a consolidated balance sheet of the Borrowers and their Restricted Subsidiaries or (2) are restricted in favor of the Facilities (which may also secure other Indebtedness secured by a pari passu or junior Lien basis with the Facilities).
“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B and (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.16 subsequent to the Closing Date and any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” has the meaning specified in Section 10.15(b).
“U.S. Special Resolution Regime” has the meaning specified in Section 10.28.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“USP” has the meaning specified in Section 2.03(k).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

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Exhibit 10.8
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Differential” has the meaning specified in Section 2.14(a).
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)(i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(i)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(ii)The term “including” is by way of example and not limitation.
(iii)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Accounting Terms.
(e)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(f)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, the First Lien Leverage Ratio and the Senior Secured Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

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Exhibit 10.8
Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Currency Equivalents Generally.
(g)Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any Dollar Amount shall be made in accordance with Section 1.08(c). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02, and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
(h)For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.
(i)The Administrative Agent shall determine the Dollar Amount or the Euro Amount, as the case may be, of any Credit Extension, Commitment or Outstanding Amount of any Loan as of (A) the Closing Date, (B) the first day of each Interest Period applicable thereto, (C) as of the end of

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Exhibit 10.8
each fiscal quarter of the Borrower, and (D) such dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require, and shall promptly notify the Borrower and the Lenders of each Dollar Amount or Euro Amount, as the case may be, so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Committed Loan Notice for purposes of the initial such determination for any Loan and (y) on the second Business Day prior to the date as of which such Dollar Amount or Euro Amount, as the case may be, is to be determined, for purposes of any subsequent determination.
Interest Rates. The interest rate on a Loan denominated in Dollars or Euros may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. Upon the occurrence of a Benchmark Transition Event, a Term ESTR Transition Event or an Early Opt-In Election, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term ESTR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale,

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Exhibit 10.8
disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust, as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) and shall be subject to Section 6.12.
ARTICLE II

The Commitments and Credit Extensions
The Loans.
(a)(i) The Dollar Term Borrowings. Subject to the terms and conditions set forth herein, (x) the 2024 Dollar Refinancing Lender agrees to make a Dollar Term Loan to the Lead Borrower (together with each Loan converted from a 2024 Converted Dollar Term Loan pursuant to subclause (y) below, a “2024 Dollar Term Loan”) on the Third Amendment Effective Date in an amount not to exceed the amount of its 2024 Dollar Refinancing Lender Commitment and (y) each 2024 Converted Dollar Term Loan of each 2024 Rollover Dollar Term Lender shall be converted into a 2024 Dollar Term Loan of such Lender effective as of the Third Amendment Effective Date in a principal amount equal to the principal amount of such Lender’s 2024 Converted Dollar Term Loan. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Dollar Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(i)The Euro Term Borrowings. Subject to the terms and conditions set forth herein, (x) the 2024 Euro Refinancing Lender agrees to make a Euro Term Loan to the Lead Borrower (together with each Loan converted from a 2024 Converted Euro Term Loan pursuant to subclause (y) below, a “2024 Euro Term Loan”) on the Third Amendment Effective Date in an amount not to exceed the amount of its 2024 Euro Refinancing Lender Commitment and (y) each 2024 Converted Euro Term Loan of each 2024 Rollover Euro Term Lender shall be converted into a 2024 Euro Term Loan of such Lender effective as of the Third Amendment Effective Date in a principal amount equal to the principal amount of such Lender’s 2024 Converted Euro Term Loan. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Euro Term Loans shall be Eurodollar Loans, as further provided herein.
(b)The Revolving Credit Borrowings.
(i)Prior to the Second Amendment Effective Date, certain Lenders hereunder extended Revolving Credit Commitments (the “Second Amendment Existing Revolving Credit Commitments”). Pursuant to the Second Amendment, each Lender that has a Second Amendment Existing Revolving Credit Commitment agrees to exchange its Second Amendment Existing Revolving Credit Commitments, in each case, on a dollar-for-dollar cashless basis for 2024 Other Revolving Credit Commitments.
(ii)Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in any Agreed Currency to the Lead Borrower as elected by the Lead Borrower pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day on or after the Second Amendment Effective Date until the Maturity Date of the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the

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Exhibit 10.8
other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05 and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Term SOFR Loans, as further provided herein. Revolving Credit Loans denominated in Euros shall be Eurodollar Loans.
Borrowings, Conversions and Continuations of Loans.
(c)(I) Each Term Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Loans or Term SOFR Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or delivered by electronic mail. Each such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time, or London, England time in the case of any Borrowing denominated in Euros) (i) two (2) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Loans or Term SOFR Loans or any conversion of Base Rate Loans to Eurodollar Loans or Term SOFR Loans and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Term Loans. (II) Each Revolving Credit Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or delivered by electronic mail. Each such notice of a Revolving Credit Borrowing must be received by the Administrative Agent not later than (i) 12:00 noon (New York, New York time, or London, England time in the case of any Borrowing denominated in Euros) (i) three (3) Business Days prior to the requested date of any Borrowing and (ii) 10:00 a.m. (New York, New York time, or London, England time in the case of any Borrowing denominated in Euros) on the requested date of any Borrowing of Base Rate Revolving Credit Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. A Committed Loan Notice may be signed and delivered electronically pursuant to Section 10.02(b). Each Borrowing of, conversion to or continuation of Eurodollar Loans or Term SOFR Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof in the case of Dollar Term Loans (or comparable amounts determined by the Administrative Agent in the case of Euro Term Loans). Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Dollar Term Borrowing, a Euro Term Borrowing, a Revolving Credit Borrowing, a conversion of Dollar Term Loans, Euro Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Loans or Term SOFR Loans, (ii) the currency in which the Loans to be borrowed are to be denominated, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If, with respect to Loans denominated in Dollars, the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans or Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans or Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give timely notice requesting a continuation of Eurodollar Loans or Term SOFR Loans), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.
(d)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time), in the case of any Loan denominated in Euros, in each case, on the Business Day specified in the applicable Committed Loan

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Exhibit 10.8
Notice. Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Lead Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Lead Borrower as provided above.
(e)Except as otherwise provided herein, a Eurodollar Loan or a Term SOFR Loan, as applicable, may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan or such Term SOFR Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans in Dollars may be converted to or continued as Eurodollar Loans or Term SOFR Loans.
(f)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans or Term SOFR Loans upon determination of such interest rate. The determination of the Base Rate, the Term SOFR Rate and the Adjusted EURIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
(g)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.
(h)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(i)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Lead Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lead Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Lead Borrower at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrowers. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this

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Exhibit 10.8
Agreement, and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(g) shall cease.
Letters of Credit.
(j)The Letter of Credit Commitments.
(i)Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Latest Letter of Credit Expiration Date applicable to Letters of Credit issued under the Revolving Credit Facility, to issue Letters of Credit in any Agreed Currency (and in any other currency agreed by such L/C Issuer) for the account of the Lead Borrower (provided that any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Lead Borrower; provided further that the Lead Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account or in favor of a Restricted Subsidiary of the Lead Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if after giving effect to such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, notwithstanding the foregoing, no L/C Issuer shall be required to issue trade letters of credit, commercial letters of credit or bank guarantees except at its own discretion. Within the foregoing limits, and subject to the terms and conditions hereof, the Lead Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Lead Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit (other than the Letters of Credit listed on Schedule 2.03(a)(ii)(B)) would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
the expiry date of such requested Letter of Credit would occur after applicable Latest Letter of Credit Expiration Date, unless all the applicable Revolving Credit Lenders have approved such expiry date; or

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Exhibit 10.8
the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer and/or the internal policies of such L/C Issuer.
(iii)An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)The Lead Borrower may, at any time and from time to time, reduce the L/C Commitment of any L/C Issuer with the consent of such L/C Issuer (and after notice to the Administrative Agent); provided that the Lead Borrower shall not reduce the L/C Commitment of any L/C Issuer if, after giving effect to such reduction, the conditions set forth in clause (i) above would not be satisfied.
(k)Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 noon at least five (5) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Lead Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.
(iii)If the Lead Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Lead Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the applicable Latest Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any

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Exhibit 10.8
Revolving Credit Lender, as applicable, or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(l)Drawings and Reimbursements; Funding of Participations.
(i)Upon the payment to the beneficiary of any Letter of Credit under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Lead Borrower and the Administrative Agent thereof. On the Business Day on which the Lead Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Lead Borrower shall have received such notice later than 10:00 a.m. on any Business Day, on the immediately following Business Day) (each such date, an “Honor Date”), the Lead Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Lead Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Lead Borrower shall be deemed to have requested a Revolving Credit Borrowing of (x) if the Unreimbursed Amount is in Dollars, Base Rate Loans and (y) if the Unreimbursed Amount is not in Dollars, Eurodollar Rate Loans, in each case to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurodollar Loans or Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and Revolving Credit Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made (x) if the Unreimbursed Amount is in Dollars, Base Rate Loans and (y) if the Unreimbursed Amount is not in Dollars, Eurodollar Rate Loans to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(iii)With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Lead Borrower shall be deemed to have incurred from the relevant L/C Issuer a L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by

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Exhibit 10.8
this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) subject to the proviso below, the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(vii)If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(viii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate.
(m)Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

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Exhibit 10.8
(iv)any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(n)Role of L/C Issuers. Each Lender and Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such L/C Issuer’s willful misconduct or gross negligence (as determined in the final judgment of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, each L/C Issuer may either accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(o)Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Revolving Credit Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined

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Exhibit 10.8
as of the date of such Event of Default), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Lead Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Lead Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at JPMorgan Chase Bank, N.A. and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at JPMorgan Chase Bank, N.A. as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Lead Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Lead Borrower.
(p)Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Latest Letter of Credit Expiration Date relating to Letters of Credit and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(q)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Latest Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

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Exhibit 10.8
(r)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(s)Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Lead Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(t)Commercial Letters of Credit and Standby letters of Credit. The Borrowers agree that an L/C Issuer may issue a Letter of Credit subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication Nos. 500 (1993 Revision) or 600 (2007 Revision) or, at such L/C Issuer’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit (as so chosen for the Letter of Credit, the “UCP”) or the International Standby Practices 1998, ICC Publication No. 590 or, at such L/C Issuer’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit (as so chosen for the Letter of Credit, the “ISP”, and each of the UCP and the ISP, an “ICC Rule”). Each L/C Issuer’s privileges, rights and remedies under such ICC Rules shall be in addition to, and not in limitation of, its privileges, rights and remedies expressly provided for herein. The UCP and the ISP (or such later revision of either) shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof.
[Reserved].
Prepayments.
(u)Optional.
(i)The Lead Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as set forth below); provided that (1) such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time, or London, England time in the case of Loans denominated in Euros) (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (B) three (3) Business Days prior to any date of prepayment of Eurodollar Loans and (C) on the date of prepayment of Base Rate Loans; (2) (x) any prepayment of Term SOFR Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof and (y) any prepayment of Euro Term Loans shall be in a principal amount of €2,000,000 or a whole multiple of €500,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (4) in the case of any Repricing Event (as defined below) with respect to (x) all or any portion of the Dollar Term Loans, a prepayment premium of 1.00% shall apply to any principal amount of the Dollar Term Loans subject to such Repricing Event during the first six-month period after the Third Amendment Effective Date and (y) all or any portion of the Euro Term Loans, a prepayment premium of 1.00% shall apply to any principal amount of the Euro Term Loans subject to such Repricing Event during the first six-month period after the Closing Date. A “Repricing Event” means (A) any prepayment or repayment of (x) the Dollar Term Loans with the proceeds of, or any conversion of the Dollar Term Loans into, any new or replacement Indebtedness under any credit facility with an All-in Yield less than the All-in Yield applicable to the Dollar Term Loans and (y) the Euro Term Loans with the proceeds of, or any conversion of the Euro Term Loans into, any new or replacement Indebtedness under any credit facility with an All-in Yield less than the All-in Yield applicable to the Euro Term Loans, (B) any amendment to this Agreement that reduces the All-in Yield applicable to the Dollar Term Loans and/or the Euro Term Loans and (C) any prepayment, repayment, refinancing, substitution or replacement of Dollar Term Loans by any Lender pursuant to Section 3.07 as a result of, or in connection with, such Lender not agreeing to or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (B) above. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount

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Exhibit 10.8
of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Loan or Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Euro Term Loans shall be made in Euros (even if the Borrower is required to convert currency to do so). Subject to the pro rata application within any Class of Loans, the Lead Borrower may allocate each prepayment of the Loans pursuant to this Section 2.05(a) in its sole discretion among the Class or Classes of Loans as the Lead Borrower may specify; provided that the Borrowers may not prepay Extended Term Loans of any Term Extension Series pursuant to this Section 2.05(a)(i) unless such prepayment is accompanied by at least a pro rata prepayment of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full).
(ii)On and after the Closing Date, each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a). It being understood that, as of the Second Amendment Effective Date (prior to giving effect to the Second Amendment Repayment), the Borrower has made sufficient optional prepayments pursuant to Section 2.05(a) such that no scheduled amortization payments pursuant to Section 2.07(a) remain prior to the Maturity Date of the 2024 Refinancing Dollar Term Loans.
(iii)Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of part or all of the Facilities or in connection with the consummation of any transaction, which refinancing or other transaction shall not be consummated or shall otherwise be delayed.
(iv)Notwithstanding anything in any Loan Document to the contrary, subject to Section 10.07(l), so long as no Default or Event of Default has occurred and is continuing and no proceeds of Revolving Credit Borrowings are applied to fund any such repayment, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or the Lead Borrower or its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:
Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(iv); provided that no Company Party shall initiate any action under this Section 2.05(a)(iv) in order to make a Discounted Term Loan Prepayment unless (I) at least 10 Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.
(1) Subject to the proviso to Section 2.05(a)(iv)(A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term

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Exhibit 10.8
Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(iv)(B)), (III) (x) in the case of Dollar Term Loans, the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (y) in the case of Euro Term Loans, the Specified Discount Prepayment Amount shall be in an aggregate amount not less than €8,000,000 and whole increments of €1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time) on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(v)(2) Each Term Lender receiving such offer and wishing to participate shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date that it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(vi)(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this Section 2.05(a)(iv)(B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to Section 2.05(a)(iv)(B)(2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal

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Exhibit 10.8
amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(iv)(F) below (subject to Section 2.05(a)(iv)(J) below).
(1) Subject to the proviso to Section 2.05(a)(iv)(A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(iv)(C)), (III) (x) in the case of Dollar Term Loans, the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (y) in the case of Euro Term Loans, the Discount Range Prepayment Amount shall be in an aggregate amount not less than €8,000,000 and whole increments of €1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time) on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(vii)(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding

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Exhibit 10.8
requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Section 2.05(a)(iv)(C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following Section 2.05(a)(iv)(C)(3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).
(viii)(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(iv)(F) below (subject to Section 2.05(a)(iv)(J) below).
(1) Subject to the proviso to Section 2.05(a)(iv)(A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole

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Exhibit 10.8
discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(iv)(D)), (III) (x) in the case of Dollar Term Loans, the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (y) in the case of Euro Term Loans, the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than €8,000,000 and whole increments of €1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time) on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(ix)(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this Section 2.05(a)(iv)(D)(2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(x)(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in

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Exhibit 10.8
consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(iv)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this Section 2.05(a)(iv)(D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that, if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(iv)(F) below (subject to Section 2.05(a)(iv)(J) below).
In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.
If any Term Loan is prepaid in accordance with Sections 2.05(a)(iv)(B) through 2.05(a)(iv)(D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m.

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Exhibit 10.8
(New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(iv), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.
To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(iv), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(iv), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(iv) as well as activities of the Auction Agent.
Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

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Exhibit 10.8
(v)Mandatory.
(i)Within five (5) Business Days after financial statements have been or are required to have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered or was required to have been delivered pursuant to Section 6.02(a) (each such date, an “ECF Payment Date”), commencing with the fiscal year ending December 31, 2022, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (i) all voluntary prepayments of Term Loans and other non-revolving Indebtedness that is secured by Liens ranking pari passu with the Liens securing the Obligations during such fiscal year or after year-end and prior to the time that such Excess Cash Flow prepayment is due (including the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(iv) during such time) and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 25% if the First Lien Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 2.50:1.00 and greater than 2.00:1.00 and (y) the ECF Percentage shall be 0% if the First Lien Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 2.00:1.00; provided, further, that (1) any deductions pursuant to clause (i) or (ii) above with respect to prepayments made after the end of a fiscal year shall not be deducted again when calculating the prepayment required to be made pursuant to this Section 2.05(b)(i) for the immediately succeeding fiscal year pursuant to clause (i) or (ii) above and (2) the Borrowers shall not be obligated to make or cause to be made any prepayment otherwise required by this Section 2.05(b)(i) unless and until the aggregate amount of such prepayment for such period exceeds $100,000,000 (and only amounts in excess of $100,000,000 for such period shall be required to be prepaid).
(ii) If (x) the Lead Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (w), (x), (y) (to the extent constituting a Disposition to a Loan Party), (e), (g), (h), , (l), (m), (n), (o) or (p)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrowers shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans equal to 100% of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(z)(i)(A) with respect to such portion of such Net Cash Proceeds that the Lead Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(aa)(i)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing); provided, further that if any Indebtedness has been issued in compliance with Section 7.01 and 7.03 with Liens ranking pari passu with the Liens securing the Obligations pursuant to the First Lien Intercreditor Agreement, then the Lead Borrower may, to the extent required pursuant to the terms of the documentation governing such Indebtedness, prepay Term Loans and purchase or prepay such Indebtedness on a pro rata basis in accordance with the respective principal amounts thereof.
With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Lead Borrower, the Lead Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (1) twelve (12) months following receipt thereof or (2) one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Lead Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding

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Exhibit 10.8
commitment that the Lead Borrower entered into at a time when no Event of Default is continuing) and (ii) if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after such deadline or the date the Lead Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be, to the prepayment of the Term Loans as set forth in this Section 2.05;
(iii)If the Lead Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (other than Refinancing Term Loans or Permitted Other Debt), the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds; provided, further that if any Indebtedness has been issued in compliance with Section 7.01 and 7.03 with Liens ranking pari passu with the Liens securing the Obligations pursuant to the First Lien Intercreditor Agreement, then the Lead Borrower may, to the extent required pursuant to the terms of the documentation governing such Indebtedness, prepay Term Loans and purchase or prepay such Indebtedness on a pro rata basis in accordance with the respective principal amounts thereof.
(iv)If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect. Each such prepayment shall be paid to the Revolving Credit Lenders in accordance with their respective Pro Rata Shares.
(v)(X) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and (Y) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b).
(vi)The Lead Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses through (iii) of this Section 2.05(bb) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Lead Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses and (ii) of this Section 2.05(cc) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Lead Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”).
Each prepayment pursuant to clauses (i) through (iii) of this Section 2.05(b) shall be allocated pro rata across all Classes of Term Loans in effect on the Closing Date and each other Class of Term Loans that may arise thereafter (unless

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Exhibit 10.8
any such later arising Class of Term Loans has elected to receive a less than pro rata prepayment thereof).
Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or any Excess Cash Flow, are or would be (x) prohibited or delayed by applicable local law from being repatriated to the United States, or (y) restricted by applicable material organizational or constitutive documents or any agreement (including as a result of minority ownership) from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary; provided that, if at any time within the twelve (12) month period after such Foreign Disposition, Foreign Casualty Event or the ECF Payment Date, as the case may be, such impediments to repatriation cease to prohibit or prevent the repatriation and no additional impediments to repatriation prohibit or prevent such repatriation (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary during such twelve (12) month period to promptly take all commercially reasonable actions reasonably required by the applicable local law to permit such repatriation, if any), the Borrower shall cause such funds to be repatriated and applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein on or prior to the last Business Day of the then current fiscal quarter, and (ii) to the extent that the Lead Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event, or of any Excess Cash Flow, would have an adverse tax cost consequence (other than a de minimis adverse tax consequence) (taking into account any foreign tax credit or benefit received in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow (which for the avoidance of doubt, includes, but is not limited to, any prepayment where by doing so the Lead Borrower or any Restricted Subsidiary would incur a withholding tax that is not de minimis), the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, reinvested or applied to the repayment of Indebtedness of a Foreign Subsidiary.
(w)Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Loan or Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Loan or Term SOFR Loan pursuant to Section 3.05.
Notwithstanding any of the other provisions of Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Loans or Term SOFR Loans is required to be made under this Section 2.05 (other than Section 2.05(b)(iii) or (iv)) prior to the last day of the Interest Period therefor and less than three months are remaining in such Interest Period, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Loan or Term SOFR Loan prior to the last day of the Interest Period therefor, the Lead Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the

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Exhibit 10.8
last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Lead Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Lead Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.
Termination or Reduction of Commitments.
(a)Optional. The Lead Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. Except as set forth in the immediately preceding sentence, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Lead Borrower. Notwithstanding the foregoing, the Lead Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
(b)Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a)(i) or 2.01(a)(ii). The Revolving Credit Commitments shall terminate on the applicable Maturity Date for the applicable Revolving Credit Facility.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
(d)Extended Revolving Credit Commitments. In connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.16, the Revolving Credit Commitments in respect of the applicable Specified Existing Revolving Credit Commitment Class of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount at least equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof (such Revolving Credit Exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause (x) shall be made in compliance with the requirements of Section 2.13 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to (1) any exchange pursuant to Section 2.16 of Revolving Credit Commitments and Revolving Credit Loans into Extended

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Exhibit 10.8
Revolving Credit Commitments and Extended Revolving Credit Loans, respectively, and (2) any such reduction of the Revolving Credit Commitments in respect of the applicable Specified Existing Revolving Credit Commitment Class).
Repayment of Loans.
(e)(i) Dollar Term Loans. The Borrowers promise to repay to the Administrative Agent for the ratable account of the Dollar Term Lenders (i) on the last Business Day of each March, June, September and December, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term Loans outstanding on the Third Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Dollar Term Loans, the aggregate principal amount of all Dollar Term Loans outstanding on such date.
(i)Euro Term Loans. The Borrowers promise to repay to the Administrative Agent for the ratable account of the Euro Term Lenders (i) on the last Business Day of each March, June, September and December, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Euro Term Loans outstanding on the Third Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Euro Term Loans, the aggregate principal amount of all Euro Term Loans outstanding on such date.
(ii)Other Term Loans. In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Agreement with respect thereto and on the applicable Maturity Date thereof.
(f)Revolving Credit Loans. The Borrowers promise to repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.
Interest.
(g)Subject to the provisions of Section 2.08(b), (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted EURIBOR Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR Rate for such Interest Period plus the Applicable Rate. For the avoidance of doubt, each Euro Term Loan shall be a Eurodollar Loan.
(h)During the continuance of a Default or an Event of Default under Sections 8.01(a), (f) or (g), the Borrowers shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(i)Interest on each Loan shall be due and payable by the Borrowers in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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Exhibit 10.8
(j)Interest on each Loan shall be payable in the currency in which such Loan was made.
Fees. In addition to certain fees described in Sections 2.03(g) and (h):
(k)Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each (i) Revolving Credit Lender in accordance with its Pro Rata Share of each Class of Revolving Credit Commitments, a commitment fee equal to the Applicable Rate with respect to commitment fees for such Class times the actual daily amount by which the aggregate Revolving Credit Commitments in respect of such Class exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans of such Class and (B) the Outstanding Amount of L/C Obligations in respect of such Class of Revolving Credit Commitments; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. With respect to each Class of Revolving Credit Commitments, the commitment fees shall accrue at all times from the Closing Date, the effective date of the relevant Extension Agreement or the date of effectiveness of such Class, as applicable, until the Maturity Date for such Class, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, the effective date of the relevant Extension Agreement or the date of effectiveness of such Class, as applicable, and on the Maturity Date for such Class of Revolving Credit Commitments. Each commitment fee shall be calculated quarterly in arrears, and if there is any change in the relevant Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the relevant Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(l)Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).
Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(m)All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime lending rate” shall be made on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(n)If, as a result of any restatement of or other adjustment to the financial statements of the Lead Borrower or for any other reason, the Lead Borrower or the applicable Required Facility Lenders determine that (i) the First Lien Leverage Ratio as calculated by the Lead Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the First Lien Leverage Ratio would have resulted in higher pricing for such period, (A) the Lead Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for the applicable period, (B) the Applicable Rate shall be recalculated with the First Lien Leverage Ratio at the corrected level and (C) the Borrowers shall immediately and retroactively pay to the Administrative Agent for the account of the Term Lenders, Revolving Credit Lenders or the applicable L/C Issuer, as the case may be, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest

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Exhibit 10.8
and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Term Lender, any Revolving Credit Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(g), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
Evidence of Indebtedness.
(o)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) or Proposed Treasury Regulation Section 1.163-5(b) (or, in each case, any amended or successor version), as a non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(p)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(q)Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.
Payments Generally.
(r)All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in Euros, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Euros shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Euros and in immediately available funds not later than 2:00 p.m. (London time) on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other

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Exhibit 10.8
applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after 2:00 p.m. (London time) in the case of payments in Euros, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(s)If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Loans or Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(t)Unless the Lead Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, have or has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the applicable Overnight Bank Funding Rate; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Bank Funding Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(u)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to a Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(v)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its

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Exhibit 10.8
corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(w)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(x)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

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Exhibit 10.8
Incremental Credit Extensions.
(y)The Borrowers may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more new commitments which may be in the same Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments” and the loans thereunder, the “Incremental Term Loans”) and/or (b) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the loans thereunder, the “Incremental Revolving Credit Loans”; the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist and at the time that any such Incremental Commitments are made (and after giving effect thereto) (provided, however, that if the proceeds of such Incremental Commitments are used to finance a Permitted Acquisition or other similar Investment permitted by this Agreement (and costs reasonably related thereto), this condition, other than with respect to an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g), may be waived or modified in scope by the Lenders providing such Incremental Commitments). Each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $20,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $20,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Commitments and the Incremental Revolving Credit Commitments incurred or established after the Second Amendment Effective Date shall not exceed the sum of (1) the greater of $2,100,000,000 and 75% of Consolidated EBITDA as of the most recently ended Test Period minus the aggregate amount of Indebtedness incurred pursuant to Section 7.03(w)(i), (2) all voluntary prepayments of Term Loans and (to the extent coupled with a permanent reduction of the Revolving Credit Commitments) of Revolving Credit Loans prior to such time (other than (i) the Second Amendment Repayment, (ii) any prepayments made with the proceeds of Indebtedness originally incurred under Section 7.03(x), and (iii) for the avoidance of doubt, proceeds of any Refinancing Term Loans or Other Revolving Credit Commitments incurred or established pursuant to a Refinancing Amendment in accordance with Section 2.19), and (3) additional amounts so long as the First Lien Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, as if any Incremental Term Loans and Incremental Revolving Credit Commitments, as applicable, available under such Incremental Commitments had been outstanding on the last day of such period, and, in each case (x) assuming all Incremental Commitments are fully drawn, and (y) without netting the cash proceeds of any such Incremental Term Loans or Incremental Revolving Credit Loans, does not exceed 2.75:1.00; provided that for purposes of this clause (3), in the case of any Incremental Commitment effected in connection with any Permitted Acquisition or other similar Investment permitted by this Agreement, the Borrower may elect in writing to the Administrative Agent to calculate the First Lien Leverage Ratio on a Pro Forma Basis described herein at the time the definitive documentation for such Permitted Acquisition or other similar Investment is entered into by the Borrower or any of its Restricted Subsidiaries. The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) (i) that are denominated in Dollars (“Incremental Dollar Term Loans”) shall not mature earlier than the Latest Term Loan Maturity Date applicable to the Dollar Term Loans and (ii) that are denominated in Euros (“Incremental Euro Term Loans”) shall not mature earlier than the Latest Term Loan Maturity Date applicable to the Euro Term Loans (in each case, other than an earlier maturity date for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such earlier maturity date) and (c) shall be treated substantially the same as the applicable class of Term Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that (i) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the applicable class of Loans to the extent such differences that are materially

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Exhibit 10.8
more restrictive to the Lead Borrower, when taken as a whole, than the terms of the applicable class of Term Loans are either, at the option of the Lead Borrower, (A) applicable only to periods after the Latest Maturity Date of any of the Facilities, (B) also added for the benefit of the existing Facilities or (C) reasonably acceptable to the Administrative Agent and (ii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Lead Borrower and the lenders thereof; provided, further, that, as of the date of the incurrence of any (i) Incremental Dollar Term Loans, the Weighted Average Life to Maturity of such Incremental Dollar Term Loans shall not be shorter than the longest remaining Weighted Average Life to Maturity of the Dollar Term Loans and (ii) Incremental Euro Term Loans, the Weighted Average Life to Maturity of such Incremental Euro Term Loans shall not be shorter than the longest remaining Weighted Average Life to Maturity of the Euro Term Loans (in each case, other than a shorter Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such shorter Weighted Average Life to Maturity). The Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments shall be on terms and pursuant to documentation applicable to the Second Amendment Revolving Credit Facility (but may have a later Maturity Date than the Revolving Credit Facility). Incremental Term Loans and Incremental Revolving Credit Loans shall be secured by Liens that rank pari passu with the Liens securing the Facilities, shall not be secured by any assets other than the Collateral and shall be guaranteed only by the same Guarantors that guarantee the Facilities. To the extent the terms applicable to any Incremental Loans include a Previously Absent Financial Maintenance Covenant, they shall either, at the option of the Lead Borrower (A) be applicable only to periods after the Latest Maturity Date of any Facility other than the Term Loans or (B) be added for the benefit of the Revolving Credit Facility. The All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Credit Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans under Incremental Term Commitments made on or prior to the date that is 6 months after the Closing Date, if (x) the All-In Yield applicable to any such Incremental Dollar Term Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Dollar Term Loans or (y) the All-In Yield applicable to any such Incremental Euro Term Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Euro Term Loans, in each case, by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”) then the interest rate (together with, as provided in the proviso below, the Term SOFR Rate Floor, the Adjusted EURIBOR Rate Floor or Base Rate Floor) with respect to such applicable Class of existing Term Loans shall be increased by the applicable Yield Differential; provided, further, that, if any Incremental Term Loans include an Term SOFR Rate Floor, Adjusted EURIBOR Rate Floor or Base Rate Floor that is greater than the Term SOFR Rate Floor, Adjusted EURIBOR Rate Floor or Base Rate Floor applicable to the applicable class of Term Loans incurred on the Closing Date, such differential between interest rate floors shall be included in the calculation of All-In Yield for purposes of this sentence but only to the extent an increase in the Term SOFR Rate Floor, Adjusted EURIBOR Rate Floor or Base Rate Floor applicable to the applicable existing class(es) of Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Term SOFR Rate Floor, Adjusted EURIBOR Rate Floor and Base Rate Floor (but not the Applicable Rate) applicable to the applicable existing class(es) of Term Loans shall be increased to the extent of such differential between interest rate Floors. Each notice from the Lead Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right, but not an obligation, to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent and each L/C Issuer shall have consented (such consent not to be unreasonably withheld) to such Lender or Additional Lender providing such Incremental Commitments if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments to such Lender or Additional Lender. Incremental Term Commitments and Incremental Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Commitment, if any, each

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Exhibit 10.8
Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment), reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Loans and Incremental Commitments, as applicable, are provided with the benefit of the applicable Loan Documents and such other conditions as the parties thereto shall agree (provided, that if the proceeds of such Incremental Commitments are used to finance a Permitted Acquisition or other similar Investment permitted by this Agreement (and costs reasonably related thereto), the condition set forth in Section 4.02(a) may be waived or modified in scope by the Lenders providing such Incremental Commitments, other than with respect to representations and warranties contained in Sections 5.01, 5.02, 5.03, 5.04, 5.14, 5.17, 5.19 and 5.20). The Borrowers will use the proceeds of the Incremental Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(z)This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
[Reserved].
Extensions of Revolving Credit Loans and Revolving Credit Commitments.
(aa)The Lead Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments and any previous extension of Extended Revolving Credit Commitments existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related Revolving Credit Loans under any such facility, “Existing Revolving Credit Loans”) be exchanged to extend the termination date thereof with respect to all or a portion of any principal amount thereof (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Revolving Credit Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.16. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit

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Exhibit 10.8
Commitments to be established in respect thereof which terms shall be identical to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except (x) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Revolving Credit Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and (z) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, in each case, to the extent provided in the applicable Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.16 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Revolving Credit Facility), (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 10.07 and (3) no termination of Extended Revolving Credit Commitments and no repayment of Extended Revolving Credit Loans accompanied by a corresponding permanent reduction in Extended Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Credit Loans and Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class (or all Existing Revolving Credit Commitments of such Class and related Existing Revolving Credit Loans shall have otherwise been terminated and repaid in full). Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date); provided that any Extended Revolving Credit Commitments or Extended Revolving Credit Loans extended may, to the extent provided in the applicable Extension Agreement, be designated as an increase to any previously established Extension Series of Extended Revolving Credit Commitments; provided, further that in no event shall there be more than six Classes of revolving credit commitments outstanding at any one time.
(ab)Except as contemplated by the penultimate sentence of this Section 2.16(b), the Lead Borrower shall provide a Revolving Credit Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Class are requested to respond. Except as contemplated by the penultimate sentence of this Section 2.16(b), any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Credit Commitments (or any earlier extended Extended Revolving Credit Commitments) of an Existing Class subject to such Revolving Credit Extension Request exchanged into Extended Revolving Credit Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Revolving Credit Extension Request of the amount of its Revolving Credit Commitments (and/or any earlier extended Extended Revolving Credit Commitments) which it has elected to convert into Extended Revolving Credit Commitments. In the event that the aggregate amount of Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Revolving Credit Commitments requested pursuant to the Revolving Credit Extension Request, Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Elections shall be exchanged to Extended Revolving Credit Commitments on a pro rata basis based on the amount of Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) included in each such Extension Election. Notwithstanding the foregoing, the Lead Borrower shall be permitted to specify in the Revolving Credit Extension Request, any Lender or Lenders as Extending Lenders (subject to the consent of such Lender or Lenders) and any Lenders not so specified in such Revolving Credit Extension Request shall not have the right to make an Extension Election with respect to such Revolving Credit Extension Request. Notwithstanding the

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Exhibit 10.8
conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit under Section 2.03, except that the applicable Extension Agreement may provide that the last day for issuing Letters of Credit may only be extended and the related obligations to issue Letters of Credit may be continued and/or modified (pursuant to mechanics set forth in the applicable Extension Agreement) so long as the applicable L/C Issuer has consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(ac)Extended Revolving Credit Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.16(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Credit Commitments established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. Notwithstanding anything to the contrary in this Section 2.16 and without limiting the generality or applicability of Section 10.01 to any Section 2.16 Additional Agreements, any Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.16 Additional Agreement”) to this Agreement and the other Loan Documents; provided that such Section 2.16 Additional Agreements do not become effective prior to the time that such Section 2.16 Additional Agreements have been consented to by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.16 Additional Agreements to become effective in accordance with Section 10.01. It is understood and agreed that each Lender that has consented to this Agreement has consented and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.16 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.16 Additional Agreement. In connection with any Extension Agreement, the Borrowers shall deliver (A) an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and (ii) to the effect that such Extension Agreement, including without limitation, the Extended Revolving Credit Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 10.01 and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents.
(ad)This Section 2.16 supersedes any provision in Section 2.13 or Section 10.01 to the contrary.
[Reserved].
Extensions of Term Loans.
(ae)The Lead Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be exchanged to extend the scheduled maturity date(s) of any payment of principal thereof with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.18. Prior to entering into any Term Extension Agreement, the Lead Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established thereunder, which terms shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be extended except (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal

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Exhibit 10.8
amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.07 or in the Incremental Amendment, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.18(c) below), (y) all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Term Loans may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Term Loans of such Existing Term Loan Class, in each case, to the extent provided in the applicable Term Extension Agreement and (z) the voluntary and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Section 2.05. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class exchanged into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Term Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended; provided that any Extended Term Loans extended may, to the extent provided in the applicable Term Extension Agreement, be designated as an increase to any previously established Class of Extended Term Loans; provided that in no event shall there be more than ten Classes of Term Loans outstanding at any time.
(af)The Lead Borrower shall provide the applicable Term Loan Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Class are requested to respond. Except as provided in the second succeeding sentence, any Lender (an “Extending Term Lender”) wishing to have all or a portion of its Term Loans of an Existing Term Loan Class subject to such Term Loan Extension Request exchanged into Extended Term Loans shall notify the Administrative Agent (an “Term Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans which it has elected to convert into Extended Term Loans. In the event that the aggregate amount of Term Loans subject to Term Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Term Loan Extension Request, Term Loans subject to Term Extension Elections shall be exchanged to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Term Extension Election. Notwithstanding the foregoing, the Lead Borrower shall be permitted to specify in the Term Loan Extension Request, any Lender or Lenders as Extending Term Lenders (subject to the consent of such Lender or Lenders) and any Lenders not so specified in such Term Loan Extension Request shall not have the right to make a Term Extension Election with respect to such Term Loan Extension Request.
(ag)Extended Term Loans shall be established pursuant to an amendment (an “Term Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.18(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Term Lenders with respect to the Extended Term Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Term Lenders. Notwithstanding anything to the contrary in this Section 2.18 and without limiting the generality or applicability of Section 10.01 to any Section 2.18 Additional Agreements, any Term Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.18 Additional Agreement”) to this Agreement and the other Loan Documents; provided that such Section 2.18 Additional Agreements do not become effective prior to the time that such Section 2.18 Additional Agreements have been consented to by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.18 Additional Agreements to become effective in accordance with Section 10.01. It is understood and agreed that each Lender that has consented to this Agreement has consented and shall at the effective time thereof be deemed to consent to each amendment in this Agreement and the other Loan Documents authorized by this Section 2.18 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.18 Additional Agreement. In connection with any Term Extension Agreement, the Borrowers shall deliver (A) an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Term Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and (ii) to the effect that such Term Extension Agreement, including without limitation, the Extended Term Loans provided for therein, does not conflict with or violate the terms and provisions of Section 10.01 and (B)

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Exhibit 10.8
reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Term Loans are provided with the benefit of the applicable Loan Documents.
Refinancing Amendment.
(ah)On one or more occasions after the Closing Date, the Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.19 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans or providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Refinancing Lender) in respect of all or any portion of any Class of Term Loans or Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment.
(ai)The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date, other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans are provided with the benefit of the applicable Loan Documents.
(aj)Such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans shall mature no earlier than, and the Weighted Average Life to Maturity of such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans, as applicable, shall not be shorter than, the longest remaining Weighted Average Life to Maturity of the Term Loans, Term Commitments, Revolving Credit Loans or Revolving Credit Commitments, as applicable, being refinanced at such time. Refinancing Term Loans and Other Revolving Credit Loans shall be secured by Liens that rank pari passu with the Liens securing the Facilities, shall not be secured by any assets other than the Collateral and shall be guaranteed only by the same Guarantors that guarantee the Facilities.
(ak)All other terms applicable to such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans (other than provisions relating to pricing, original issue discount, upfront fees and interest rates, which shall be as agreed between the Borrowers and the Lenders providing such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans, as applicable) shall be substantially identical to, or no more favorable to the Lenders providing such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans than, those applicable to the then outstanding Term Loans, Term Commitments, Revolving Credit Loans or Revolving Credit Commitments, as applicable, of the applicable Class except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date in effect on the effective date of any such Refinancing Amendment immediately prior to the borrowing or establishment of such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans, as applicable. To the extent terms applicable to such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans include a Previously Absent Financial Maintenance Covenant, such Previously Absent Financial Maturity Covenant shall either, at the option of the Lead Borrower (A) be applicable only to periods after the Latest Maturity Date of each Facility other

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Exhibit 10.8
than the Term Loans or (B) be added for the benefit of the Revolving Credit Facility (for so long as such Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans remain outstanding).
(al)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.19, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(am)This Section 2.19 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
Defaulting Lenders.
(an)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Required Facility Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(f); fourth, as the Lead Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Lead Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(f); sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowing owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility

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Exhibit 10.8
without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(f).
With respect to any commitment fee or Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) of the Revolving Credit Facility but only to the extent that, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing, and such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereto against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(f).
(ao)Defaulting Lender Cure. If the Lead Borrower, the Administrative Agent and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to

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Exhibit 10.8
Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lenders having been a Defaulting Lender.
(ap)New Letters of Credit. So long as any Lender is Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III

Taxes, Increased Costs Protection and Illegality
Taxes.
(a)Except as provided in this Section 3.01, any and all payments by any Borrower (the term “Borrower” under Article III being deemed to include any Restricted Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such items being hereinafter referred to as “Taxes”), except as required by applicable Law. If any Taxes are required to be deducted or withheld from or in respect of any sum payable by or on behalf of any Borrower or any Guarantor under any Loan Document to any Agent or any Lender, (i) if such Taxes are Taxes other than, in the case of each Agent and each Lender, (a) Taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) Taxes imposed on it in lieu of net income Taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, (b) any Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Taxes (other than a connection arising from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to this Agreement, or sold or assigned an interest in this Agreement) (all such Taxes being hereinafter referred to as “Other Connection Taxes”) that are imposed on or measured by net income, or are franchise Taxes or branch profits Taxes, (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such Lender’s failure to comply with Section 10.15, (e) any withholding Taxes imposed under FATCA, (f) Taxes imposed under the laws of the Netherlands as a result of or in connection with: (1) the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021) in effect on the date on which such Lender acquires such interest in the Loan or Commitment and by reason of the relevant beneficiary of the interest being resident in a jurisdiction that is currently listed in the Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden); or (2) such Agent and/or Lender having a (direct or indirect) substantial interest (aanmerkelijk belang) in a Borrower and/or a Guarantor within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) and (g) any Bank Levy (all such excluded Taxes under clauses (a) through (g) being hereinafter referred to as “Excluded Taxes”), and all Taxes (including Other Taxes), other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement or any other Loan Document (being hereinafter referred to as “Indemnified Taxes”), then the sum payable by each Borrower or Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) each Borrower or the Guarantor shall make such deductions to the extent required by Law, (iii) each Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws and (iv)

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Exhibit 10.8
within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Lead Borrower shall furnish to the Administrative Agent the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
(b)In addition, each Borrower agrees to timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for any and all present or future stamp, court or documentary Taxes and any other property, intangible or mortgage recording Taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that (a) result from an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested or required in writing by a Borrower and (b) are Other Connection Taxes (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).
(c)Each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable and paid under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) Business Days after the date such Lender or such Agent provides the Lead Borrower with such a written statement.
(d)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)[Reserved].
(f)If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it by any Borrower or any Guarantor pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Borrower or any Guarantor under this Section 3.01 with respect to the Taxes giving rise to such refund) to such Borrower or such Guarantor, net of all reasonable out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Borrower or such Guarantor, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Lender or Agent be required to pay any amount to any Borrower pursuant to this paragraph (e) the payment of which would place the Lender or Agent in a less favorable

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Exhibit 10.8
net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(g)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Lead Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no unreimbursed cost or material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.01(a) or (c).
(h)For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer.
(i)Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans or Term SOFR Loans, or to determine or charge interest rates based upon the Term SOFR Rate or the Adjusted EURIBOR Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or Term SOFR Loans, as applicable, or to convert Base Rate Loans to Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, with respect to any Term SOFR Loans, convert all Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans or Term SOFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Loans or Term SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Alternate Rate of Interest.
(j)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.03, if prior to the commencement of any Interest Period for a Eurodollar Borrowing or Term SOFR Borrowing, as applicable:

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Exhibit 10.8
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)the Administrative Agent is advised by the Required Lenders that the Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;
then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing or Term SOFR Borrowing shall be ineffective, (B) if any borrowing request requests a Term SOFR Borrowing, such Borrowing shall be made as a Base Rate Borrowing and (C) if any borrowing request requests a Eurodollar Borrowing, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Furthermore, if any Eurodollar Loan or Term SOFR Loan in any Agreed Currency is outstanding on the date of the Lead Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Eurodollar Loan or Term SOFR Loan, then until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if the Loan is a Term SOFR Loan, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day and (ii) if the Loan is a Eurodollar Loan is denominated in any Agreed Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Lead Borrower’s election prior to such day: (A) be prepaid by the Lead Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurodollar Loan, such Eurodollar Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Dollar Term Loan that is a Term SOFR Loan and shall accrue interest at the same interest rate applicable to Term SOFR Loans at such time.
(k)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Facility Lenders of each affected Class.

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Exhibit 10.8
(l)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Euros, if a Term ESTR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Lead Borrower a Term ESTR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term ESTR Notice after the occurrence of a Term ESTR Transition Event and, in each case, may do so in its sole discretion.
(m)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(n)The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(o)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, Term ESTR, or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(p)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar or Term SOFR Borrowing of, conversion to or continuation of Eurodollar Loans or Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request for a Term SOFR Borrowing into a request for a Borrowing of or conversion to Base Rate Loans or (y) any Eurodollar Borrowing denominated in Euros or any other Agreed Currency (other than Dollars) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Eurodollar Loan or Term SOFR Loan in any Agreed Currency is outstanding on the date of the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such

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Exhibit 10.8
Eurodollar Loan or Term SOFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03, (i) if such Loan is a Term SOFR Loan, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day or (ii) if such Eurodollar Loan is denominated in any Agreed Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurodollar Loan, such Eurodollar Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term SOFR Loan and shall accrue interest at the same interest rate applicable to Term SOFR Loans at such time.
Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans or Term SOFR Loans.
(q)If any Lender reasonably determines that as a result of any Change in Law or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or Term SOFR Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes covered by Section 3.01, (ii) the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender or (iii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurodollar Loan or Term SOFR Loan (or of maintaining its obligations to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(r)If any Lender determines that any Change in Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital or liquidity adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(s)The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar or Term SOFR funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan or Term SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Loans or Term SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

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Exhibit 10.8
(t)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Lead Borrower of its intention to demand, compensation therefor; provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(u)If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Lead Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).
Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(v)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or
(w)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by any Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan or Term SOFR Loan made by it at the Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan or Term SOFR Loan was in fact so funded.
Matters Applicable to All Requests for Compensation.
(x)Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Lead Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(y)With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Lead Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Loans (or with respect to Term SOFR Loans to convert Base Rate Loans into Term SOFR Loans) until the event or

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Exhibit 10.8
condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(z)If the obligation of any Lender to make or continue from one Interest Period to another Eurodollar Loan or Term SOFR Loan, or to convert Base Rate Loans into Eurodollar Loans or Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s Eurodollar Loans or Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Loans or Term SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.
(aa)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Loans or Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans or Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans or Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans or Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
Replacement of Lenders under Certain Circumstances.
(ab)If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Loans or Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.
(ac)Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations (or shall be deemed to have consented to such Assignment and Assumption if such Lender does not deliver an executed copy of such Assignment and Assumption to the Administrative Agent within one Business Day of receiving a request therefor pursuant to

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Exhibit 10.8
Section 3.07(a) above), and (ii) deliver any Notes evidencing such Loans to the Lead Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(ad)Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit of such L/C Issuer and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(ae)In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
Survival. All of the Borrowers’ obligations under this Article III shall survive the resignation or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV

Conditions Precedent to Credit Extensions
Conditions to Credit Extensions on Closing Date. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to the satisfaction (or waiver) of the following conditions precedent (such date, the “Closing Date”):
(a)Subject to Section 6.17, the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)executed counterparts of this Agreement;
(ii)a Note executed by the Borrowers in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;
(iii)each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party (except with respect to the Dutch Security Documents, which shall be duly executed, and received by the Administrative Agent, substantially concurrently with the initial Borrowing), as applicable, party thereto, together with:

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Exhibit 10.8
certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; and
evidence that all other actions, recordings and filings required by the Collateral Document as of the Closing Date that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(iv)(x) a certificate of a Responsible Officer of the Lead Borrower certifying that the conditions set forth in Section 4.01(e) and Section 4.02 have been satisfied and (y) certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other board approval or action, incumbency certificates and other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organization Documents and resolutions attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(v)with respect to any Loan Party subject to the Dutch Works Council Act (Wet op de ondernemingsraden), an unconditional or otherwise acceptable positive advice from each relevant works council (ondernemingsraad), including the request for advice or alternatively, confirmation satisfactory to the Administrative Agent that no relevant Loan Party has established, has been requested to establish, or is in the process of establishing any works council (ondernemingsraad) and that there is no works council which has jurisdiction over the transactions contemplated by the Loan Documents;
(vi)an opinion from the following special counsel to the Loan Parties (or certain of the Loan Parties): (a) an opinion from Gibson, Dunn & Crutcher LLP, New York counsel to the Loan Parties, (b) an opinion from Loyens & Loeff N.V., Netherlands counsel to the Loan Parties (which shall be received by the Administrative Agent substantially concurrently with the initial Borrowing) and (c) an opinion from Day Pitney LLP, New Jersey counsel to the Loan Parties;
(vii)a certificate attesting to the Solvency of the Loan Parties, on a consolidated basis, on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer or other officer with equivalent duties of the Lead Borrower;
(viii)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;
(ix)an opinion from Baker & McKenzie LLP to the effect that the Spin-Off will be treated as a tax-free distribution pursuant to Section 355 of the Code and that neither the Lead Borrower nor Merck will recognize any taxable income as a result of the Spin-Off or other transactions related thereto;
(x)copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties; and
(xi)for any Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), (A) the Borrower’s written acknowledgment of receipt of written notification from the Collateral Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (B) copies of the Borrower’s application for a flood insurance policy plus proof of

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Exhibit 10.8
premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent and naming the Collateral Agent as mortgagee and sole loss payee on behalf of the Lenders.
(b)All fees and expenses required to be paid hereunder and invoiced on or before the Closing Date shall have been paid in full in cash or will be paid on the Closing Date out of the initial Credit Extension.
(c)The Administrative Agent shall have received (i) the Audited Financial Statements and the audit report for such financial statements (which shall not be subject to any qualification), (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Lead Borrower and its consolidated Subsidiaries for each subsequent fiscal quarter ended at least eighty-two (82) days before the Closing Date (the “Historical Unaudited Financial Statements”), which financial statements shall be prepared in accordance with GAAP, and (iii) the Pro Forma Financial Statements.
(d)The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information in respect of the Borrowers and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act) that has been reasonably requested in writing by any Lender at least ten (10) Business Days prior to the Closing Date. At least five (5) days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to such Borrower.
(e)The Spin-Off shall have been consummated, or shall be consummated substantially concurrently with the initial Borrowing, on the Closing Date.
(f)On or prior to the Closing Date (other than in respect of the 2024 Senior Notes), (x) the Senior Secured Notes shall have been issued, (y) the Senior Unsecured Notes shall have been issued and (z) the escrow issuer of the Senior Notes shall have merged, or shall merge substantially concurrently with the initial Borrowing, with and into the Lead Borrower.
(g)The Closing Date Repayment shall have been consummated, or shall be consummated substantially concurrently with the initial Borrowing, on the Closing Date.
(h)    The Administrative Agent shall have received, prior to the Closing Date or substantially concurrently with the initial Borrowing, a tax matters agreement between the Lead Borrower and Merck containing customary provisions for a transaction similar to the Spin-Off in form satisfactory to the Administrative Agent (the “Tax Matters Agreement”).
Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Loans or Term SOFR Loans, and other than a Request for Credit Extension for Incremental Commitments which shall be governed by Section 2.14) is subject to the following conditions precedent:
(h)The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

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Exhibit 10.8
(i)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(j)The Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Loans or Term SOFR Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) (or, in the case of a Request for Credit Extension for an Incremental Facility, the conditions specified in Section 2.14) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V

Representations and Warranties
The Borrowers represent and warrant to the Agents and the Lenders that:
Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, permits, certificates, registrations, exemptions, clearances, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

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Exhibit 10.8
Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Financial Statements; No Material Adverse Effect.
(a)(i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Lead Borrower and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(i)The unaudited pro forma consolidated balance sheet of the Lead Borrower and its Subsidiaries as at December 31, 2020 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Lead Borrower and its Subsidiaries for the twelve month period ending on December 31, 2020 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Lead Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Lead Borrower and its Subsidiaries as at December 31, 2020 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.
(b)Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)The forecasts of consolidated balance sheets, income statements and cash flow statements of the Lead Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared

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Exhibit 10.8
in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.
(d)As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under this Agreement and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Lead Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Lead Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
No Default. Neither the Lead Borrower nor any Restricted Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Environmental Compliance.
(e)Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Loan Parties and each of their Restricted Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all applicable Environmental Laws and Environmental Permits.
(f)There are no pending or, to the knowledge of the Lead Borrower, threatened claims, actions, suits or proceedings alleging potential liability, remediation obligation or responsibility for violation of, or otherwise relating to, any applicable Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g)Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored, released, discharged or disposed on any property currently owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries; (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; and (iii) Hazardous Materials have not been treated, stored, released, discharged or disposed of by any of the Loan Parties and their Restricted Subsidiaries at any location in a manner which would give rise to liability under applicable Environmental Laws.

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Exhibit 10.8
(h)The properties currently or formerly owned, leased or operated by the Lead Borrower and the Restricted Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require remedial action under or (iii) could give rise to liability under, applicable Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(i)Neither the Lead Borrower nor any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site or location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any applicable Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(j)All Hazardous Materials transported from any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries for off-site disposal have been transported and disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.
(k)Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Restricted Subsidiaries has contractually assumed any liability or obligation under or relating to any applicable Environmental Law.
Regulatory Compliance.
(l)Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries, and the operation of the business of each Loan Party and each Restricted Subsidiary (including the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing, and distribution of pharmaceutical (including biologic and biosimilar) and medical device products (the “Products”)), is, and for the last three (3) years has been, in compliance with all applicable Health Care Laws. Each Loan Party and each of its Restricted Subsidiaries holds all licenses, permits, certificates, certifications, registrations, clearances, exemptions, accreditations, qualifications, authorizations, consents and approvals required or issued by Governmental Authorities to operate its business as currently conducted (“Health Care Permits”). Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Health Care Permit is in full force and effect in accordance with its terms; (ii) each Loan Party and each of its Restricted Subsidiaries has fulfilled and performed all of its material obligations with respect to the Health Care Permits; and (iii) neither any Loan Party nor any of its Restricted Subsidiaries has received any written notice of any proceedings relating to the revocation, suspension, non-renewal, cancellation or adverse modification of any Health Care Permit. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries has filed, obtained, maintained, and submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Law (“Filings”), and all such Filings were true, complete, correct and not misleading on the date filed and any necessary or required updates, changes, corrections or modification have been submitted.
(m)During the last three (3) years, no product or manufacturing site (whether owned by a Loan Party or Restricted Subsidiary or that of a contract manufacturer for any Products) has been subject to a Governmental Authority (including the U.S. Food and Drug Administration (“FDA”)) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to any Products that would reasonably be expected to result in a Material Adverse Effect, or similar correspondence or notice from the FDA or other Governmental Authority in respect of the business and alleging or asserting noncompliance with any applicable Health Care Law, Health Care Permit or such requests or requirements of a Governmental Authority that in each case would reasonably be expected to result in a Material Adverse Effect, and, to the knowledge of the Lead

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Exhibit 10.8
Borrower, neither the FDA nor any Governmental Authority is considering such action that would reasonably be expected to result in a Material Adverse Effect.
(n)Except as disclosed in Schedule 5.10(c), during the last three (3) years, (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Products (“Safety Notices”), and (ii) to the knowledge of the Lead Borrower, there are no material complaints with respect to any Products that are currently unresolved, in each case (for both clauses (i) and (ii) above) except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Lead Borrower, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to any Products, (ii) a material change in labeling of any Products; or (iii) a termination or suspension of marketing or testing of any the Products, in each case (for each of clauses (i), (ii) and (iii) above) except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
(o)The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Loan Parties or their Restricted Subsidiaries or in which the Loan Parties or their Restricted Subsidiaries or their products or product candidates have participated were and, if still pending, are being conducted in all material respect in accordance with standard medical and scientific research procedures and all applicable Health Care Laws, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312, and 812. No investigational new drug application or investigational device exemption filed by or on behalf of the Loan Parties or their Restricted Subsidiaries with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the knowledge of the Lead Borrower, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Loan Parties or Restricted Subsidiaries.
(p)Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no pending or, to the knowledge of the Lead Borrower, threatened actions, suits, proceedings, audits, investigations, claims or disputes against any Loan Party or its Restricted Subsidiaries by any Governmental Authority or third party, alleging or asserting any noncompliance with or any violation of any Health Care Laws. To the knowledge of the Lead Borrower, no Person has filed or has threatened in writing to file against any Loan Party or its Restricted Subsidiaries any action or other proceeding under any Health Care Law, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.) or any other federal or state whistleblower statute.
(q)Neither any Loan Party nor any Restricted Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, non-prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any Governmental Authority under any Health Care Law.
(r)Neither any Loan Party nor any Restricted Subsidiary, nor any of their respective officers or directors, employees, nor, to the knowledge of the Lead Borrower, any of their respective agents, has been excluded, suspended or debarred from, or otherwise found ineligible from participation in, any federal healthcare program, as such term is defined in 42 U.S.C. § 1320a-7b(f), or any other government healthcare program or under comparable Laws in other jurisdictions.
(s)None of the Loan Parties or Restricted Subsidiaries is the subject of any pending or, to the knowledge of the Lead Borrower, threatened investigation in respect of the business or products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.
Taxes. Except as set forth in Schedule 5.11 or except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Lead Borrower and

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Exhibit 10.8
its Restricted Subsidiaries have (i) timely filed all federal, state, foreign and other tax returns and reports required to be filed, and (ii) have timely paid all federal, state, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
ERISA Compliance.
(t)Except as set forth in Schedule 5.12(a), each Plan and, with respect to each Plan, each Loan Party and each ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.
(u)(i) No ERISA Event has occurred during the period beginning on January 1, 2015 through the date on which this representation is made or deemed made or is reasonably expected to occur; except as could not reasonably be expected, individually or in the aggregate, to result in a material liability to a Loan Party or an ERISA Affiliate; (ii) the present value of all accrued benefit obligations under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date this representation is made or deemed made, exceed the value of the assets of such Pension Plan by an amount that would reasonably be expected to result in a material liability to a Loan Party or an ERISA Affiliate; (iii) as of the most recent valuation date for each Multiemployer Plan, the potential liability of the Loan Parties and their ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is not material, individually or in the aggregate, to any Loan Party or an ERISA Affiliate; and (iv) no Loan Party or ERISA Affiliate has any liability with respect to any post-retirement welfare benefit under a Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA except as could not reasonably be expected, individually or in the aggregate, to result in a material liability to a Loan Party or an ERISA Affiliate.
(v)Except where noncompliance would not reasonably be expected, individually or in the aggregate, to result in a material liability to a Loan Party, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and (ii) no Loan Party nor any Restricted Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as could not reasonably be expected, individually or in the aggregate, to result in a material liability to a Loan Party or an ERISA Affiliate, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of a Loan Party or Restricted Subsidiary (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.
Subsidiaries; Equity Interests. As of the Closing Date, neither the Lead Borrower nor any other Loan Party has any Material Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in the Lead Borrower and the Material Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by the Borrower or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, (ii) any nonconsensual Lien that is permitted under Section 7.01 and (iii) any consensual Lien that is permitted under Section 7.01(ff) (solely with respect to pari passu Indebtedness) or Section 7.01(hh). As of the Closing Date, Schedule 5.13 (a) sets forth the name and jurisdiction of each Subsidiary that is a Loan Party, (b) sets forth the ownership interest of the Borrowers and any Guarantor in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the

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Exhibit 10.8
Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
Margin Regulations; Investment Company Act.
(w)Neither Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.
(x)None of any Borrower, any Person Controlling any Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Disclosure.
(y)To the best of the Lead Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
(z)As of the Closing Date, to the best knowledge of the Lead Borrower, the information included in the Beneficial Ownership Certification provided on the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Restricted Subsidiaries own, license or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, without violation of the rights of any Person, except to the extent such violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no conduct of any of the Loan Parties’ business infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such Intellectual Property, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Restricted Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, each Patent, Trademark, and Copyright which it owns or purports to own and which is material to a Loan Party’s business, to the knowledge of the Lead Borrower, is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to such Loan Party’s business has been judged invalid or unenforceable, in whole or in part.
Solvency. On the Closing Date after giving effect to the Transaction the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

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Exhibit 10.8
Subordination of Junior Financing. The Obligations are “Senior Debt”, “Senior Indebtedness”, “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation in respect of Indebtedness that is subordinated in right of payment to the Obligations.
USA PATRIOT Act, Etc.
(aa)Each Borrower and their respective Subsidiaries is in compliance in all respects with all applicable (i) Sanctions and (ii) the USA PATRIOT Act.
(ab)The Borrowers represent that none of the Borrowers nor their Subsidiaries (collectively, the “Company”) nor any director, officer, nor to the Company’s best knowledge, employee, agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by Persons that are:
(i)the subject of any economic or trade sanctions or restrictive measures enacted, imposed, administered or enforced by the U.S. government, including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union or its Member States, Hong Kong Monetary Authority or His Majesty’s Treasury (“HMT”), (collectively, “Sanctions”) (any such Person is referred to herein as a “Sanctioned Person”), nor
(ii)located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (including, as of the Third Amendment Effective Date, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine(such country or region, a “Sanctioned Country”)).
(ac)No part of the proceeds of the Loans or the Letters of Credit will, directly or indirectly, be used, or lent, contributed or otherwise made available to any Person (i) for any offer, payment, promise to pay, authorization of the payment or giving of money, or anything else of value to any Person (including, but not limited to, any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity) in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010, each as amended, and the rules and regulations thereunder, applicable anti-money laundering laws, rules and regulations, or any other applicable anti-corruption or anti-bribery laws (“Anti-Corruption Laws”), (ii) for the purposes of funding, financing or facilitating any activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is a Sanctioned Person or a Sanctioned Country, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, issuing bank, Lender, underwriter, advisor, investor, or otherwise). The Lead Borrower has implemented and maintains in effect, and will continue to implement and enforce, policies and procedures designed to ensure compliance by the Borrowers and their respective Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, applicable anti-money laundering laws, rules and regulations, and Sanctions. Each Borrower and its Subsidiaries, and their directors and officers, and to the Company’s best knowledge, employees, agents, affiliates and representatives of the Company, has conducted its businesses in compliance with applicable Anti-Corruption Laws and Sanctions and the Borrowers and their respective Subsidiaries will conduct their business in a manner designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(ad)The representations and warranties given in this Section 5.19 shall only be given or deemed to be given by and apply to any Borrower to the extent that giving of and complying with such representations and warranties does not result in a violation of or conflict with or does not expose any Borrower to any liability under the Council Regulation (EC) 2271/96 (as amended from time to time) or any similar anti-boycott laws or regulations in the European Union or the United Kingdom.

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Exhibit 10.8
Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents and subject to the limitations set forth in the Collateral and Guarantee Requirement, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including (x) the delivery to the Collateral Agent of any pledged Collateral required to be delivered pursuant hereto or the applicable Collateral Documents, (y) in the case of Deposit Accounts, the execution and delivery of control agreements providing for “control” as described in Section 9-104 of the UCC and (z) in the case of Securities Accounts, the earlier of the filing of UCC financing statements and the execution and delivery of control agreements providing for “control” as described in Section 9-106 of the UCC), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, perfected and enforceable first priority Lien (subject in respect of priority to Permitted Prior Liens and subject to any applicable intercreditor agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein.
Tax Residency. Each Dutch Loan Party is resident for tax purposes in the Netherlands only, and does not have a permanent establishment or other taxable presence outside the Netherlands.
Fiscal Unity for Dutch Tax Purposes. Any fiscal unity (fiscale eenheid) for Dutch Tax Purposes consists of Dutch Loan Parties only.
ARTICLE VI

Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Lead Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:
Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Lead Borrower, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case (with respect to each fiscal year ending on or after December 31, 2022) in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a going concern qualification resulting solely from an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered;
(b)as soon as available, but in any event within (x) forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Lead Borrower (commencing with the fiscal quarter ended June 30, 2021) and (y) nineteen (19) days after the Closing Date with respect to the fiscal quarter ended March 31, 2021, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated

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Exhibit 10.8
statements of cash flows for the portion of the fiscal year then ended, setting forth in each case (with respect to each fiscal quarter ending on or after June 30, 2022) in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and
(c)simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Lead Borrower and its Subsidiaries by furnishing the Lead Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a “going concern” qualification resulting solely from an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered.
Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(d)no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(e)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Lead Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(f)promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of any Senior Notes Documentation or Junior Financing Documentation, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(g)together with the delivery of each Compliance Certificate (or in respect of subpart (i) below, if earlier, the applicable Collateral Update Deadline), (i) if applicable, a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a description of

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Exhibit 10.8
any changes to the list of Subsidiaries including the changes to the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or such Collateral Update Deadline) or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list;
(h)(i) promptly following any request therefor, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Lead Borrower and any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Lead Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan; provided that if the Lead Borrower or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, the Lead Borrower or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(i)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and
(j)information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Notices. Promptly after obtaining actual knowledge thereof, notify the Administrative Agent:
(k)of the occurrence of any Default;
(l)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including such matters arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Restricted Subsidiary, (ii) any dispute, litigation, investigation or proceeding between any Loan Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws, Health Care Laws, or in respect of Intellectual Property or the assertion or occurrence of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with, or liability under, any applicable Environmental Law, Environmental Permit, Health Care Law or Health Care Permit, (iv) the exclusion, suspension, or debarment or any Loan Party or any Restricted Subsidiary from participation in or any other ineligibility from, any government healthcare program or (v) the occurrence of any ERISA Event; and

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Exhibit 10.8
(m)of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) in the case of clauses (a) and (b), setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.
Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 or 7.05 or (ii) other than in the case of the Borrowers, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.
Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Lead Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
Maintenance of Intellectual Property. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) protect, defend and maintain the validity and enforceability of its owned Intellectual Property; (ii) promptly advise the Administrative Agent in writing of any infringement or similar event with respect to its owned Intellectual Property; and (iii) not allow any of its owned Intellectual Property to be abandoned, forfeited or dedicated to the public without the Administrative Agent’s written consent.

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Exhibit 10.8
Compliance with Laws, etc. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property and the Tax Matters Agreement, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Lead Borrower or a Restricted Subsidiary, as the case may be.
Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or a Restricted Subsidiary) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.11 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.11, none of the Lead Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.
Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)upon the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.16 of any existing direct or indirect Subsidiary as a Restricted Subsidiary (unless such Subsidiary shall otherwise constitute an Excluded Subsidiary) or any Subsidiary ceasing to constitute an Excluded Subsidiary:

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Exhibit 10.8
(i)within forty five (45) days after such formation, acquisition, designation or cessation or such longer period as the Administrative Agent may agree in its discretion:
cause each such Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Subsidiary in detail reasonably satisfactory to the Administrative Agent;
cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, Security Agreement Supplements, other security agreements, supplements and documents (including, with respect to Mortgages, the documents listed in Section 6.15(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent, in each case granting Liens required by the Collateral and Guarantee Requirement (including foreign law pledge agreements in respect of any pledge of equity interests of a non-US Subsidiary);
cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;
take and cause such Subsidiary and each direct or indirect parent of such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including, in the case of Domestic Subsidiaries, the recording of Mortgages, the filing of Uniform Commercial Code financing statements, delivery of stock and membership interest certificates and execution of account control agreements) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and to otherwise satisfy the Collateral and Guarantee Requirement.
(ii)within forty five (45) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.12(a) as the Administrative Agent may reasonably request, and
(iii)within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports, surveys or environmental assessment reports, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the

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Exhibit 10.8
Administrative Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained; and
(b)after the Closing Date, not later than ninety (90) days after the acquisition by any Loan Party of any Material Real Property as determined by the Lead Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.
Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.
Compliance with Health Care Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply with all applicable Health Care Laws; and (b) obtain and renew all Health Care Permits necessary for its operations.
Further Assurances.
(c)Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.
(b)In the case of any Material Real Property, provide the Administrative Agent with Mortgages with respect to such owned real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of such real property in each case together with:
(i)evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and

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Exhibit 10.8
that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(ii)fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;
(iii)an ALTA survey (or existing survey, ExpressMap or similar documentation together with a no change affidavit of such Mortgaged Property) sufficient for the title insurance company to remove the standard survey exception and issue survey related endorsements (if reasonably requested by the Administrative Agent); and
(iv)opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;
(v)(1) a complete standard flood hazard determination form, (2) if any portion of the improvements on any Mortgaged Property is located in a special flood hazard area, a Borrower Notice and, if applicable, notification to the applicable Borrower that flood insurance coverage under NFIP is not available because the community does not participate in NFIP, (3) documentation evidencing the Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, such Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent; and
(vi)such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.
Designation of Subsidiaries. The board of directors of the Lead Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation (or in the case such Subsidiary to be designated is newly acquired, if the Lead Borrower so elects in writing to the Administrative Agent, at the time the definitive documentation for such acquisition is entered into by the Lead Borrower or any of its Restricted Subsidiaries), the Interest Coverage Ratio shall exceed 2.00:1.00 (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Lead Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test), (iii) the Investment resulting from the designation of such Restricted Subsidiary as an Unrestricted Subsidiary as described above is permitted by Section 7.02 and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes or any Junior Financing or any other Indebtedness for borrowed money in excess of the Threshold Amount, as applicable. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the net

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Exhibit 10.8
book value of the Lead Borrower’s direct or indirect investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Notwithstanding anything set forth in this Agreement to the contrary, (A) the Borrowers and their Restricted Subsidiaries shall not be permitted to contribute, dispose of or otherwise transfer legal title to, or license on an exclusive basis, any Material Intellectual Property to any Unrestricted Subsidiary, (B) the Borrowers shall not be permitted to designate any Restricted Subsidiary that holds Material Intellectual Property as an Unrestricted Subsidiary (whether upon initial designation or subsequent investment), in each case, other than in connection with transactions that have a bona fide business purpose so long as such transactions are not undertaken (1) to facilitate an incurrence of Indebtedness, (2) facilitate a Restricted Payment or (3) in connection with a liability management transaction and (C) the Co-Borrower shall not be an Unrestricted Subsidiary.
Post-Closing Matters. Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, to the extent such items have not been delivered or actions contemplated as of the Closing Date, the Lead Borrower shall cause such item or action set forth on Schedule 6.17 to be delivered or completed by the time set forth in such Schedule (unless waived or extended by the Collateral Agent in its sole discretion).
Maintenance of Flood Insurance. If any portion of Improvements (as defined in any Mortgage) constituting part of the Mortgaged Properties is a Flood Hazard Property, the Lead Borrower will (or will cause the applicable mortgagor to) purchase flood insurance in an amount satisfactory to the Administrative Agent, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended or supplemented from time to time, and including the regulations issued thereunder.
Lender Calls; Management Discussion and Analysis. Quarterly, the Lead Borrower shall participate in a conference call, and the Lenders shall be permitted to participate in such conference call, to discuss the financial results of the Borrowers and their Subsidiaries for the fiscal quarter or fiscal year.
Tax Residency. Each Dutch Loan Party will remain resident for tax purposes in the Netherlands only, and will not create a permanent establishment or other taxable presence outside the Netherlands.
MIRE Events. No MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” ten (10) Business Days or (b) if there are any Mortgaged Properties located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” thirty (30) days (in each case, the “Notice Period”), after the Administrative Agent has delivered to the Revolving Credit Lenders the following documents in respect of such real property: (i) a completed “life of loan” standard flood hazard determination with respect to such real property from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood

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Exhibit 10.8
insurance coverage is not available, (B) evidence of the receipt by the applicable Loan Parties of such notice and (C) a notice about special flood hazard area status and flood disaster assistance executed by the applicable Borrower and any applicable Loan Party relating thereto; and (iii) evidence of flood insurance in amount reasonably required by the Administrative Agent; provided that any such MIRE Event may be closed prior to the end of the Notice Period if the Administrative Agent shall have received confirmation from each applicable Revolving Credit Lender that such Revolving Credit Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
(a)DAC6 Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)Promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Loan Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Loan Documents contains a hallmark as set out in Annex IV of Council Directive 2011/16/EU; and
(b)    Promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of the Lead Borrower and/or any of its Subsidiaries or by any adviser to the Lead Borrower and/or any of its Subsidiaries in relation to the Council Directive of 25 May 2018 (2018/822/EU) amending DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).
ARTICLE VII

Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:
Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the Closing Date; provided that any Lien securing Indebtedness in excess of (x) $10,000,000 individually or (y) $25,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 7.01(b)) shall only be permitted to the extent such Lien is listed on Schedule 7.01(b);
(c)Liens for Taxes which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or as a result of any Borrower or Restricted Subsidiary being part of a fiscal unity consisting of Dutch Loan Parties only for Dutch corporate income tax and/or Dutch VAT

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Exhibit 10.8
purposes, which Dutch corporate income tax and/or Dutch VAT, as applicable, is not overdue for a period of more than thirty (30) days or which is being contested in good faith and by appropriate proceedings diligently conducted;
(d)statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(e)(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;
(f)deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Material Subsidiary and any exception on the title polices issued in connection with the Mortgaged Property;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within three hundred and sixty-five (365) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(j)Leases or subleases, Licenses or sublicenses of intellectual property (which, for the avoidance of doubt, shall be limited to non-exclusive and exclusive Licenses for fair market value), granted to others in the ordinary course of business or permitted as Investments pursuant to Section 7.02, in each case which do not (i) interfere in any material respect with the business of the Borrower or any Material Subsidiary, taken as a whole, or (ii) secure any Indebtedness;
(k)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution

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Exhibit 10.8
(including the right of set off) and which are within the general parameters customary in the banking industry;
(m)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or (o) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)Liens on property of any Foreign Subsidiary securing Indebtedness incurred pursuant to Section 7.03;
(o)Liens in favor of the Lead Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);
(p)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.16), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);
(q)any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(s)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
(t)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;
(u)Liens solely on any cash earnest money deposits made by the Lead Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(v)(i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such acquired Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition;

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Exhibit 10.8
(w)ground leases in respect of real property on which facilities owned or leased by the Lead Borrower or any of its Subsidiaries are located;
(x)Liens arising from precautionary Uniform Commercial Code financing statement filings;
(y)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(z)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower or any Material Subsidiary;
(aa)Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(ab)Liens securing letters of credit in a currency other than Dollars permitted under Section 7.03(p) in an aggregate amount at any time outstanding not to exceed $20,000,000;
(ac)Liens securing Permitted Other Debt incurred pursuant to Section 7.03(u) so long as such Liens are subject to the First Lien Intercreditor Agreement (if such Liens are secured on a pari passu basis with the Liens securing the Obligations) or a Second Lien Intercreditor Agreement (if such Liens rank junior to the Liens securing the Obligations);
(ad)the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i), (p) and (v) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(ae)other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $700,000,000 and 25% of Consolidated EBITDA as of the most recently ended Test Period;
(af)Liens to secure Indebtedness permitted under Sections 7.03(w) or 7.03(x) so long as such Liens are subject to the First Lien Intercreditor Agreement (if such Liens are secured on a pari passu basis with the Liens securing the Obligations) or a Second Lien Intercreditor Agreement (if such Liens rank junior to the Liens securing the Obligations);
(ag)To the extent constituting Liens, Liens on Receivables Assets in connection with any Permitted Factoring Transaction permitted pursuant to 7.05(p); and
(ah)Liens to secure the Senior Secured Notes.
For purposes of determining compliance with this Section 7.01:
(i)     in the event that a Lien meets the criteria of more than one of the types of Liens permitted pursuant to this Section 7.01, the Lead Borrower, in its sole discretion, shall classify, and may from time to time reclassify, such Lien (or any portion thereof) as having been incurred pursuant to any applicable provision in this Section 7.01, and shall only be required to classify such Lien as having been incurred pursuant to one of the clauses of this Section 7.01;

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Exhibit 10.8
(ii)     additionally, all or any portion of any Lien may later be reclassified as having been incurred pursuant to any provision in this Section 7.01 so long as such Lien is permitted to be incurred pursuant to such provision and any related Indebtedness is permitted to be incurred at the time of reclassification; and
(iii)     Liens permitted by this Section 7.01 need not be permitted solely by reference to one provision permitting such Lien but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.01 permitting such Lien.
Investments. Make or hold any Investments, except:
(ai)Investments by the Lead Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(aj)loans or advances to officers, directors and employees of the Lead Borrower or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Lead Borrower (provided that the amount of such loans and advances shall be contributed to the Lead Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $25,000,000;
(ak)asset purchases (including purchases of inventory, supplies and materials) and the contribution for fair market value, non-exclusive licensing, and exclusive licensing for fair market value, of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
(al)Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in any Loan Party, (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that all such Investments pursuant to this clause (iv) shall (A) other than Investments in an aggregate amount not to exceed $250,000,000, be in the form of intercompany loans and evidenced by notes that have been pledged (individually or pursuant to a global note) to the Collateral Agent for the benefit of the Secured Parties (provided that in order to comply with the laws and regulations of an applicable jurisdiction, Investments may be structured instead as an equity contribution or otherwise in a form other than an intercompany note) and (B) not exceed an aggregate amount outstanding at any time of $1,200,000,000 (excluding (1) the amount of any Investments that constitute transfers pursuant to cash pooling agreements in the ordinary course of business or (2) to the extent constituting Investments, intercompany payables and receivables arising in the ordinary course of business, provided that such payables and receivables do not constitute Indebtedness);
(am)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(an)to the extent constituting Investments, this Section 7.02 shall not prohibit Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments expressly permitted (other than by reference to this Section 7.02) under Sections 7.01, 7.03 (other than clauses (n), (w) and (x) thereof), 7.04, 7.05 and 7.06, respectively; provided, that any such Investment shall (without duplication) constitute utilization of the applicable basket under the applicable other covenant in the outstanding amount of such Investment at the applicable time;
(ao)Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(g), or pursuant to or in connection with the Transaction on or following the Closing Date

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Exhibit 10.8
for purposes of effectuating the Spin-Off, and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Lead Borrower or any Restricted Subsidiary in the Lead Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except (x) in the case of clause (i) only, pursuant to the terms of such Investment as of the Closing Date or (y) as otherwise permitted by this Section 7.02;
(ap)Investments in Swap Contracts permitted under Section 7.03;
(aq)promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(e));
(ar)License Acquisitions, the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(j) (each, a “Permitted Acquisition”):
to the extent required by Section 6.12, any such newly created or acquired Restricted Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Restricted Subsidiary, if any) shall be Guarantors and shall have complied with the requirements of Section 6.12, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement); and
immediately after giving effect to such purchase or other acquisition (or if the Lead Borrower so elects in writing to the Administrative Agent, at the time the definitive documentation of such purchase or other acquisition is entered into by the Lead Borrower or any of its Restricted Subsidiaries), the Lead Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.14 (calculated on a Pro Forma Basis) for the Test Period in effect at the time such purchase or other acquisition is to occur (after giving effect to any increase of the Total Leverage Ratio following a Material Acquisition, including any increase in the Total leverage Ratio requested in respect of such acquisition, pursuant to Section 7.14);
(as)[reserved];
(at)Investments in the ordinary course of business consisting of Article III endorsements for collection or deposit and Article IV customary trade arrangements with customers consistent with past practices;
(au)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(av)loans and advances to the Lead Borrower in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Lead Borrower in accordance with Section 7.06(f);

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Exhibit 10.8
(aw)other Investments that do not in the aggregate exceed the greater of $750,000,000 and 27% of Consolidated EBITDA as of the most recently ended Test Period, net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that such amount shall be increased by (i) the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied and (ii) the Available Amount that is Not Otherwise Applied;
(ax)advances of payroll payments to employees in the ordinary course of business;
(ay)Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Lead Borrower;
(az)Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated into the Lead Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(ba)Guarantees by the Lead Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(bb)Investments in joint ventures of the Lead Borrower or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this Section 7.02(t) that are at that time outstanding not to exceed the greater of $750,000,000 and 27% of Consolidated EBITDA as of the most recently ended Test Period (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this Section 7.02(t) is made in any Person that is not a Restricted Subsidiary of the Lead Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, the Lead Borrower may elect that such Investment shall be deemed to have been made pursuant to Section 7.02(d) above and shall cease to have been made pursuant to this Section 7.02(t);
(bc)any Investment by the Lead Borrower or any Restricted Subsidiary so long as the Total Leverage Ratio determined on a Pro Forma Basis is less than or equal to 3.25:1.00;
(bd)Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of $100,000,000 and 3.5% of Consolidated EBITDA as of the most recently ended Test Period; and
(be)Investments in connection with internal reorganizations and/or restructurings and related activities related to tax planning and reorganizations consisting of the transfer by any Loan Party of the Equity Interests of any Non-Loan Party to another Non-Loan Party that is a Restricted Subsidiary in the form of a capital contribution or intercompany note which is not pledged to the Secured Parties; provided that, (a) no Event of Default is continuing immediately prior thereto and immediately after giving effect thereto and (b) after giving effect to such reorganization, restructuring or activities, the security interests of the Secured Parties in the Collateral and the Guarantees of the Obligations, taken as a whole, are not materially impaired.
(bf)For purposes of determining compliance with this Section 7.02:
(i)in the event that an Investment meets the criteria of more than one of the types of Investments permitted pursuant to this Section 7.02, the Lead Borrower, in its sole discretion, shall classify, and may from time to time reclassify, such Investment (or any portion thereof) as having been incurred pursuant to any applicable provision in this

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Exhibit 10.8
Section 7.02, and shall only be required to classify such Investment as having been incurred pursuant to one of the clauses of this Section 7.02;
(ii)additionally, all or any portion of any Investment may later be reclassified as having been incurred pursuant to any provision in this Section 7.02 so long as such Investment is permitted to be incurred pursuant to such provision at the time of reclassification; and
(iii)Investments permitted by this Section 7.02 need not be permitted solely by reference to one provision permitting such Investment but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.02 permitting such Investment.
(bg)Notwithstanding anything set forth in this Agreement to the contrary, any Investment in the form of a transfer of legal title or license on an exclusive basis of Material Intellectual Property to any Unrestricted Subsidiary shall not be permitted other than in connection with transactions that have a bona fide business purpose so long as such transactions are not undertaken (1) to facilitate an incurrence of Indebtedness, (2) facilitate a Restricted Payment or (3) in connection with a liability management transaction.
Solely for purposes of determining compliance with this Section 7.02, the value of Investments in “License Acquisitions” shall be limited to the aggregate cash paid by the Lead Borrower or any Restricted Subsidiary on or prior to the consummation of a License Acquisition (and which, for the avoidance of doubt, shall not include any purchase price adjustment, licensing payment, royalty, earn-out, milestone payment, contingent payment, back-end payment or any other deferred payment or any payments related to profit sharing).

Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(bh)Indebtedness of the Lead Borrower and any of its Subsidiaries under the Loan Documents;
(bi)(i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Closing Date and, if in an aggregate principal amount in excess of $50,000,000, listed on Schedule 7.03(b), and any Permitted Refinancing thereof (provided that no Loan Party may be the lender of any such Permitted Refinancing Indebtedness unless such Loan Party was the lender of the Indebtedness being modified, refinanced, refunded, renewed or extended); provided that (x) any such amount owed by a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be evidenced by an intercompany note and (y) all such Indebtedness of any Loan Party owed to any Person or Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an intercompany note;
(bj)Guarantees by the Lead Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Lead Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of the Senior Notes, any Junior Financing or any other Indebtedness (other than any Indebtedness of any Foreign Subsidiary) in excess of the Threshold Amount shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty, (B) if the Indebtedness being Guaranteed

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Exhibit 10.8
is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (C) no such Guarantee shall be permitted unless it is also permitted under Section 7.02 other than by reference to clause (f) thereof;
(bk)Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to the Lead Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be unsecured and subject to the subordination terms set forth in Section 5.03 of the Security Agreement;
(bl)Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within three hundred and sixty-five (365) days after the applicable acquisition, construction, repair, replacement or improvement) and Permitted Refinancings thereof, in an aggregate amount at any one time not to exceed the greater of $500,000,000 and 18% of Consolidated EBITDA as of the most recently ended Test Period;
(bm)Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
(bn)Indebtedness assumed in connection with any Permitted Acquisition and any Permitted Refinancing thereof, provided that (x) such Indebtedness (i) was not incurred in contemplation of such Permitted Acquisition and any Permitted Refinancing thereof, (ii) is secured only by the assets acquired in the applicable Permitted Acquisition (including any acquired Equity Interests), (iii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (g) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition and (y) both immediately prior and after giving effect thereto no Default shall exist or result therefrom;
(bo)[reserved];
(bp)Indebtedness representing deferred compensation to employees of the Lead Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
(bq)Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Lead Borrower permitted by Section 7.06;
(br)Indebtedness incurred by the Lead Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted under Section 7.02 or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;
(bs)Indebtedness consisting of obligations of the Lead Borrower or any of the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction, Permitted Acquisitions or any other Investments expressly permitted hereunder;
(bt)Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, cash pooling, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(bu)Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $1,400,000,000 and 50% of Consolidated EBITDA as of the most recently ended Test Period; provided that any Indebtedness for borrowed money incurred pursuant this clause (n) by Non-Loan Parties, together with all Indebtedness for borrowed money incurred by Non-Loan Parties

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Exhibit 10.8
pursuant to Section 7.03(w) and Section 7.03(x), in each case at any time outstanding, shall not exceed the Non-Guarantor Debt Cap;
(bv)Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(bw)Indebtedness incurred by the Lead Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(bx)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Lead Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(by)Bilateral L/C Obligations;
(bz)Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the available balance of such Letter of Credit;
(ca)Indebtedness in respect of the Senior Notes and any Permitted Refinancing thereof;
(cb)Indebtedness in respect of (i) any Permitted Other Debt issued or incurred in exchange for, or which modifies, extends, refinances, renews, replaces or refunds, or the Net Cash Proceeds of which are applied to the prepayments of, Term Loans and (ii) any Permitted Refinancing of such Indebtedness, provided that, in the case of this clause (ii), such Indebtedness otherwise complies with the definition of “Permitted Other Debt”;
(cc)Third Party Bilateral L/C Obligations;
(cd)(x) Indebtedness secured on a pari passu basis with the Facilities, (y) Indebtedness secured on a junior basis to the Facilities or (z) unsecured Indebtedness, in an aggregate principal amount not to exceed the sum of (i) the greater of $2,100,000,000 and 75% of Consolidated EBITDA as of the most recently ended Test Period plus (ii) all voluntary prepayments of Term Loans and (to the extent coupled with a permanent reduction of the Revolving Credit Commitments) of Revolving Credit Loans prior to such time (other than (i) the Second Amendment Repayment, (ii) any prepayments made with the proceeds of Indebtedness originally incurred under Section 7.03(x), and (iii) for the avoidance of doubt, proceeds of any Refinancing Term Loans or Other Revolving Credit Commitments incurred or established pursuant to a Refinancing Amendment in accordance with Section 2.19) minus the aggregate amount of Incremental Term Loans and Incremental Revolving Credit Commitments incurred or effected pursuant to Section 2.14(a)(1) or 2.14(a)(2); provided that such Indebtedness shall (A) in the case of clause (x) above, have a maturity date that is after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of clause (y) above, have a maturity date that is at least 91 days after the Latest Maturity Date at the time such Indebtedness is incurred (in each case, other than an earlier maturity date for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such earlier maturity date), (B) in the case of clause (x) above, have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Term Loans and, in the case of clause (y) above, shall not be subject to scheduled amortization prior to maturity (in each case, other than a Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing that does not provide for such shorter Weighted Average Life to Maturity), (C) if such Indebtedness is (1) secured on a junior basis by a Loan Party, be secured only by the Collateral and

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Exhibit 10.8
be subject to the Second Lien Intercreditor Agreement, (2) secured on a pari passu basis with the Facilities, be secured only by the Collateral and be subject to the First Lien Intercreditor Agreement and (3) guaranteed, be guaranteed only by the same Guarantors that guarantee the Facilities, (D) in the case of clause (x) above, (1) in the case of such Indebtedness incurred in the form of Dollar-denominated term loan Indebtedness, be subject to the “most favored nation” provision contained in Section 2.14 with respect to Dollar Term Loans and (2) in the case of such Indebtedness incurred in the form of Euro-denominated term loan Indebtedness, be subject to the “most favored nation” provision contained in Section 2.14 with respect to the Euro Term Loans, (E) have terms and conditions (other than pricing, rate Floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) and (F) to the extent the terms applicable to any such Indebtedness include a Previously Absent Financial Maintenance Covenant, they shall either, at the option of the Lead Borrower (i) be applicable only to periods after the Latest Maturity Date of any Facility other than the Term Loans or (ii) be added for the benefit of the Revolving Credit Facility; provided that any Indebtedness for borrowed money incurred pursuant this clause (w) by Non-Loan Parties, together with all Indebtedness for borrowed money incurred by Non-Loan Parties pursuant to Section 7.03(n) and Section 7.03(x), in each case at any time outstanding, shall not exceed the Non-Guarantor Debt Cap;
(ce)Permitted Ratio Debt and Permitted Refinancings thereof; provided that any Indebtedness for borrowed money incurred pursuant this clause (x) by Non-Loan Parties, together with all Indebtedness for borrowed money incurred by Non-Loan Parties pursuant to Section 7.03(n) and Section 7.03(w), in each case at any time outstanding, shall not exceed the Non-Guarantor Debt Cap; and
(cf)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.
For purposes of determining compliance with this Section 7.03:
(1)    in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in this Section 7.03, the Lead Borrower, in its sole discretion, shall classify, and may from time to time reclassify or later divide, classify or reclassify all or any portion of such item of Indebtedness as having been incurred pursuant to the applicable provision in this Section 7.03, and shall only be required to classify such Indebtedness as having been incurred pursuant to one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred on such date in reliance only on the

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Exhibit 10.8
exception in clause (a) of Section 7.03 and (ii) all Indebtedness outstanding under the Senior Notes will be deemed to have been incurred on such date in reliance only on the exception of clause (t) of Section 7.03;
(2)    additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any provision in this Section 7.03 so long as such Indebtedness is permitted to be incurred pursuant to such provision and any related Liens are permitted to be incurred at the time of reclassification (it being understood that any Indebtedness incurred pursuant to one of clauses (b) through (s), clauses (u) through (w) or clause (y) shall, unless otherwise elected by the Lead Borrower in writing, cease to be deemed incurred or outstanding for purposes of such clause but shall be deemed incurred pursuant to Section 7.03(x) from and after the first date on which the Borrower or its Restricted Subsidiaries could have incurred such Indebtedness under Section 7.03(x)); and
(3)    Indebtedness permitted by this Section 7.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Indebtedness.
The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.
Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, other than pursuant to the Transaction on or following the Closing Date for purposes of effectuating the Spin-Off, except that:
(cg)any Restricted Subsidiary may merge or consolidate with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction); provided that (x) the Lead Borrower shall be the continuing or surviving Person, and (y) such merger does not result in the Lead Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;
(ch)(i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) (A) any Restricted Subsidiary may liquidate or dissolve or (B) the Lead Borrower or any Restricted Subsidiary may change its legal form if the Lead Borrower determines in good faith that such action is in the best interests of the Lead Borrower and its Restricted Subsidiaries and if not materially disadvantageous to the Lenders;
(ci)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Lead Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Disposition shall be deemed to constitute an Investment in the amount of the excess, if any, of the fair market value of such assets over the fair market value of any

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Exhibit 10.8
consideration received, and must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.02;
(cj)so long as no Default exists or would result therefrom, the Lead Borrower may merge or consolidate with any other Person; provided that (i) the Lead Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Lead Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Lead Borrower under this Agreement and the other Loan Documents to which the Lead Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement (or, in the case of the Guarantors, their obligations under the Guarantee), (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement (or, in the case of the Guarantors, their obligations under the Guarantee), (F) the Lead Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any other Loan Document comply with this Agreement and (G) the Successor Borrower shall be required to provide, at least three (3) Business Days prior to becoming the Successor Borrower, all documentation and other information reasonably requested in writing by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Lead Borrower under this Agreement;
(ck)so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.12; and
(cl)so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).
Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(cm)Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Lead Borrower and the Restricted Subsidiaries;
(cn)Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned in the ordinary course of business);
(co)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

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Exhibit 10.8
(cp)Dispositions of property to the Lead Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) such transaction shall be deemed to be an Investment in the amount of the excess, if any, of the fair market value of such assets over the fair market value of any consideration received, and is permitted under Section 7.02;
(cq)Dispositions (i) pursuant to or in connection with the Transaction on or following the Closing Date for purposes of effectuating the Spin-Off, or (ii) permitted by Sections 7.02, 7.04 (other than Section 7.04(f)) and 7.06 and Liens permitted by Section 7.01;
(cr)Dispositions of property for fair market value pursuant to sale-leaseback transactions;
(cs)Dispositions in the ordinary course of business of Cash Equivalents;
(ct)leases, subleases, licenses (which, for the avoidance of doubt, shall be limited to non-exclusive licenses, and exclusive licenses for fair market value, with respect to intellectual property) or sublicenses (which, for the avoidance of doubt, shall be limited to non-exclusive sublicenses, and exclusive sublicenses for fair market value, with respect to intellectual property) (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Lead Borrower and the Restricted Subsidiaries, taken as a whole;
(cu)transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
(cv)Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) such Disposition is for fair market value and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $200,000,000, the Lead Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Lead Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Lead Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Lead Borrower and such Restricted Subsidiary from such transferee that are converted by the Lead Borrower and such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 12% of Consolidated EBITDA as of the most recently ended Test Period at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and Cash Equivalents;
(cw)[reserved];
(cx)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(cy)Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

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Exhibit 10.8
(cz)any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(da)the unwinding of any Swap Contract pursuant to its terms;
(db)so long as no Default or Event of Default exists or would result therefrom, any Disposition of Receivables Assets in connection with a Permitted Factoring Transaction;
(dc)(i) any Disposition of non-core assets or property in an aggregate amount not to exceed $400,000,000; provided that such Disposition is for fair market value and (ii) any Disposition of non-core assets or property acquired pursuant to or in order to effectuate, or Disposed of in order to obtain approval for, a Permitted Acquisition or Investment; and
(dd)any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the management of the Borrower;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e), (i), (n) and (o) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Lead Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Notwithstanding anything set forth in this Agreement to the contrary, any Disposition in the form of a transfer of legal title or license on an exclusive basis of Material Intellectual Property to any Unrestricted Subsidiary shall not be permitted other than in connection with transactions that have a bona fide business purpose so long as such transactions are not undertaken (1) to facilitate an incurrence of Indebtedness, (2) facilitate a Restricted Payment or (3) in connection with a liability management transaction.
Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(de)each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(df)(i) the Lead Borrower may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

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Exhibit 10.8
(dg)Restricted Payments pursuant to or in connection with the Transaction on or following the Closing Date for purposes of effectuating the Spin-Off;
(dh)to the extent constituting Restricted Payments, this Section 7.06 shall not prohibit Restricted Payments consisting of Investments, fundamental changes, or transactions with Affiliates expressly permitted (other than by reference to this Section 7.06) by any provision of Section 7.02 (other than clauses (o) and (u) thereof), 7.04 or 7.08 (other than clause (g) thereof); provided, that any such Restricted Payment shall constitute utilization of the applicable basket under the applicable other covenant in the outstanding amount of such Restricted Payment at the applicable time;
(di)repurchases of Equity Interests in the Lead Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(dj)the Lead Borrower or any Restricted Subsidiary may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Lead Borrower by any future, present or former employee, director or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Lead Borrower or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of the Lead Borrower or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $25,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
(i)to the extent Not Otherwise Applied, the Net Cash Proceeds from the sale of Equity Interests of the Lead Borrower to members of management, directors or consultants of the Lead Borrower or any of its Subsidiaries that occurs after the Closing Date; plus
(ii)the Net Cash Proceeds of key man life insurance policies received by the Lead Borrower or its Restricted Subsidiaries; less
(iii)the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(f);
and provided further that cancellation of Indebtedness owing to the Lead Borrower from members of management of the Lead Borrower or its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Lead Borrower will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(dk)Restricted Payments to pay for the repurchase, redemption, retirement, or other acquisition or retirement for value of Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower; provided that the aggregate Restricted Payments made under this clause (g) do not exceed in any calendar year $50,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years);
(dl)the Lead Borrower or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; and
(dm)Restricted Payments not to exceed (A) so long as the Total Leverage Ratio determined on a Pro Forma Basis for the Test Period most recently then ended does not exceed 3.50:1.00, the greater of (x) $500,000,000 per calendar year and (y) 5.5% of the Market Capitalization of the Lead

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Exhibit 10.8
Borrower per calendar year and (B) so long as the Total Leverage Ratio determined on a Pro Forma Basis for the Test Period most recently then ended is greater than 3.50:1.00, the greater of (x) $350,000,000 per calendar year and (y) 3.9% of the Market Capitalization of the Lead Borrower per calendar year;
(dn)payments made or expected to be made by the Lead Borrower or any of the Restricted Subsidiaries in respect of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;
(do)in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Lead Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.12(a)(iv), not to exceed the sum of (i) the greater of $750,000,000 and 27% of Consolidated EBITDA as of the most recently ended Test Period, (ii) the aggregate amount of the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied and (iii) if as of the last day of the immediately preceding Test Period, the Interest Coverage Ratio exceeds 2.00:1.00 (calculated on a Pro Forma Basis), the amount of the Available Amount that is Not Otherwise Applied; and
(dp)so long as no Event of Default has occurred and is continuing or would result therefrom, the Lead Borrower and its Restricted Subsidiaries may make Restricted Payments so long as the Total Leverage Ratio (calculated on a Pro Forma Basis) immediately after giving effect to such Restricted Payment does not exceed 3.00:1.00.
For purposes of determining compliance with this Section 7.06:
(1)     in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments permitted pursuant to this Section 7.06, the Lead Borrower, in its sole discretion, shall classify, and may from time to time reclassify, such Restricted Payment (or any portion thereof) as having been incurred pursuant to any applicable provision in this Section 7.06, and shall only be required to classify such Restricted Payment as having been incurred pursuant to one of the clauses of this Section 7.06;
(2)     additionally, all or any portion of any Restricted Payment may later be reclassified as having been incurred pursuant to any provision in this Section 7.06 so long as such Restricted Payment is permitted to be incurred pursuant to such provision at the time of reclassification; and
(3)     Restricted Payments permitted by this Section 7.06 need not be permitted solely by reference to one provision permitting such Restricted Payment but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.06 permitting such Restricted Payment.
Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.
Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Lead Borrower, whether or not in the ordinary course of business, other than (a) transactions between or among the Lead Borrower or any Restricted Subsidiary or any entity that becomes a Restricted

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Exhibit 10.8
Subsidiary as a result of such transaction, (b) transactions on terms substantially as favorable to the Lead Borrower or such Restricted Subsidiary as would be obtainable by the Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transaction and the payment of fees and expenses related to the Transaction, (d) transactions with the Captive Insurance Subsidiary in the ordinary course of business, (e) [reserved], (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by the Lead Borrower permitted under Section 7.06, (g) loans and other transactions by the Lead Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (h) employment and severance arrangements between the Lead Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements, (i) payments by the Lead Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among the Lead Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Lead Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Lead Borrower and the Restricted Subsidiaries and (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.
Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.16, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Lien permitted by Sections 7.01(l)(iii), (t) or (u) or any Disposition permitted by Sections 7.04 or 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (vii) comprise restrictions imposed by any

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Exhibit 10.8
agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), or 7.03(g) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (viii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary, (ix) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (x) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xi) are customary restrictions and conditions contained in any Permitted Factoring Transaction Documents, or (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02.
Use of Proceeds. Use the proceeds of the Revolving Credit Loans for any purpose other than working capital and other general corporate purposes of the Lead Borrower and its Restricted Subsidiaries, including the financing of Permitted Acquisitions. Use the Letters of Credit for any purpose other than general corporate purposes of the Lead Borrower and its Restricted Subsidiaries. The Borrower will use the proceeds of the Term Loans made on the Third Amendment Effective Date to (x) refinance all of the Existing Dollar Term Loans that are not 2024 Converted Dollar Term Loans in full and (y) to refinance all of the Initial Euro Term Loans that are not 2024 Converted Euro Term Loans in full, with the remainder (if any) to pay fees and expenses in connection with the transactions contemplated by the Third Amendment. Use the proceeds of the Term Loans for any purpose other than to (A) pay the Closing Date Repayment, (B) fund balance sheet cash (which may be used for general corporate purposes of the Lead Borrower and its Restricted Subsidiaries) and (C) pay fees, costs and expenses incurred in connection with the Transaction.
Accounting Changes. Make any change in its fiscal year; provided, however, that the Lead Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Prepayments, Etc. of Indebtedness.
(dq)Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) any subordinated Indebtedness, any Indebtedness required to be subordinated to the Obligations pursuant to the terms of the Loan Document or any Indebtedness that is secured by Liens on assets that are or are required to be subordinated to the Liens securing the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b) or the prepayment thereof with Declined Proceeds, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower, (iii) the prepayment of Indebtedness of the Lead Borrower or any Restricted Subsidiary to the Lead Borrower or any Restricted Subsidiary to the extent permitted by the Collateral Documents and (iv) so long as no Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of Restricted Payments

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Exhibit 10.8
made pursuant to Section 7.06(k), not to exceed the sum of (A) the greater of $750,000,000 and 27% of Consolidated EBITDA as of the most recently ended Test Period, (B) the amount of the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied, and (C) if as of the last day of the immediately preceding Test Period, the Interest Coverage Ratio exceeds 2.00:1.00 (calculated on a Pro Forma Basis), the Available Amount that is Not Otherwise Applied.
(dr)Amend, modify or change in any manner that is either (x) materially adverse to the interests of the Lenders and in contravention of the clause of Section 7.03 under which such Indebtedness was incurred or is maintained, or (y) prohibited by the subordination terms thereof, any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).
Equity Interests of Certain Restricted Subsidiaries. Permit any wholly-owned Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a Disposition of all or substantially all of the assets or all of the Equity Interests of such Restricted Subsidiary permitted by Section 7.05 or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.16.
Financial Covenant.
(ds)Permit the Total Leverage Ratio as of the last day of a Test Period (commencing with the Test Period ending on September 30, 2021) to exceed 4.75:1.00; provided that solely in connection with an anticipated consummation of a Material Acquisition, at the Borrowers’ election (which shall not be exercised more than three times during the term of this Agreement) the Total Leverage Ratio as of the last day of the three consecutive Test Periods commencing with the first Test Period ending on the last day of the fiscal quarter in which such election is made shall not exceed 5.25:1.00.
(dt)The provisions of this Section 7.14 are for the benefit of the Revolving Credit Lenders only, and the Required Facility Lenders in respect of the Revolving Credit Facility may amend, waive or otherwise modify this Section 7.14 or the defined terms used in this Section 7.14 (solely in respect of the use of such defined terms in this Section 7.14) or waive any Default resulting from a breach of this Section 7.14 without the consent of any Lenders other than the Required Facility Lenders in respect of the Revolving Credit Facility.
Covenant Suspension.
(du)Notwithstanding anything to the contrary in Article VII of this Agreement, if on any date (i) the Loans have an Investment Grade Rating from either of the Rating Agencies and (ii) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on such date and continuing so long as the Loans have an Investment Grade Rating, Sections 7.03 (solely with respect to Indebtedness incurred by the Lead Borrower), 7.06 and 7.08 (the “Suspended Covenants”) will no longer be applicable during such period (the “Suspension Period”) until the occurrence of the Reversion Date.
(dv)In the event that the Lead Borrower and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (i) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Loans below an Investment Grade Rating (leaving neither of the Rating Agencies with an Investment Grade Rating for the Loans) and/or (ii) the Lead Borrower enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment

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Exhibit 10.8
Grade Rating or downgrade the ratings assigned to the Loans below an Investment Grade Rating (in either case leaving neither of the Rating Agencies with an Investment Grade Rating for the Loans), then the Lead Borrower and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events, including, without limitation, a proposed transaction described in this clause (ii).
(dw)During a Suspension Period, the Lead Borrower and its Restricted Subsidiaries will be entitled to consummate transactions to the extent not prohibited hereunder without giving effect to the Suspended Covenants. During a Suspension Period, the covenants that are not Suspended Covenants shall be interpreted as though the Suspended Covenants continue to be applicable during such Suspension Period. For illustrative purposes only, even though Section 7.03 (with respect to Indebtedness incurred by the Lead Borrower) will not be in effect during a Suspension Period, Section 7.01(ff) will be interpreted as though Sections 7.03(w) and 7.03(x) were still in effect during such Suspension Period.
(dx)Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Lead Borrower or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Agreement or any other Loan Document; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under Section 7.06 had been in effect prior to, but not during, the Suspension Period; (2) all Indebtedness incurred, or Disqualified Equity Interests issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 7.03(b)(i); and (3) any transaction with an Affiliate entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 7.08(k).
Negative Pledge. With respect to (x) any real property owned by any Restricted Subsidiary that is not a Loan Party with a book value in excess of $50,000,000 and (y) any Material Intellectual Property owned by any Restricted Subsidiary that is not a Loan Party, (i) create, incur, assume or suffer to exist any Lien on all or any part of such assets or (ii) file or permit the filing of any security interest, mortgage, deed of trust, financing statement or other similar notice of any Lien with respect thereto, in each case, other than (1) non-consensual Liens permitted under Section 7.01, (2) in the case of clause (x), Liens permitted under Section 7.01(g), (3) in the case of clause (y), licenses permitted under Section 7.01(j), and (4) Liens permitted under Section 7.01(m)(ii).
Dutch Loan Parties. No Dutch Loan Party shall be part of any fiscal unity for Dutch tax purposes, other than fiscal unities for Dutch tax purposes which consist of Dutch Loan Parties only.
Dutch Security. The Co-Borrower shall not own, hold or exclusively license any material assets unless it shall have delivered to the Collateral Agent a Dutch law governed security agreement between the Co-Borrower as pledgor and the Collateral Agent as pledgee, in form and substance reasonably satisfactory to the Collateral Agent, establishing a first-priority security interest in favor of the Collateral Agent in substantially all assets of the Co-Borrower, subject to customary exceptions and otherwise consistent with the Collateral and Guarantee Requirement
ARTICLE VIII

Events of Default and Remedies
Events of Default. Any of the following events referred to in any of clauses (a) through (m) inclusive of this Section 8.01 shall constitute an “Event of Default”:

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Exhibit 10.8
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Any Loan Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII or any Previously Absent Financial Maintenance Covenant added to this Agreement; provided that the Borrowers’ failure to comply with Section 7.14 or a breach of any such added Previously Absent Financial Maintenance Covenant shall not constitute an Event of Default with respect to any Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and the Revolving Credit Lenders have declared all outstanding Revolving Credit Commitments, if applicable, to be terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); provided, further, that a Default as a result of a breach of Section 7.14 is subject to cure pursuant to Section 8.05, and a Default as a result of a breach of any such added Previously Absent Financial Maintenance Covenant is subject to cure pursuant to any cure provisions relating to such Previously Absent Financial Maintenance Covenant; or
(c)Other Defaults. Any Loan Party or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or
(e)Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver, restructuring official (herstructureringsdeskundige) or similar officer for it or for all or any material part of its property, or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver, restructuring official (herstructureringsdeskundige) or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person

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Exhibit 10.8
and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)ERISA. (i) The ERISA Event described in clause (b) of the definition thereof occurs, (ii) one or more ERISA Events occur which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (iii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in excess of the Threshold Amount, or (iv) a termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Loan Documents, on and security interest in any material portion of the Collateral purported to be covered thereby, subject in respect of priority to Permitted Prior Liens, except to the extent that any such loss of perfection or priority results from the Administrative Agent or the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage; or
(m)Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation in respect of Indebtedness that is subordinated in right of payment to the Obligations or (ii) the subordination provisions set forth in any such Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing that is subordinated in right of payment to the Obligations, if applicable.

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Exhibit 10.8
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, if an Event of Default under Section 7.14 occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments and any Letters of Credit):
(n)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(o)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(p)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(q)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an Event of Default under Section 8.01(f) or Section 8.01(g), the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that is not a Material Subsidiary (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).
Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall (subject to the Intercreditor Agreements) be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney

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Exhibit 10.8
Costs payable under Section 10.05 and amounts payable under Article III), the L/C Issuers, the Bilateral L/C Issuers and the Third Party Bilateral L/C Issuers, ratably among the Secured Parties in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings, Bilateral L/C Obligations and Third Party Bilateral L/C Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, Bilateral L/C Obligations, Third Party Bilateral L/C Obligations, the Swap Termination Value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, to the Bilateral L/C Issuers to cash collateralize that portion of the Bilateral L/C Obligations comprised of the aggregate undrawn amount of Bilateral L/Cs, and to the Third Party Bilateral L/C Issuers to cash collateralize that portion of the Third Party Bilateral L/C Obligations comprised of the aggregate undrawn amount of Third Party Bilateral L/Cs, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth;
Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Lead Borrower. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Borrower’s Right to Cure.
(r)Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02, if the Lead Borrower determines that an Event of Default under the covenant set forth in Section 7.14 has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending 10 Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter, any equity holder of the Lead Borrower may make a Specified Equity Contribution to the Lead Borrower (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds are actually received by the Lead Borrower as cash common equity (including through capital contribution of

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Exhibit 10.8
such net cash proceeds to the Lead Borrower) during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the Lead Borrower and ending 10 Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.14 and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of Section 7.14. For the avoidance of doubt, the amount of any Designated Equity Contribution shall be counted solely as an increase to Consolidated EBITDA for the purpose of determining compliance with Section 7.14 and shall be disregarded for all other purposes of this Agreement.
(s)(i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Lead Borrower to be in compliance (calculated on a Pro Forma Basis) with Section 7.14 for any applicable period, (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.14 for the fiscal quarter with respect to which such Designated Equity Contribution was made and (v) no Lender or L/C Issuer shall be required to (but in its sole discretion may) make any Revolving Credit Loan or make an L/C Credit Extension from and after such time as the Administrative Agent has received the notice of the intent to make a Designated Equity Contribution unless and until such Designated Equity Contribution is actually received.
ARTICLE IX

Administrative Agent and Other Agents
Appointment and Authorization of Agents.
(a)Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, L/C Issuer (if applicable) and a potential Hedge Bank, Bilateral L/C Issuer, Third Party Bilateral L/C Issuer and Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender

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Exhibit 10.8
for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, including for the purpose of any Borrowing or payment, as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
Liability of Agents; Erroneous Payments.
(d)No Agent-Related Person shall (x) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (y) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
(e)(i)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each

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Exhibit 10.8
day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.03(b) shall be conclusive, absent manifest error.
(i)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(i)The Lead Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Lead Borrower or any other Loan Party.
(ii)Each party’s obligations under this Section 9.03(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(f)For purposes of this Section 9.03(b), the term “Lender” includes any L/C Issuer.
Reliance by Agents.
(g)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be

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Exhibit 10.8
fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(h)For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent shall have received written notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other

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Exhibit 10.8
condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify and agree to pay upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from (x) such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) a material breach of the Loan Documents by such Agent-Related Person, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct or a material breach of the Loan Documents for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall severally reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Loan Parties, provided that such reimbursement by the Lenders shall not affect the Loan Parties’ continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
Agents in their Individual Capacities. JPMorgan Chase Bank, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMorgan Chase Bank, N.A. were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan Chase Bank, N.A. or its Affiliates may receive information regarding any Loan Party or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include JPMorgan Chase Bank, N.A. in its individual capacity.

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Exhibit 10.8
Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Lead Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be consented to by the Lead Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Lead Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Lead Borrower, a successor agent. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent”, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the

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Exhibit 10.8
Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(g) and (h), 2.09 and 10.04) allowed in such judicial proceeding; and
(j)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Collateral and Guaranty Matters. The Lenders irrevocably agree:
(k)that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (v) obligations under Secured Hedge Agreements not yet due and payable, (w) Cash Management Obligations not yet due and payable, (x) Bilateral L/C Obligations not yet due and payable, (y) Third Party Bilateral L/C Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit and any other obligation under the Loan Documents (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other groups of Lenders as shall be required by Section 10.01), or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
(l)to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);
(m)that any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any of the Senior Notes, any Junior Financing, any other Indebtedness in excess of the Threshold Amount or any Permitted Refinancing of any of the foregoing;
(n)[reserved]; and
(o)(x) the Collateral Agent may, without any further consent of any Lender, enter into (or, solely for purposes of adding thereto any series of Indebtedness that is permitted by the terms hereof to be joined thereto, to amend) or amend (i) a First Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Permitted Other Debt incurred pursuant to Section 7.03(u)

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Exhibit 10.8
or holders of Indebtedness issued or incurred pursuant to Section 7.03(w) or (x) that is intended to be secured on a pari passu basis with the Obligations and/or (ii) a Second Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations that is permitted by Section 7.03, (y) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted and (z) any First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
Other Agents; Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement or otherwise as a “joint bookrunner”, “arranger”, “co-manager” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such to the extent such Person shall constitute a Lender. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Appointment of Supplemental Administrative Agents.
(p)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
(q)In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and

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Exhibit 10.8
obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(r)Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
Certain ERISA Matters.
(s)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Credit Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(t)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the

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Exhibit 10.8
date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(u)The Administrative Agent hereby informs the Lenders that the Administrative Agent is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that the Administrative Agent has a financial interest in the transactions contemplated hereby in that the Administrative Agent or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Credit Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Credit Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Parallel Liability. “Parallel Liability” means a Loan Party’s undertaking pursuant to this Section 9.15:
(a)Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).
(b)The parties hereto agree that:
(i)a Loan Party’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;
(ii)a Loan Party’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;
(iii)a Loan Party’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of that Loan Party to the Collateral Agent (even though that Loan Party may owe more than one Corresponding Liability to the Lenders under the Loan Documents) and an independent and separate claim of the Collateral Agent to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities);
(iv)for purposes of this Section 9.15, the Collateral Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any Lien securing a Parallel Liability on trust;
(v)for purposes of any Dutch Security Document, any resignation by the Collateral Agent is not effective with respect to its rights under the Parallel Liabilities until all rights and obligations under the Parallel Liabilities have been assigned and assumed to the successor collateral agent appointed in accordance with this Agreement; and

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Exhibit 10.8
(vi)the Collateral Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Liabilities to a successor collateral agent in accordance with this Agreement and will reasonably cooperate in transferring all rights and obligations under a Dutch Security Document to such successor collateral agent. All other Parties hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by the Collateral Agent to a successor collateral agent in accordance with this Agreement.
ARTICLE X

Miscellaneous
Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clause (h) below, shall only require the consent of such Loan Party and the Required Revolving Credit Lenders; provided, further that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)postpone any date scheduled for, or reduce the amount of, any payment of principal, interest or fees under Sections 2.03, 2.07, 2.08 or 2.09 without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees and it being understood that any change to the definition of “First Lien Leverage Ratio”, “Senior Secured Leverage Ratio” or “Total Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);
(c)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of “First Lien Leverage Ratio”, “Total Leverage Ratio” or “Senior Secured Leverage Ratio” or in each case in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change any provision of this Section 10.01, the definition of “Required Revolving Credit Lenders,” “Required Lenders”, “Required Facility Lender” or “Pro Rata Share” or Section 2.05(b)(v)(Y), 2.06(c), 8.04 or 2.13 without the written consent of each Lender directly affected thereby;
(e)other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

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Exhibit 10.8
(g)amend the definition of the term “Interest Period” so as to permit intervals in excess of six months without regard to availability to all Lenders, without the written consent of each Lender directly affected thereby;
(h)amend, waive or otherwise modify Section 7.14 or any definition related thereto (solely in respect of the use of such defined terms in Section 7.14) or waive any Default or Event of Default resulting from a failure to perform or observe Section 7.14 without the written consent of the Required Facility Lenders under the applicable Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments (such Required Facility Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (h) shall not require the consent of any Lenders other than the Required Facility Lenders under the applicable Revolving Credit Facility or Facilities;
(i)waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities without the consent of the Required Revolving Credit Lenders;
(j)change the currency in which any Loan is denominated without the written consent of the Lender holding such Loans;
(k)(x) expressly subordinate the Liens securing the Facilities on all, substantially all, or a substantial portion of, the Collateral to Liens securing any other Indebtedness (including, for the avoidance of doubt, any amendment that authorizes or directs the Administrative Agent to enter into an Intercreditor Agreement that subordinates the Liens securing the Facilities on all, substantially all, or a substantial portion of, the Collateral to Liens securing any other Indebtedness) or (y) expressly subordinate the right of payment of the Obligations to the right of payment of any other Indebtedness for borrowed money (in each case, except as otherwise expressly permitted by this Agreement), in each case, without the consent of each Lender directly affected thereby; or
(l)amend, waive or otherwise modify any other provision of this Agreement or the other Loan Documents in a manner that creates a materially disadvantaged Class or otherwise materially adversely affects a Class, in each case disproportionally relative to other Classes, without the written consent of the Required Lenders with respect to such Class determined in a manner consistent with the definition of “Required Facility Lenders” (as if such Class constituted a Facility for purposes of such definition);
provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent (or any former Administrative Agent) in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent (or such former Administrative Agent, as the case may be) under this Agreement or any other Loan Document;(iii) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) any amendment, waiver or consent that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Lead Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders was the only Class of Lenders hereunder at the time. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the

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Exhibit 10.8
Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding Indebtedness permitted pursuant to Section 7.03, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Dollar Term Loans, the Euro Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Lead Borrower without the need to obtain the consent of any other Lender if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof if such amendment is delivered in order (x) to correct or cure ambiguities, errors, omissions or, defects, (y) to effect administrative changes of a technical or immaterial nature or (z) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document. Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

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Exhibit 10.8
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrowers and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, Refinancing Amendment in accordance with Section 2.19 and Extension Agreement in accordance with Section 2.16 or 2.18 and such Incremental Amendments, Refinancing Amendments and Extension Agreement shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.
Notices and Other Communications; Facsimile Copies.
(m)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrowers, the Administrative Agent or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Lead Borrower, the Administrative Agent and the L/C Issuers.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent and to any L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(n)Electronic Execution of Assignments and Certain Other Documents. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of

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Exhibit 10.8
records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any electronic signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such electronic signature purportedly given by or on behalf of the applicable Borrower without further verification thereof and without any obligation to review the appearance or form of any such electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and such Borrower, any electronic signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages, liabilities or expenses of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of electronic signature and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, liabilities or expenses of any kind arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any electronic signature.
(o)Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Attorney Costs and Expenses. The Borrowers agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable and documented out-of-

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Exhibit 10.8
pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Latham & Watkins LLP and one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Arrangers and one local counsel in each applicable jurisdiction). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other (reasonable, in the case of Section 10.04(a)) and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
Indemnification by the Borrowers and Limitation on Liability.
(a)Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Arranger, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the

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Exhibit 10.8
documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary or any other Loan Party or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) a material breach of the Loan Documents by such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction.
(b)None of the Agent-Related Persons, the Arrangers, the Lenders and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Lender-Related Persons”) shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through IntraLinks or through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, nor shall any Lender-Related Person or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by or against any Loan Party, its directors, stockholders or creditors or a Lender-Related Person or any other Person, whether or not any Lender-Related Person is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Lender-Related Person shall promptly refund such amount to the extent that there is a final and non-appealable judicial or arbitral determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the

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Exhibit 10.8
Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Bank Funding Rate.
Successors and Assigns.
(c)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) (and any other attempted assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to (x) an Eligible Assignee (other than a Defaulting Lender) or (y) the Lead Borrower in accordance with Section 10.07(l), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i); provided, however, that notwithstanding anything to the contrary, (x) no Lender may assign or transfer any of its rights or obligations hereunder to (i) any Person other than a Non-Public Lender, (ii) any Person that is a Defaulting Lender, (iii) a natural Person or (iv) the Lead Borrower or any of its Subsidiaries or Affiliates (except with respect to Term Loans pursuant to Section 2.05(a)(iv) or Section 10.07(l)), (y) subject to the provisos in clauses (b)(i)(A), (B) and (C) below, no Lender may assign any of its rights or obligations under the Revolving Credit Facility hereunder and/or no L/C Issuer may assign any of its rights or obligations with respect to the L/C Commitments hereunder without the consent of the Lead Borrower (not to be unreasonably withheld) and (z) Goldman Sachs Bank USA may assign its Loans and/or Commitments hereunder to Goldman Sachs Lending Partners LLC without the consent of or notice to any other Person. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(d)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
the Lead Borrower, provided that (x) the Borrower shall be deemed to have consented to an assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (y) the Borrower shall be deemed to have consented to an assignment of all or a portion of the Revolving Credit Commitments

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Exhibit 10.8
unless it shall have objected thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof; provided further that no consent of the Lead Borrower shall be required (i) for an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) for an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender, (iii) for an assignment related to the L/C Commitments to an L/C Issuer or an Affiliate of an L/C Issuer or (iv) if an Event of Default under Section 8.01(a) or, solely with respect to the Lead Borrower, Section 8.01(f) or (g) has occurred and is continuing;
the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (i) all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund, (ii) any Revolving Credit Commitment to an Affiliate of a Revolving Credit Lender or to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Credit Commitment immediately prior to giving effect to such assignment, (iii) any L/C Commitments to another L/C Issuer or an Affiliate of an L/C Issuer or (iv) all or a portion of the Loans pursuant to Section 10.07(l); and
each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for (i) any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or (ii) any assignment of L/C Commitments to another L/C Issuer or to an Affiliate of an L/C Issuer.
(i)Assignments shall be subject to the following additional conditions:
except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility) or $1,000,000 (in the case of a Term Loan) unless the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, unless waived by the Administrative Agent; and
other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

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Exhibit 10.8
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(e)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, other than in connection with an assignment pursuant to Section 10.07(l), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
(f)The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and each notice of cancellation of any Loans delivered by the Lead Borrower to the Administrative Agent pursuant to Section 10.07(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(g)Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall

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Exhibit 10.8
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 10.15), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(h)A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.
(i)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(j)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(k)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without

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Exhibit 10.8
prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(l)Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(m)Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to the Lead Borrower and the Lenders, resign as an L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified, in consultation with the Lead Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
(n)Any Lender may, so long as no Default or Event of Default has occurred and is continuing or would result from such assignment, and no proceeds of Revolving Credit Borrowings are applied to fund the consideration for any such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Lead Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(iv) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Lead Borrower shall be deemed automatically immediately cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Lead Borrower and (C) the Lead Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.
Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), (i) to any pledgee referred to in Section 10.07(h) or 10.07(j), counterparty to a Swap Contract or other

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Exhibit 10.8
transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement, the other Loan Documents or payments hereunder, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) to any prospective or actual credit insurance providers with respect to the Borrowers and the Obligations; (f) with the written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Arrangers, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or its Affiliates (so long as such source is not known to the Administrative Agent, the Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions or (k) to the extent that preventing that disclosure would otherwise cause any transaction contemplated by this Agreement or any transaction carried out in connection with the transaction contemplated by this Agreement to become an arrangement described in Part II A 1 of Annex IV of the Council Directive 2011/16/EU (“DAC6”). For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to, the Lead Borrower or any of its Subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Lead Borrower or any other Loan Party, any such notice being waived by the Lead Borrower (on its own behalf and on behalf of each other Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C

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Exhibit 10.8
Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or such L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing to such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of the Borrower. Each Lender and L/C Issuer agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have. Notwithstanding the foregoing, no amounts set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Lead Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic submission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic submission be confirmed by a manually signed original thereof;

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Exhibit 10.8
provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic submission.
Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Tax Forms.
(a)(i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent, on or prior to the time it becomes party to this Agreement and at the time or times reasonably requested by the Lead Borrower or Administrative Agent, two duly signed, properly completed copies of either IRS Form W-8BEN, IRS Form W-8BEN-E or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Lead Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Lead Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Lead Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such

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Exhibit 10.8
an exemption under Section 881(c) of the Code, a certificate in the form of Exhibit L-1, L-2, L-3 and L-4, as applicable, that establishes in writing to the Lead Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Lead Borrower with the meaning of Section 881(c)(3)(C) of the Code. Thereafter and from time to time, each such Foreign Lender shall, to the extent it may lawfully do so, (A) promptly submit to the Lead Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Lead Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of all payments to be made to such Foreign Lender by the Lead Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Lead Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Lead Borrower or the Administrative Agent, and (B) promptly notify the Lead Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.
(ii)Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents, shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times reasonably requested by the Lead Borrower or the Administrative Agent, (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.
(i)The Borrowers shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a) or 10.15(c), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b) or 10.15(c); provided that (i) if

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Exhibit 10.8
such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of Section 10.15(a)(ii) have not been satisfied if such Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents.
(ii)The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.
(b)Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Lead Borrower two duly signed, properly completed copies of IRS Form W-9, or any successor thereto, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax (i) on or about the date on which such Lender becomes a Lender under this Agreement, (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Lead Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Lead Borrower or the Administrative Agent. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.
(c)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.15, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(d)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
GOVERNING LAW.
(e)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY DISPUTE, CONTROVERSY, CLAIM OR COUNTERCLAIM (WHETHER IN CONTACT, TORT OR OTHERWISE AND IN EQUITY OR AT LAW) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SUCH LOAN DOCUMENT).

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Exhibit 10.8
(f) ANY LEGAL ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE ADN IN EQUITY OR AT LAW) ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND UNLESS OTHERWISE EXPRESSLY PROVIDED IN SUCH LOAN DOCUMENT, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. THE BORROWERS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. NOTWITHSTANDING THE FOREGOING, NOTHING IN ANY LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHTS UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL IN ANY OTHER FORUM IN WHICH COLLATERAL IS LOCATED OR RELATING TO ANY LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(g)If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other deed, agreement or document referred to in this Agreement or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other Parties that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of that attorney's authority shall be governed by Dutch law.
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE ADN IN EQUITY OR AT LAW) ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR

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Exhibit 10.8
TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent shall have been notified by each Lender and L/C Issuer that such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and L/C Issuer and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
[Reserved].
Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA PATRIOT Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Agent for Service of Process. The Co-Borrower hereby irrevocably designates, appoints and empowers the Lead Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of process in New York City of any and all legal process, summons, notices and documents that may be served in any such action or proceeding. The Lead Borrower agrees that promptly following request by the Administrative Agent it shall cause each Material Foreign Subsidiary and any Restricted Subsidiary (other than a Domestic Subsidiary) for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive

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Exhibit 10.8
service of process in New York City on behalf of such Material Foreign Subsidiary or Restricted Subsidiary.
Joint and Several Obligations. Notwithstanding anything to the contrary herein, each of the Lead Borrower and the Co-Borrower shall be jointly and severally liable for all of the Obligations of each of them hereunder and under the other Loan Documents, the agreements in respect of Cash Management Obligations, the Bilateral L/Cs, the Third Party Bilateral L/Cs and the Secured Hedge Agreements in consideration of the financial accommodation to be provided by the Lenders, the L/C Issuers, any Agent, Arranger or Lender or any Affiliate of any of the foregoing under this Agreement, the other Loan Documents, the agreements in respect of Cash Management Obligations, the Bilateral L/Cs, the Third Party Bilateral L/Cs and the Secured Hedge Agreements, for the mutual benefit, directly and indirectly, of the Borrowers and in consideration of the undertakings of each Borrower to accept joint and several liability for the Borrowers. Each Borrower jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction between them. If and to the extent that either Borrower shall fail to make any payment with respect to any Obligation as and when due or to perform any Obligation in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation. The obligations of each Borrower under the provisions of this Section 10.23 constitute full recourse obligations of each Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
Except as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by applicable Laws, notice of acceptance of its joint and several liability. Except as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by Law, notice of any Loan made under this Agreement, notice of occurrence of any Default or Event of Default or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby, to the extent permitted by applicable Laws, consents to and waives notice of any extension or postponement of the time for the payment of any Obligation, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any Obligation or the addition, substitution or release, in whole or in part, of any Borrower or Guarantor. Without limiting the generality of the foregoing, each Borrower consents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable Laws

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Exhibit 10.8
or regulations thereunder which might, but for the provisions of this Section 10.23, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its obligations under this Section 10.23, it being the intention of each Borrower that, so long as any Obligation remains unsatisfied, the obligations of each Borrower under this Section 10.23 shall not be discharged except by performance or payment and then only to the extent of such performance or payment. The obligations of each Borrower under this Section 10.23 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Lender. The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.
The provisions of this Section 10.23 are made solely for the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, and may be enforced by any such Person from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any other Secured Party first to marshal any of its claims or to exercise any of its rights against any Borrower or to exhaust any remedies available to it against each Borrower or to resort to any other source or means of obtaining payment of any Obligation or to elect any other remedy. If at any time, any payment, or any part thereof, made in respect of any Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 10.23 will forthwith be reinstated in effect, as though such payment had not been made.
Notwithstanding any provision to the contrary contained herein or in any other Loan Document, to the extent the joint and several obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Laws), after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Loan Party under applicable Law.
Cross-Guaranty. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.24 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.24 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified

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Exhibit 10.8
ECP Guarantor under this Section 10.24 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 10.24 constitute, and this Section 10.24 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.
No Fiduciary Duty. Each Agent, each Arranger, each Lender, each L/C Issuer and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to such Loan Party in connection with such transaction or the process leading thereto.
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If

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Exhibit 10.8
the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Lead Borrower (or to any other Person who may be entitled thereto under applicable Law).
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(h)the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(i)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the

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Exhibit 10.8
event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ORGANON & CO., as the Lead Borrower
By:
Name:
Title:

ORGANON FOREIGN DEBT CO-ISSUER B.V., as the Co-Borrower

By:
Name:
Title:

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